Exhibit 99.1

PATHFINDER

PATHFINDER

DISCLAIMER AND IMPORTANT NOTICE

This document, which comprises a draft admission document, has been issued by, and is the sole responsibility of, CardioVascular BioTherapeutics, Inc (hereafter referred to as “CVBT” or the “Company”) in connection with the proposed placing (the “Placing”) of common shares in the capital of CVBT (“Common Shares”) and the proposed application for admission (“Admission”) of the whole of the Common share capital of CVBT, issued and to be issued, to trading on the Alternative Investment Market of the London Stock Exchange plc (“AIM”). The information in this document, which is in draft form and incomplete, is subject to updating, completion, revision, verification and amendment. In particular, this document refers to certain events as having occurred which have not occurred at the date it is made available but which are expected to occur prior to publication of this document in its final form.

This document has not been approved by London Stock Exchange plc or any investment exchange or other regulatory authority, nor is it intended that the final version of this document will be so approved. This document does not constitute, or form part of, any offer or invitation to sell, allot or issue or any solicitation of any offer to purchase or subscribe for any securities, nor shall it (or any part of it) or the fact of its distribution form the basis of, or be relied upon in connection with, or act as any inducement to enter into, any contract or commitment with respect to securities.

Recipients of this document who are considering acquiring Common Shares following publication of this document are reminded that any such purchase or subscription must be made only on the basis of the information contained in this document in its final form relating to CVBT, which may be different from the information contained in this document. No reliance may be placed for any purpose whatsoever on the information or opinions contained in this document or on its completeness, accuracy or fairness thereof.

No undertaking, representation, warranty or other assurance, express or implied, is made or given by or on behalf of CVBT or Zimmerman Adams International Limited (“Zimmermann Adams”), or any of their respective directors, officers, partners, employees, agents or advisers or any other person as to the accuracy or completeness of the information or opinions contained in this document and to the extent permitted by law no responsibility or liability is accepted by any of them for any such information or opinions. Notwithstanding the aforesaid, nothing in this paragraph shall exclude liability for any undertaking, representation, warranty or other assurance made fraudulently.

Zimmermann Adams, which is authorised and regulated by the Financial Services Authority, is acting as nominated adviser and broker to CVBT and no one else in connection with the proposed Placing and Admission. Its responsibilities as CVBT’s Nominated Adviser under the AIM Rules will be owed solely to London Stock Exchange plc and not to CVBT or to any of its directors or any other person in respect of a decision to subscribe for or acquire Common Shares in CVBT in reliance on the admission document relating to CVBT in its final form. Zimmermann Adams has not authorised the contents of, or any part of, this document and no representation or warranty, express or implied, is made by Zimmermann Adams as to any of its contents. In relation to the proposed Placing and Admission, Zimmermann Adams is advising CVBT and no one else (whether or not a recipient of this document), and will not be responsible to anyone other than CVBT for providing the protections afforded to customers of Zimmermann Adams, nor for providing advice in relation to the Placing.

This document should not be distributed, published, reproduced or otherwise made available in whole or in part by recipients to any other person and, in particular, should not be distributed to persons with an address in the United States of America, Australia, the Republic of South Africa, the Republic of Ireland, Japan or Canada or in any other country outside the United Kingdom where such distribution may lead to a breach of any legal or regulatory requirement.

This document contains forward looking statements, including, without limitation, statements containing the words “believe”, “anticipated”, “expect” and similar expressions. Such forward looking statements involve unknown risk, uncertainties and other factors which may cause the actual results, financial condition, performance or achievement of CVBT, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in “Risk Factors” set out in Part II of this document. Given these uncertainties, prospective investors are cautioned not to place any undue reliance on such forward looking statements. CVBT disclaims any obligation to update any such forward looking statements in this document to reflect future events or developments.

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the contents of this document or the action that you should take, you should immediately consult your stockbroker, bank manager, solicitor, accountant or other independent professional adviser authorised under the Financial Services and Markets Act 2000 (“FSMA”) who specialises in advising on the acquisition of shares and other securities. An investment in the Company involves a significant degree of risk and may not be suitable for all recipients of this document. Investors should consider carefully the risk factors which are set out in Part II of this document.

The Company and the Directors, whose names are set out on page 8 of this document, accept individual and collective responsibility for the information contained in this document and compliance with the AIM Rules. To the best of the knowledge of the Company and the Directors, who have taken all reasonable care to ensure that such is the case, the information contained in this document is in accordance with the facts and contains no omission likely to affect its import.

This document, which comprises an AIM admission document drawn up in accordance with the AIM Rules, has been issued in connection with the proposed admission of the enlarged capital issued and outstanding Common Shares of the Company to trading on AIM. This document does not contain an offer or constitute any part of an offer to the public within the meaning of section 85 of the FSMA or otherwise. This document is not an approved prospectus for the purposes of the said section 85 of FSMA and a copy of it has not been, and will not be, delivered to the UK Listing Authority in accordance with the Prospectus Rules or delivered to or approved by any other authority which could be a competent authority for the purposes of the Prospectus Directive.

Application has been made for admission of the enlarged Common Share capital to trading on AIM, a market operated by London Stock Exchange plc. It is expected that admission will become effective and that dealings will commence on • 2007. AIM is a market designed primarily for emerging or smaller companies to which a higher investment risk tends to be attached than to larger or more established companies. AIM securities are not admitted to the Official List of the United Kingdom Listing Authority. A prospective investor should be aware of the risks of investing in such companies and should make the decision to invest only after careful consideration and, if appropriate, consultation with an independent financial adviser. Neither London Stock Exchange plc nor the UK Listing Authority has itself examined or approved the contents of this document. Each AIM company is required pursuant to the AIM Rules for Companies to have a nominated adviser. The nominated adviser is required to make a declaration to the London Stock Exchange on admission in the form set out in Schedule Two to the AIM Rules for Nominated Advisers. The Common Shares are admitted to dealing in the USA on the Over The Counter Bulletin Board. They are not dealt in on any other recognised investment exchange.

An investment in CardioVascular BioTherapeutics, Inc. may not be suitable for all recipients of this document. Any such investment is speculative and involves a higher than normal degree of risk. Prospective investors should read the whole of this document and carefully consider whether an investment in the Company is suitable for them in light of their circumstances and the financial resources available to them. The attention of prospective investors is drawn in particular to the section entitled “Risk Factors” set out in Part II of this document.

CARDIOVASCULARBIOTHERAPEUTICS, INC.

(Incorporated and registered in the State of Delaware, USA with registered number 2869979)

Placing of up to • new Common Shares at $• per share

and

ADMISSION TO TRADING ON AIM

Nominated Adviser and Broker

ZIMMERMAN ADAMS INTERNATIONAL LIMITED

Common Share capital on Admission

Authorised			Issued and fully paid
Number	Amount		Number	Amount
xx,000,000	$	xxx,000	xx,xxx,xxx	$	xx,xxx

All of the Common Shares will, upon Admission, rank equally in all respects, including the right to receive all dividends or other distributions thereafter declared, made or paid.

Zimmerman Adams International Limited, which is authorised and regulated in the United Kingdom by the FSA, is acting as nominated adviser and broker to the Company (for the purpose of the AIM Rules) and is not acting for any other person in connection with the Placing and Admission and will not be responsible to anyone other than the Company for providing the protections afforded to clients of ZAI or for providing advice in relation to the Placing. ZAI’s responsibilities as the Company’s nominated adviser and broker under the AIM Rules are owed solely to London Stock Exchange plc and are not owed to the Company or to any Director or to any other person.

The distribution of this document outside the UK may be restricted by law and therefore any persons outside the UK into whose possession this document comes should inform themselves about and observe any such restrictions as to the Placing, the Placing Shares, the Existing Common Shares or the distribution of this document. Any failure to comply with such restrictions may constitute a violation of the securities laws of any jurisdiction outside of the UK. Neither the Placing Shares nor the Existing Common Shares have been or will be registered under the securities legislation of any province or territory of Canada, Australia, Japan, the Republic of Ireland or the Republic of South Africa or any other jurisdiction (save that the application for Admission has been made). Accordingly, neither the Existing Common Shares nor the Placing Shares (subject to certain exceptions) may be offered, sold or subscribed directly or indirectly in or into Australia, Canada, Japan, the Republic of Ireland, the Republic of South Africa, or to any national, citizen or resident of Australia, Canada, Japan, the Republic of South Africa or in any country, territory or possession where to do so may contravene local securities laws or regulations. The Placing Shares have not been and will not be registered under the U.S. Securities Act or under the securities legislation of any state of the United States. Accordingly, the Placing Shares may not be offered, sold or delivered directly or indirectly into the United States of America or to or for the account or benefit of any US Person (as that term is defined in Regulation S promulgated under the U.S. Securities Act) unless the Placing Shares are registered under the U.S. Securities Act or an exemption from the registration requirements of the Securities Act is available. Hedging transactions involving the Placing Shares may not be conducted unless in compliance with the U.S. Securities Act.

PLACING STATISTICS

EPIC code		[CVBT	]

ISIN number of the Existing Common Shares		US1416071017

ISIN number of the Placing Shares		•

Placing Price per Placing Share	$	xx

Number of Placing Shares being issued pursuant to the Placing(1)		x,xxx,xxx

Number of Common Shares in issue following the Placing and Admission(1)		xx,xxx,xxx

Percentage of Enlarged Share Capital subject to the Placing		xx.x per cent

Percentage of Existing Common Shares subject to the Placing		xx.x per cent

Market capitalisation of the Company at the Placing Price following the Placing(1)	$	xx.x million

Gross proceeds to be raised by the Company in the Placing(1)	$	x.x million

Estimated net proceeds of the Placing(2)	$	x.x million

Pro forma consolidated net assets of the Company (following the Placing)(1)(3)	$	xx.x million

Number of shares outstanding on a fully diluted basis following exercise of all outstanding options and conversion of all convertible loan notes(4)

Dilution factor			%

(1)	Assuming x,xxx,xxx new Common Shares being issued in the Placing at the Placing Price of xx $ per share
(2)	Net proceeds stated after deduction of fees and expenses payable by the Company, expected to be approximately $x,xxx,000
(3)	Pro forma figures extracted without material adjustment from the pro forma statement of net assets, set out in Part IV of this document
(4)	Please refer to note 8.7 of this document for further details

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

2007
Publication of this document	•
Admission and commencement of dealings	•
Despatch of definitive share certificates	by •

DEFINITIONS

The following definitions apply throughout this document, unless the context otherwise requires:

“Admission”	the admission of the Enlarged Common Share Capital to trading on AIM becoming effective in accordance with the AIM Rules

“AIM”	AIM, the market of that name operated by London Stock Exchange

“AIM Rules” or “AIM Rules for Companies”	the rules published by London Stock Exchange governing admission to and the operation of AIM, as amended from time to time

“By-Laws”	The by-laws of the Company

“Certificate of Incorporation”	The certificate of incorporation of the Company

“certificated” or “in certificated form”	a Common Share that is in paper form, not in electronic form (that is, not in CREST)

“City Code”	The City Code on Takeovers and Mergers

“Common Shares”	shares of common stock of $0.001 each in the capital of the Company

“Company”, “CVBT” or “Cardio”	CardioVascular BioTherapeutics, Inc., a corporation organised under the laws of the State of Delaware

“CREST”	the relevant system (as defined in the CREST Regulations) in respect of which CRESTCo Limited is the operator (as defined in the CREST Regulations) used to facilitate the transfer of title to shares in uncertificated form, enabling title to securities to be evidenced and transferred without a written instrument

“CREST Regulations”	the Uncertificated Securities Regulations 2001 (SI 2001 no. 3755), as amended

“Depositary”	Computershare Investor Services plc acting in its capacity as depositary pursuant to the terms of the agreement for the provision of depositary services entered into between the Company and Computershare

“DGCL”	Delaware General Corporation Law and the regulations made thereunder

“DI”	a depositary interest representing underlying Common Shares

“Directors” or “Board”	the Directors of the Company whose names are listed on page • of this document

“Enlarged Common Share Capital”	together, the Existing Common Shares and the Placing Shares

“Existing Common Shares”	The • existing Common Shares in issue as of the date of publication of this document

“FDA”	The U.S. Food and Drug Administration

“Financial Services Authority” or “FSA”	the UK Financial Services Authority

“FSMA”	the Financial Services and Markets Act 2000, as amended, including any regulations made pursuant thereto

“Lock-in Agreements”	the conditional agreements dated 25 February 2007 between the Company, ZAI and each of Daniel C. Montano, Thomas J. Stegmann, Grant Gordon, Joong Ki Baik, Wolfgang Priemer, Gary B. Abromovitz, Thomas Ingram, Robert Levin, Mickael A. Flaa and John W. (Jack) Jacobs, further details of which are set out in paragraph 10.3 of Part V of this document

“London Stock Exchange”	London Stock Exchange plc

“Official List”	the official list of the UK Listing Authority

“OTC Bulletin Board”	the Over The Counter Bulletin Board quotation medium that securities dealers may use in the U.S. to enter, update and retrieve quotation information for securities trading over-the-counter that are neither listed on NASDAQ nor on a primary national securities market

“Panel”	the Panel on Takeovers and Mergers

“Placee”	An investor to whom Placing Shares are issued pursuant to the Placing

“Placing”	the conditional placing of the Placing Shares pursuant to the Placing Agreement

“Placing Agreement”	the conditional agreement dated • February 2007 between ZAI, the Company and the Directors relating to the Placing, further details of which are set out in paragraph 10.1 of Part V of this document

“Placing Price”	$ xx per Placing Share

“Placing Shares”	• new Common Shares which are the subject of the Placing

“Preferred Shares”	Shares of preferred stock in the capital of the Company of $0.001 each

“Prospectus Directive”	directive EC/809/2004 of the European Parliament and Council

“Prospectus Rules”	the rules published by the FSA governing the publication of a prospectus, as derived from the Prospectus Directive

“SEC”	the U.S. Securities and Exchange Commission; SEC

“Shareholder”	a holder of Common Shares in the Company from time to time

“$ and c”	United States dollars and cents respectively

“United Kingdom” or “UK”	the United Kingdom of Great Britain and Northern Ireland

“UK Listing Authority”	the Financial Services Authority acting in its capacity as the competent authority for purposes of Part VI of FSMA

“U.S.” or “USA”	the United States of America, including its territories and possessions, any state of the United States and the District of Columbia

“U.S. Securities Act”	the United States Securities Act of 1933, as amended

“U.S. Williams Act”	the Williams Act of 1968, an amendment to the U.S. Securities Act of 1934 (as amended)

“ZAI”	Zimmerman Adams International Limited

GLOSSARY

Anastomoses	A vascular connection between two blood vessels

Angina	Angina pectoris is chest pain due to ischemia (a lack of blood and hence oxygen supply) of the heart muscle, generally due to obstruction or spasm of the coronary arteries (the heart’s blood vessels). Coronary artery disease, the main cause of angina, is due to atherosclerosis of the cardiac arteries

Angiogenesis	A physiological process involving the growth of new blood vessels from pre-existing vessels. This is a normal process in growth and development, as well as in wound healing.

Angiogram	X-ray film or image of the blood vessels. Angiography or arteriography is a medical imaging technique in which an X-ray picture is taken to visualize the inner opening of blood filled structures, including arteries, veins and the heart chambers

API	Active Pharmaceutical Ingredient. The substance in a drug that interacts with living organisms to produce a change in function as opposed to the components in the drug that are inert

Artery	Arteries are muscular blood vessels that carry blood away from the heart. They are contrasted with veins, which carry blood toward the heart.

Atherosclerosis	A progressive narrowing of the arteries over time that is associated with deposition of fat on the inside of the vascular walls that restricts blood flow

CABG	Coronary artery bypass graft; a surgical procedure to relieve angina and reduce the risk of death from coronary artery disease. Arteries and /or veins from elsewhere in the patient’s body are grafted from the aorta (artery originating from the left chamber of the heart) to the coronary arteries to bypass atherosclerotic narrowings and improve the blood supply to the coronary circulation supplying the heart muscle

Capillaries	The smallest of a body’s blood vessels that most closely interact with tissues

Cardiovascular	Relating to circulatory system including the heart and blood vessels

Catheter	A tube that can be inserted into a body cavity duct or vessel to allow injection of fluids

CCS classification	Canadian Cardiovascular Society classification for Angina. There are four classes of severity of angina, Class I being the least severe, Class IV being the most severe.

Coronary	The coronary circulation consists of the blood vessels that supply blood to, and remove blood from, the heart muscle itself. Although blood fills the chambers of the heart, the muscle tissue of the heart, or myocardium, is so thick that it requires coronary blood vessels to deliver blood deep into the myocardium. The vessels that supply blood high in oxygen to the myocardium are known as coronary arteries. The vessels that remove the deoxygenated blood from the heart muscle are known as cardiac veins.

Coronary Heart Disease	The end result of the accumulation of plaque within the walls of the arteries that supply the muscle of the heart.

Dermal ulcer	A lesion of the skin, which includes loss of tissue that can be the consequence with diabetes, atherosclerosis, venous hypertension or sustained pressure associated with immobility

Ischemia	A restriction in blood supply, typically the consequence of inadequate delivery of blood to a tissue resulting in dysfunction

IND application	Investigational New Drug application

Intermittent claudication	Pain in the legs during exercise or walking but not at rest, which occurs as a result of decreased oxygen supply that often indicates peripheral atherosclerosis

FGF	Fibroblast growth factors, or FGFs, are proteins and are a family of growth factors involved in wound healing and embryonic development. These are structurally related signalling molecules that govern basic cellular activities and coordinate cell actions.

FGF-1	Fibroblast growth factor 1. FGF-1, also referred to as “acidic fibroblast growth factor”, is a protein and is a member of the fibroblast growth factor family.

FGF-1141	The molecule of FGF-1 that CardioVascular BioTherapeutics, Inc. (the “Company”) uses as the API in its drug candidates contains 141 amino acid chains, hence the subscript “141”, and is sometimes simply referred to generally as “FGF-1”.

Lesion	Any abnormal tissue found on or in an organism, usually damaged by disease or trauma

Mini-thoracotomy	A small incision into the chest between two ribs to allow surgical access to organs such as the heart

Percutaneous Coronary Intervention (“PCI”)	Introduction of a cardiac catheter through the skin and into a peripheral artery to allow access to the heart, which is often used to access and/or treat coronary artery disease

Perfusion	The flood of blood through the capillary system, which provides nutrients including oxygen to tissues and removal of metabolic by-products

Phase I	The initial trial of human drug testing to establish the feasibility of a dosing route and to determine systemic exposure and safety as a function of time and dose level

Phase II	The second stage of testing a drug in humans that is designed to assess efficacy and/or activities associated with efficacy

Phase III	The third state of testing a drug in humans that is usually a large scale, multi-centre, comparative trial conducted with patients afflicted with a target disease in order to provide enough data to demonstrate with substantial evidence the efficacy and safety the FDA requires

SPECT scan	Single photon emission computer tomography, a medical imaging technique in which an injected radioactive agent is administered to obtain information about the relative blood flow and metabolic function within different regions of tissues such as the heart

Statistically significant	In the scientific and medical research communities, the term statistically significant means that the results observed in a particular experimental test are unlikely to have occurred by chance. Typically the probability that the observed result occurred by chance is expressed as a P-value. Conventionally, P-values of less than 0.05 are considered statistically significant. Thus, if the blood vessel growth in the German clinical tests had reflected P-values of greater than 0.05, the growth would have been deemed to be statistically insignificant. As a test’s P-value decreases below 0.05, the more statistically significant the result is deemed to be in the scientific and medical research communities.

Ulcer	Open sore of the skin, eyes or mucous membrane, often caused, but not exclusively, by an initial abrasion and generally maintained by an inflammation, an infection, and/or medical conditions that impede healing

Vascular	Means “related to blood vessels,” which are part of the Circulatory system, and refers to tube-like structures

Venous stasis	A type of dermal ulcer commonly caused by chronic suboptimal return of blood through the venous system back to the heart that can be the consequence of blocked veins or compromised venous valve function in the legs resulting in local microvascular hypertension and fluid seepage culminating in dermal and epidermal erosion

DIRECTORS, SECRETARY AND ADVISERS

Directors

Mr. Daniel C. Montano (Chairman of the Board, Co-President, Chief Executive Officer and Co-Founder)

Mr. Grant Gordon (Director, Vice Chairman and Co-Founder)

Thomas Stegmann, M.D. (Executive Director, Co-President, Chief Medical Officer and Co-Founder)

Mr. Mickael A. Flaa (Executive Director, Chief Financial Officer and Vice President)

Wolfgang Priemer, Ph.D. ( Director and Co-Founder)

Mr. John (Jack) W. Jacobs (Executive Director, Chief Scientific Officer, Chief Operating Officer, Vice President)

Mr. Thomas L. Ingram (Non-executive Director, Independent)

Mr. Robert Levin (Non-executive Director, Independent )

Mr. Gary B. Abromovitz (Non-executive Director, Independent)

Mr. Joong Ki Baik (Director)

Company Secretary	Ms. Judy S. Pelton

Registered Office	World Wide Incorporators 1308 Delaware Avenue Wilmington Delaware 19806 USA

Principal place of business	1635 Village Center Circle Suite 250, Las Vegas Clark County Nevada 89134 USA

Nominated Adviser and Broker	Zimmerman Adams International Limited New Broad Street House 35 New Broad Street London EC2M 1NH United Kingdom

Reporting Accountants	Baker Tilly International 2 Bloomsbury Street London WC1B 3ST United Kingdom

Solicitors to the Company as to English law	Faegre & Benson LLP 7 Pilgrim Street London EC4V 6LB United Kingdom

Attorneys to the Company as to U.S. law	Lord Bissell & Brook, LLP 300 S. Grand Ave. 8th Floor Los Angeles, California 90071 USA

Solicitors to the Nominated Adviser and Broker	SJ Berwin LLP 10 Queen Street Place London EC4R 1BE United Kingdom

Registrars and Paying Agents	Computershare Investor Services (Channel Islands) Ltd Ordnance House 31 Pier Road St Helier Jersey JE4 8PW Channel Islands

Depositary	Computershare Investor Services plc PO Box 82 The Pavilions Bridgwater House Bristol BS99 7NH United Kingdom

PART I

THE COMPANY AND ITS BUSINESS ACTIVITIES

Overview

The Company, established in 1998 as a Delaware corporation, is a biopharmaceutical company focused on developing new drugs for the treatment of cardiovascular diseases where the growth of new blood vessels can improve the outcome for patients. The active pharmaceutical ingredient (“API”) in the Company’s drug candidates is FGF (formerly called Cardio Vascu-Grow™), which is a protein and is a member of the fibroblast growth factor family. It facilitates the growth of new blood vessels in the heart and other tissues and organs with an impaired vascular system, a process referred to in the scientific community as “angiogenesis.”

In 1994, 1995 and 1998, Dr. Stegmann, a co-founder of the Company, tested a protein drug candidate with the same API. A total of 40 patients were treated with a drug containing FGF-1. Pre-clinical work by the Company and others has shown that when FGF-1141 is injected into the hearts of animals with experimentally induced heart disease, new blood vessels grow in the injected areas. FGF represents a novel way to circumvent clogged arteries in patients with heart disease. Dr. Stegmann has granted to the Company an irrevocable exclusive perpetual right to use, modify, add to, practise and sell the results of his German clinical trials. Dr. Stegmann will receive a one per cent. royalty on all sales of drugs formulated with FGF-1141 until December 31, 2013. The Company has ongoing FDA-authorized clinical trials in the medical indications of severe coronary heart disease (“CHD”), peripheral artery disease (“PAD”) and impaired wound healing.

The Company was admitted to trading on the OTC Bulletin Board on 10 March 2005.

Market Opportunity

According to the American Heart Association 2007 Update, coronary heart diseases account for more deaths than any other single cause or group of causes in the United States. The American Heart Association 2007 Update indicates that cardiovascular disease as the underlying cause of death accounted for 36.3 per cent. of deaths in 2004 in the United States. The Company is working on the following drug candidates with FGF-1141 as the API:

FDA-authorised clinical trials:

Drug Candidate	Indication
• CVBT-141A	Severe Coronary Heart Disease (“CHD”)—surgical delivery
• CVBT-141B	Dermal Ulcers(Wound Healing)
• CVBT-141C	Peripheral Artery Disease (“PAD”)

Proof of Concept clinical trials:

Drug Candidate	Indication
• CVBT-141D	Disc Ischemia

Pre-Clinical Research and Development:

Drug Candidate	Indication
• CVBT-141E	Lumbar Ischemia
• CVBT-141H	CHD – injection catheter delivery

Drug Candidate CVBT-141A for CHD—surgical delivery

In August 2004 the Company was authorized to proceed with a Phase I clinical trial in CHD. All patients have been enrolled and treated as of October 31 2006. A full study report for this trial will be submitted to the FDA. A Phase II clinical trial protocol is being drafted with input from Kendle, Inc., the clinical contract research organization that will carry out the Company’s multi-site, international Phase II trial, including clinical sites in the European Union (“EU”).

Drug Candidate CVBT-141B for Dermal Ulcers

The market for wound healing includes diabetic, bedridden and elderly patients that suffer from wounds, open sores and diabetic ulcers. According to the U.S. Healthcare Financing Administration (also known as Centers for Medicine and Medicaid Services or “CMS”), approximately 3.0 to 5.0 million patients a year suffer from these diseases. Annual treatment costs in the United States alone are estimated in the range of $5-7 Billion. The Company’s Investigational New Drug (“IND”) Application to the FDA has been allowed, and the Company has commenced a Phase I clinical trial in patients with diabetes or venous stasis ulcers.

Drug Candidate CVBT-141C for PAD

Peripheral Artery Disease (PAD) is a disease in which the arteries of the leg become blocked, leading, in many cases, to intense pain and suffering for these patients. FGF-1141 has proven to be a potent stimulator for increased collateral vessels in affected areas of the legs of rabbits, thereby providing blood perfusion to the leg. In its most severe form, PAD can lead to tissue loss and gangrene, which, for patients, particularly those suffering from diabetes, results in amputation of the limb. According to the American Heart Association’s 2007 report, there are about 8 million Americans suffering from PAD. The Company has received authorisation from the FDA to initiate a Phase I safety trial in patients with intermittent claudication, a form of PAD.

Scientific Overview

The first clinical study using FGF was performed by the Company’s co-founder Dr. Thomas Stegmann and his colleagues from 1995 to 1997 in Fulda, Germany. A drug containing FGF was injected directly into the wall of the heart of 20 patients with coronary artery disease. These patients also received a coronary by-pass procedure (“CABG”) on other affected arteries. A control group of 20 patients received by-pass surgery together with doses of inactive FGF-1. The patients treated with FGF showed a significant increase in localized blood vessel growth at the site of injection and, importantly, these vessels persisted when examined at a three year follow-up examination. The blood vessel growth was determined to be statistically significant over the control group at both six months (P-value less than 0.005) and three years (P-value less than 0.005) following injection of FGF.

The amount of blood vessel growth in the heart muscle was determined by angiograms. New blood vessel growth was measured through digital photographic analysis.

In a second clinical trial that included 20 patients with three vessel coronary disease and/or CABG, FGF-1 was administered through a mini-thoracotomy as the sole therapy. This study was published in 2000 and the results demonstrated both safety and improved functional status of the patients. Patients showed improvement of myocardial perfusion demonstrated by SPECT scans under rest as well as under stress conditions. Sixteen patients showed improvement in their maximum working capacity. 90 per cent. of patients showed improvement in their CCS-classification of at least one class.

Although both studies in Germany and the Phase I U.S. trial reached their clinical endpoints, and no significant adverse safety events attributable to the drug were observed, such studies involved a limited patient population. The results of these German studies were published in peer reviewed cardiology journals. While the results of these early studies were encouraging there is no assurance that the FDA will approve CVBT-141A for commercial use.

Research and Development

The Company’s research and development is focused on developing new drug candidates in which FGF-1141 is the API for the treatment of cardiovascular diseases where the growth of new blood vessels can improve the outcome for patients with these diseases. The Company conducts research to identify and evaluate medical indications that may benefit from its drug candidates. When, in the Company’s opinion, the evidence and results of its research warrant, a potential new drug candidate is graduated from research to development. Each drug candidate follows a similar development pathway in accordance with the process mandated by the FDA. The first step is animal studies. The Company looks for the correct biological response of drug candidates using FGF-1141 in animal models of cardiovascular disease. Toxicity studies are also performed where the Company looks for any expected or unexpected side effects of its candidates compared to similar products on the market, if such products exist. Then a clinical development program is initiated, which commences with the submission of an IND application to the FDA. Human studies may begin once the FDA allows the IND to proceed. With each protein product in development, the Company works with the FDA on a case-by-case basis to determine the extent of clinical testing to perform.

The Company’s clinical research and development projects to date include:

A. Clinical Development

(i) Severe Coronary Heart Disease. The Company has completed the enrolment and treatment of all patients specified in its Phase I clinical trial protocol. A total of 21 patients were treated at six participating U.S. medical centres that were managed by the Company’s contracted clinical research organization. A full study report for this trial will be submitted to the FDA.

The Company filed a report with the FDA listing all adverse events or other safety issues observed in this trial up to and including the 12 week follow-up visit of all patients who participated in this trial. The Company has finalised the development of a clinical protocol for its Phase II study, where the Company will test CVBT-141A in an expanded patient population in both U.S. and foreign clinical trial sites. The Company has chosen a clinical research organization, Kendle, to oversee and manage this Phase II trial.

(ii) Wound Healing. The Company has been authorized by the FDA to conduct clinical testing of its wound healing drug candidate, CVBT-141B, for diabetic foot ulcers or venous stasis leg wounds. A Phase I study in which eight patients will receive either a low or a high dose application of the Company’s wound healing drug candidate has been initiated at two clinical sites located in the Pittsburgh area. To date, 3 patients have been dosed. Previously, the Company completed animal studies that demonstrated that CVBT-141B was a safe and efficacious agent in healing wounds in diabetic mice. In addition, it was demonstrated that little, if any, of the Company’s wound healing drug candidate was absorbed into the blood stream after topical application to the wound surface. Similar absorption studies are being conducted in the patients studied in the Company’s Phase I clinical trial.

(iii) Peripheral Artery Disease. Lower extremity Peripheral Artery Disease (PAD) occurs in the blood vessels of the legs and feet. PAD is a progressive disease that involves the hardening and narrowing of the arteries due to a gradual build up of plaque, called artherosclerosis. PAD of the lower extremities is a major cause of diminished ability to walk called intermittent claudication, and advanced cases can lead to leg amputation. PAD in the U.S. affects about 8 million patients. An area of research the Company is exploring is growing new blood vessels with CVBT-141C that may improve the blood supply to the legs and feet to decrease pain and prevent tissue loss. The Company is collaborating with a research institute, American Cardiovascular Research Institute (ACRI), that conducted an animal efficacy study for PAD. Injections of the drug candidate were given 3 times a week for a 2-week period into the ischemic leg of rabbits. Results from these studies demonstrated that the drug candidate caused increased iliac artery blood flow and collateral vessel density and microvascular development in the legs of the treated animals. Toxicity studies to support an IND application to the FDA have been completed. In addition, a clinical protocol for a PAD Phase I study in PAD patients has been prepared and was submitted to the FDA for their review in July 2006. The Company has received FDA authorization to initiate its Phase I clinical trial in PAD patients suffering from intermittent. Colorado Prevention Center (“CPC”) will be the contracted clinical research organisation (“CRO”) that will manage this trial.

(iv) Proof of Concept Clinical Trials in Chronic Back Pain

Disc Ischemia. One aspect of the Company’s clinical program in patients with chronic back pain is to examine the role, if any, that vascular diffusion of the interspinal discs plays in causing back pain. The Company has contracted Vance Gardner, M.D., a noted orthopaedic surgeon to lead the Company’s efforts in this area. The Company has contracted with the Orthopaedic Education and Research Institute of Southern California, of which Dr. Garner is the executive director, to perform a clinical study on approximately 50 patients who reached a point in their treatment where surgery is the suggested option. After institutional review board (IRB) approval of the final protocol, this study referred to above will commence. The study will involve the use of MRI to examine discs for signs of underperfusion, and determine whether a lack of blood flow to one or more discs is a consistent finding in patients with chronic back pain and disc degeneration. The Company intends to use drug candidate CVBT-141D with FGF-1141 as the API for this indication.

Lumbar Ischemia. Chronic back pain has recently been linked in published reports to blockage of arteries vessels supplying the lower back, leading to a condition referred to as lumbar ischemia. In August 2005 the Company signed a collaborative research and development agreement with the global clinical contract research organization, bioRASI, which is a part of The Russian Academy of Science. The Company performed animal toxicity studies to support the safety of its lumbar ischemia drug candidate CVBT-141E for this proof of concept clinical trial. The Company initiated a Phase I clinical trial in Russia and Serbia in 2006 to test whether CVBT-141E, can successfully treat chronic back pain. The Company has completed animal toxicity studies to support the safety of CVBT-141E for this proof of concept clinical trial. Clinical protocols were submitted to the regulatory authorities in Russia and Serbia which have authorized the start of this clinical study in which 32 patients (four groups of 8 patients each) will receive 4 increasing doses of CVBT-141E. The patients will be followed for a decrease in back pain, as determined by standardized back pain questionnaires, as well as increased blood perfusion into their lower back muscles as assessed by magnetic resonance imaging (MRI). The first patient was treated in December 2006 and enrolment of all patients is expected to be completed in 2007. If the results of the proof of concept clinical trial in Russia and Serbia are positive, the Company plans to file an IND application with the FDA to allow a Phase I human trial to begin in chronic back pain patients in the U.S.

B. Pre-Clinical Research and Development

The Company is continuing its research to identify and evaluate other diseases that may benefit from the Company’s drug candidates. The results of such research, together with the Company’s evaluation of the market potential for such applications, will determine whether a new drug candidate is graduated from research to development.

Injection Catheter Delivery. If FGF-1141 could be delivered to CHD patients via an injection catheter, instead of the more invasive surgical procedure currently employed, the Company believes the market for FGF-1141 could increase substantially. The Company tested catheters from two separate manufacturers in a safety study in pigs performed by ACRI (American Cardiovascular Research Institute). The Company is awaiting the results of the study. One of the selected injection catheters performed well in safety test in pigs.

The Company plans to continue its research activities in relation to possible indications where its API may show efficacy that would predict therapeutic utility.

Business Strategy

According to the American Heart Association Heart Disease and Stroke Statistics 2007 Update, it is estimated that over $283 billion dollars will be spent in the U.S. on direct health care costs associated with treating and caring for patients with cardiovascular diseases and stroke in 2007. Of this total, over $47 billion is estimated to be spent on medical durables in 2007. Additionally, the cost in the U.S. of lost productivity and morbidity of patients with cardiovascular diseases and stroke is estimated in the report to total almost $149 billion in 2007. This totals approximately $432 billion of direct and indirect costs in the U.S. associated with cardiovascular diseases and stroke in 2007. The prevalence and cost of cardiovascular disease and stroke in the U.S. is growing. The Directors believe there is a significant and growing business opportunity for new drugs that can address cardiovascular diseases and stroke.

The Company will focus first on the growth of new blood vessels in patients with coronary heart disease. According to the American Heart Association Heart Disease and Stroke Statistics 2007 Update, $9.2 billion is likely to be spent on drugs that treat coronary heart disease in 2007. Existing treatments include open heart by-pass procedures, balloon angioplasty procedures to open blocked arteries, insertion of stents into blocked arteries and selected drugs including nitrates that dilate the coronary arteries. If the clinical trials continue to be successful, the Directors believe that treatment with CVBT-141A will be able to lower the overall cost of treating coronary heart disease.

The Company is researching other potential applications for FGF-1141 in humans with different types of cardiovascular disease where medical conditions other than blocked coronary arteries that are also characterized by blocked blood vessels may also be amenable to this therapy.

The Company’s goal is to become the first company to develop a viable therapeutic approach based on the formation of new blood vessels using FGF-1141

The key elements of the Company’s strategy are:

(i) Obtain Regulatory Approval of Drug Candidates

The Company’s first and primary task is to obtain FDA regulatory approval for its drug candidates. The Company will continue with its clinical trials until its new drug candidates for Severe CHD, Wound Healing, PAD and other new drug candidates are approved for commercial sale. At the same time the Company files for approval in the United States, it will file for approval in the European Union. The Company may be required to conduct additional clinical trials to obtain European approval.

Prior to the anticipated drug approval by the FDA, the Company intends to start the process to register its new drugs with the government and insurance companies’ drug registration payment system in the United States. Most drugs administered to patients in the United States are at least partially reimbursed or paid for by insurance companies, or the United States government. Thus, to achieve commercial success, a drug needs to be registered in the drug payment system to be reimbursable.

(ii) Establish Marketing, Sales and Distribution

As the Company approaches the drug registration process for each of its drug candidates, the Company intends to start implementing its marketing and sales program for the relevant drug candidates. The Company may enter into a marketing arrangement with a partner in the United States and/or Europe between now and the time of such approval, but it is currently in the process of developing an internal marketing and sales program. In that regard, the Company has entered into a distribution agreement with Cardio Phage International (“CPI”), a Bahamas corporation, to handle future distribution of the Company’s approved drugs and any other products which it might license to CPI. For further information on the relationship between CPI and the Company, please refer to paragraph 9.6(j) in the section entitled “Related Party Transactions” in Part I of this document. CPI’s territory is limited to areas other than the United States, Canada, Europe, Japan, the Republic of Korea, China and Taiwan. The Company has made no payments to, or received payments from, CPI and does not anticipate any such payments in the near future. Pursuant to this agreement, CPI is obligated to pay the Company an amount equal to 50 per cent. of its gross revenues from sales of the Company’s products after deducting CPI’s direct and certain indirect costs. This agreement has a term of 99 years. In addition, the Company has entered into an agreement with Korea Biotechnology Development Co., Ltd. (“KBDC”), an affiliated company, to commercialize, manufacture and sell the Company’s products for a period of 99 years in all of the Republic of Korea, China and Taiwan. As part of that transaction, KBDC arranged for the purchase of 8,750,000 Common Shares of the Company for $3,602,000. KBDC has also agreed to fund the regulatory approval process in Korea for any of the Company’s products. KBDC will pay a royalty to the Company equal to ten percent of its net revenues from the sale of the Company’s products.

(iii) Customer Motivation

The Company believes there are four categories of customers for its drug candidates: the patient, the patient’s doctor, the hospital, and the payer. The Company believes the payer is almost as important as the patient and his or her doctor. Other than the patient, the payer for a medical treatment can be a government agency, an insurance company, an HMO plan or a self-insured business. The Directors believe that acceptance of a new medical treatment option will succeed more rapidly with the payers’ support. Therefore, the Company plans to address the market appeal of its treatment to those who pay the bills.

Considerations that are important to the payer are quality of care and medical costs in the form of the price of drugs and services. The Company believes CVBT-141A could significantly lower the cost of treating some coronary and other vascular diseases and improve quality of care by reducing the need for more invasive cardiac or vascular surgery. The Company believes CVBT-141B could significantly improve quality of care by potentially healing wounds that other treatments may not be healing.

Facilities

The Company has signed a 7 year lease for a laboratory facility in San Diego, California. This space comprises approximately 6,768 square feet and is equipped with wet labs, chemical hoods, and a fully functional vivarium, in which small animal efficacy experiments can be performed. The rent is approximately $15,228 per month.

Manufacturing

Phage Biotechnology Corporation, an affiliated company (“Phage”), presently manufactures the Company’s pharmaceutical products in its laboratory production facility in San Diego, California, and is currently the Company’s sole source of supply. Phage has developed a proprietary manufacturing process to produce protein pharmaceutical products. To date, Phage has manufactured all the clinical doses required for the Company’s clinical trials and the Directors believe it has the manufacturing capacity to provide products for the anticipated Phase I, II and III trials. The Company is investigating other outsourced contract manufacturers as a backup to Phage should there ever be an interruption in supply or capacity issues.

The Directors believe Phage’s manufacturing operations are in compliance with regulations mandated by the FDA for Phase I and Phase II trials. However, Phage’s current or future facilities would need to be certified as a GMP facility by the FDA in order for it to begin manufacturing commercial quantities of the Company’s drug candidates for sale, and there can be no assurance that Phage’s current or future facilities would be so certified. As part of the ongoing clinical trials, the FDA reviewed documentation of Phage’s manufacturing process and quality control systems and the clinical trial was authorized to commence. The FDA will conduct a facility inspection as part of the federal regulatory approval for CVBT-141A.

Competition

Currently, the Company is not aware of anyone injecting a fibroblast growth factor protein into the wall of the heart to stimulate the growth of new blood vessels in Severe Coronary Heart Disease. There are a number of companies pursuing a gene-therapy based approach. Mytogen, Inc. acquired from GenVec, Inc. the rights to a gene therapy agent know as “Bio-bypass” and is currently conducting a Phase II trial in 126 patients in Europe. As far as the Directors are aware, results from this trial have not yet been announced. The Company is also aware of several commercial firms active in clinical research in regenerating blood flow to the heart using cell therapy. Other companies, including Sanofi-Aventis and Genzyme, have clinical programs aimed at growing new blood vessels in the legs of diabetics, again using a gene-therapy approach. In the area of wound healing, Genentech, Inc. is performing a Phase II trial in diabetic wound healing, evaluating the protein, vascular endothelial cell growth factor (“VEGF”). In addition, Johnson & Johnson has a marketed growth factor product for wound healing with the name Regranex®.

Patents and Proprietary Technology

Pursuant to an ownership and exclusive licence agreement with Phage, the Company and Phage each have an undivided half ownership interest in the U.S. and non-U.S. patent rights related to the development and commercialization of drug products containing FGF-1141 and the Company has an exclusive licence from Phage. In consideration of Phage’s assignment to the Company of a half ownership interest in the patent rights, the Company agreed to pay Phage for technical development services related to the manufacture of FGF and the formulation of the drug candidates, and to either purchase the drug candidates from Phage for 10 per cent. of the net sales price or pay Phage a royalty of 6 per cent. of the Company’s net sales price if the Company obtains the drug candidates from any other source. It is the Company’s expectation that it will acquire its drug products from Phage, although the Company is able to use another contract manufacturer or manufacture these products itself.

The Company entered into this joint ownership arrangement in order to protect the Company from any issues arising from research that may be conducted by Phage on the Company’s behalf that could have possible adverse affects on patentability of findings from this research. Under U.S. patent law, common ownership of patents and patent applications covering related developing technologies provides potential advantages related to patentability of inventions. For example, subject matter developed by Phage that qualifies as prior art only under certain provisions of the Patent Laws would not render obvious (un-patentable) a claimed invention of the Company, where the Phage-developed subject matter and the Company claimed invention were commonly owned.

Phage has granted to the Company an irrevocable and exclusive worldwide licence (including the right to sublicense to third parties) to the patents related to the development and commercialization of drug candidates containing FGF1141 in the field of any angiogenic or wound healing compositions. As a part of that agreement, Phage will provide technical development services to the Company for the development and regulatory approvals of the Company’s drug candidates, including but not limited to, lab work, testing and production of the Company’s drug candidates for clinical trials, all as directed by the Company. The Company pays Phage’s actual direct cost of service (direct, indirect and overhead costs with no profit component) for such development services.

The agreement with Phage has no termination provision and expires on the last day of the applicable patent rights involved, currently August 15, 2021, but the agreement will automatically be extended for a period equal to the expiration date of any future patent applications. During the term of the agreement, Phage and the Company are jointly responsible for filing and maintaining all patents and applications that involve FGF, including sharing related costs.

Under this arrangement, the Company has an undivided half interest in the patents and patent applications listed below (see section entitled Intellectual Property) and this includes four issued U.S. patents, one U.S. patent application that has been allowed and soon will have a patent number issued, and all foreign patent applications related to the U.S. patents and applications.

Intellectual Property Rights

Below is a list of U.S. and international patents and patent applications that have been filed or issued, and which are the subject of the joint ownership and exclusive licence agreement with Phage and which have also been used as security.

Under the agreement, future patent applications in the field of “any angiogenic or wound healing compositions vectors and host cells comprising said DNA sequences, methods of making the angiogenic or wound healing compositions, and methods of inducing angiogenesis or wound healing employing the same compositions (“the Field”) will be jointly assigned to Phage and the Company. It is not possible to say whether future applications will be granted, or to predict the scope of protection that may allowed.

Under the agreement, Phage also grants the Company a non-revocable, royalty-bearing, exclusive worldwide licence (subject to provisions regarding a licence agreement with Korea Biotechnology Development Company for Asia, which is discussed below) to all of the Phage patent rights in the Field. The Company has a right to sub-licence these rights, provided that any third party sub-licensee shall be subject to all of the Company’s obligations under certain sections of the agreement with Phage (governing patent infringement, indemnification, reports and records, and marking and standards). The license ends upon expiration of the last to expire patents.

The intellectual property included in the below application and issued patents is important to the business as it may improve CVBT’s competitive advantage.

No.	Appl. No.	Patent No.	Filing Date	Country	Title and Claim Type	Status
1	09/318,288	6,268,178	May 25, 1999	US

Phage-Dependent Super-Production Of Biologically Active Protein And Peptides

Claims to a composition of matter (an E. coli host cell with a specific plasmid lytically infected with a bacteriophage lambda)

						Issued
2	09/859,651	6,794,162	May 17, 2001	US DIV	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides Claims to methods of producing a biologically active protein using E. coli cells	Issued
3	00932819.6	1180153	May 24, 2000	AT

Phage-Dependent Super-Production Of Biologically Active Protein And Peptides

Claims to a composition of matter (an E. coli host cell with a specific plasmid lytically infected with a bacteriophage lambda) and to methods of producing a biologically active protein using E. coli cells

						Issued
4	00932819.6	1180153	May 24, 2000	BE

Phage-Dependent Super-Production Of Biologically Active Protein And Peptides

Claims to a composition of matter (an E. coli host cell with a specific plasmid lytically infected with a bacteriophage lambda) and to methods of producing a biologically active protein using E. coli cells

						Issued
5	00932819.6	1180153	May 24, 2000	CH

Phage-Dependent Super-Production Of Biologically Active Protein And Peptides

Claims to a composition of matter (an E. coli host cell with a specific plasmid lytically infected with a bacteriophage lambda) and to methods of producing a biologically active protein using E. coli cells

						Issued

No.	Appl. No.	Patent No.	Filing Date	Country	Title and Claim Type	Status
6	00932819.6	1180153	May 24, 2000	DE

Phage-Dependent Super-Production Of Biologically Active Protein And Peptides

Claims to a composition of matter (an E. coli host cell with a specific plasmid lytically infected with a bacteriophage lambda) and to methods of producing a biologically active protein using E. coli cells

						Issued
7	00932819.6	1180153	May 24, 2000	EP

Phage-Dependent Super-Production Of Biologically Active Protein And Peptides

Claims to a composition of matter (an E. coli host cell with a specific plasmid lytically infected with a bacteriophage lambda) and to methods of producing a biologically active protein using E. coli cells

						Issued
8	00932819.6	1180153	May 24, 2000	FR

Phage-Dependent Super-Production Of Biologically Active Protein And Peptides

Claims to a composition of matter (an E. coli host cell with a specific plasmid lytically infected with a bacteriophage lambda) and to methods of producing a biologically active protein using E. coli cells

						Issued
9	00932819.6	1180153	May 24, 2000	UK

Phage-Dependent Super-Production Of Biologically Active Protein And Peptides

Claims to a composition of matter (an E. coli host cell with a specific plasmid lytically infected with a bacteriophage lambda) and to methods of producing a biologically active protein using E. coli cells

						Issued
10	00932819.6	1180153	May 24, 2000	IE

Phage-Dependent Super-Production Of Biologically Active Protein And Peptides

Claims to a composition of matter (an E. coli host cell with a specific plasmid lytically infected with a bacteriophage lambda) and to methods of producing a biologically active protein using E. coli cells

						Issued
11	00932819.6	1180153	May 24, 2000	LI

Phage-Dependent Super-Production Of Biologically Active Protein And Peptides

Claims to a composition of matter (an E. coli host cell with a specific plasmid lytically infected with a bacteriophage lambda) and to methods of producing a biologically active protein using E. coli cells

						Issued
12	2000-620108		May 24, 2000	JP	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	Pending

No.	Appl. No.	Patent No.	Filing Date	Country	Title and Claim Type	Status
13	09/929,918	6,773,899	August 15, 2001	US	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides Claims to methods of producing a biologically active protein using E. coli cells	Issued
14	2001 284914	2001 284914	August 15, 2001	AU

Phage-Dependent Super-Production Of Biologically Active Protein And Peptides

Claims to methods of producing a biologically active protein using E. coli cells; claim to a composition of matter (a chemically synthesized nucleic acid having the sequence of the haFGF 155 gene)

						Issued
15	2419203		August 15, 2001	CA	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	Pending
16	01964014.3		August 15, 2001	EP	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	Pending
17	2002- 519596		August 15, 2001	JP	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	Pending
18	2003- 7002240		August 15, 2001	KR	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	Pending
19	09/929,945	6,642,026	August 15, 2001	US

Method of Producing Biologically Active Human Acidic Fibroblast Growth Factor and its Use in Promoting Angiogenesis

Claims to methods for producing a biologically active human acidic fibroblast growth factor protein using E. coli cells

						Issued
20	10/649,480	To be determined	August 27, 2003	US CIP

Method of Producing Biologically Active Human Acidic Fibroblast Growth Factor and its Use in Promoting Angiogenesis

Claims to methods for increasing cardiac efficiency of a heart by injecting a composition comprising recombinant FGF-1

						Allowed
21	2001 288256	2001 288256	August 15, 2001	AU

Method of Producing Biologically Active Human Acidic Fibroblast Growth Factor and its Use in Promoting Angiogenesis

Claims to methods of producing a biologically active fibroblast growth factor protein using E. coli cells; claim to a composition of matter (a chemically synthesized nucleic acid consisting essentially of the sequence of the haFGF 155 gene)

						Issued

No.	Appl. No.	Patent No.	Filing Date	Country	Title and Claim Type	Status
22	2419338		August 15, 2001	CA	Method of Producing Biologically Active Human Acidic Fibroblast Growth Factor and its Use in Promoting Angiogenesis	Pending
23	01967977.8		August 15, 2001	EP	Method of Producing Biologically Active Human Acidic Fibroblast Growth Factor and its Use in Promoting Angiogenesis	Pending
24	2002- 519599		August 15, 2001	JP	Method of Producing Biologically Active Human Acidic Fibroblast Growth Factor and its Use in Promoting Angiogenesis	Pending
25	2003- 7002239		August 15, 2001	KR	Method of Producing Biologically Active Human Acidic Fibroblast Growth Factor and its Use in Promoting Angiogenesis	Pending

The Company has an undivided half interest with Phage in the patents and patent applications listed and an exclusive licence from Phage of its interest, pursuant to an agreement dated 16 August, 2004, which was later amended and restated 23 May, 2006. This position has not yet been recorded at all national patent offices. The Company is working with its international patent specialist to have national patent office registers updated to show the ownership and licence arrangements and any other interests in the patents and applications listed above that are registrable by the Company, or which it is obliged to register on behalf of others. While this will be implemented in a timely fashion, the time it takes to record changes varies from one national patent office to another and in some cases can take a number of months.

Under the terms of the licence agreement with Korea Biotechnology Development Company patents for improvements would be owned by the Company and licensed to the Korea Biotechnology Development Company.

CVBT requires its employees to execute confidentiality agreements in connection with their employment with CVBT. The Company also requires employees and consultants who are expected to work on the Company’s products to agree to disclose and assign to the Company all intellectual property beneficial to it or conceived using CVBT property or which relates to the business. Because of its agreement with Phage, it is the Company’s expectation that Phage would follow similar procedures. Despite any measures taken to protect CVBT’s intellectual property, unauthorized parties may attempt to copy aspects of the Company’s products or to obtain and use information that is regarded as proprietary. Finally, competitors may independently develop competitive technologies. Because of the importance of the patent portfolio to the business, market share may be lost to competitors if there is a failure to maintain intellectual property rights or police them, which may entail great expense.

The biopharmaceutical industry is characterized by the existence of a large number of companies, many of which pursue patent protection and litigation based on allegations of patent infringement. While every effort is made to ensure that the products do not infringe other parties’ patents and proprietary rights, the Company’s products and methods may be challenged by competitors.

On March 20, 2006, the Company granted a security interest in the Company’s patents and patent applications and trade marks and trade mark applications to Promethean Asset Management L.L.C. (“Promethean”), acting on behalf of HFTP Investment L.L.C., Gaia Offshore Master Fund, Ltd., Caerus Fund, Ltd., and Leonardo, L.P. in connection with the purchase of senior secured notes in an original aggregate principal amount of $20,000,000.

Government Regulation

Regulation by government authorities in the United States and foreign countries is a significant factor in the development, manufacture and marketing of products such as the Company’s and in the Company’s ongoing research and product development activities. As noted above, the Company’s drug candidates will require regulatory approval by government agencies prior to commercialization. In particular, human therapeutic products are subject to rigorous preclinical studies and clinical trials and other approval procedures of the FDA and similar regulatory authorities outside the United States. Various federal and state statutes and regulations also govern or influence testing, manufacturing, safety, labelling, storage and record keeping related to such products and their marketing. The process of obtaining these approvals and the subsequent substantial compliance with appropriate federal and state statutes and regulations require the expenditure of substantial time and financial resources.

Preclinical studies are generally conducted in laboratory animals to evaluate the potential safety and the efficacy of a product. Drug developers submit the results of preclinical studies to the FDA as a part of an Investigational New Drug (“IND”) application, which must be approved before clinical trials in humans may begin. Typically, clinical evaluation involves a time consuming and costly three-phase process.

Phase I	Clinical trials are conducted with a small number of subjects to determine the early safety profile, maximum tolerated dose and pharmacokinetics of the product in human volunteers.

Phase II	Clinical trials are conducted with groups of patients afflicted with a specific disease in order to determine preliminary efficacy, optimal dosages and expanded evidence of safety.

Phase III	Large scale, multi-centre, comparative trials are conducted with patients afflicted with a target disease in order to provide enough data to demonstrate with substantial evidence the efficacy and safety required by the FDA.

The FDA monitors the progress of clinical trials that are conducted in the United States and may, at its discretion, re-evaluate, alter, suspend or terminate the testing based upon the data accumulated to that point and the FDA’s assessment of the risk/benefit ratio to the patient.

Once Phase III trials are completed, drug developers submit the results of preclinical studies and clinical trials to the FDA in the form of a new drug application (“NDA”), or a biologics licensing application (“BLA”) for approval to commence commercial sales. Currently, all of the Company’s planned drug candidates are designated as biologics and will be required to be filed on a BLA, which has, as one of its approval components, an FDA inspection of the manufacturing facility producing the biologic. Following review of the clinical data and the facility inspection, the FDA may grant marketing approval, request additional information or deny the application if the FDA determines that the application does not meet regulatory approval criteria. Furthermore, the FDA may prevent a drug developer from marketing a product under a label for its desired indications, which may impair commercialization of the product.

If the FDA approves an NDA or BLA, the product becomes available for physicians to prescribe in the United States. Once approval for marketing has been granted, the FDA encourages health professionals to report significant adverse events. The FDA may request additional clinical studies, known as Phase IV, to evaluate product safety effects.

Approvals Outside the United States

The Company will have to complete an approval process in virtually every foreign target market for the Company’s products in order to commercialise the Company’s products in those countries. The approval procedure and the time required for approval are established by the regulatory agencies of these various countries. In addition, regulatory approval of prices is required in most countries other than the United States. The Company, through its marketing analysis will purposely target only countries where distribution of its products will have an acceptable economic return.

10 Year Market Protection for Innovative Biologics in the EU

Innovative medicinal products that have been authorized in the European Union in accordance with the Community Code on Medicinal Products (Directive 2001/83/EC as amended by Directive 2004/27/EC) benefit from a period of 10 years’ market protection. The 10 year market protection period means that generic products or biosimilar products authorized according to the centralized procedure cannot be placed on the market until 10 years have elapsed from the initial marketing authorization of the innovative reference product. This may be extended by one year, for a total of 11 years, if, during the first eight years following authorization, the marketing authorization holder is granted an authorization for one or more new therapeutic indications for the medicinal product which are considered to bring a significant clinical benefit in comparison with existing therapies. Where appropriate, the Company intends to avail itself of this opportunity.

Fast Track Designations

Congress enacted the Food and Drug Administration Modernization Act of 1997, in part, to ensure the timely availability of safe and effective drugs, biologics and medical devices by expediting the FDA review process for new products. The Food and Drug Administration Modernization Act establishes a statutory program for the approval of so-called fast track products. The new law defines a fast track product as a new drug or biologic intended for the treatment of a serious or life-threatening condition that demonstrates the potential to address unmet medical needs for such a condition. Under the new fast track program, the sponsor of a new drug or biologic may request the FDA to designate the drug or biologic as a fast track product at any time during clinical development of the product. Fast track designation provides an expedited review of a product, which accelerates FDA review. Where appropriate, the Company intends to avail itself of this opportunity.

Orphan Drug Designation

The FDA may grant orphan drug designation to drugs intended to treat a “rare disease or condition,” which is generally a disease or condition that affects fewer than 200,000 individuals in the United States. Orphan drug designation must be requested before submitting a new drug application. After the FDA grants orphan drug designation, the generic identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process. If a product that has orphan drug designation subsequently receives FDA approval for the indication for which it has orphan drug designation, the product is entitled to orphan exclusivity, which means the FDA may not approve any other applications to market the same drug for the same indication except in very limited circumstances, for seven years. Where appropriate, the Company intends to avail itself of this opportunity.

Employees and Other Personnel

As of the date of this document, the Company has a total of 25 employees, 23 of whom are full-time. Four of the full-time employees are in research and development, and 19 are in administration. The Company has a total of 7 independent contractors or subcontractor personnel with 2 people engaged in research and development, including clinical development and 5 people in administration. In addition, Phage employs 12 scientists who work on projects for the Company. None of the Company’s employees are represented by a labour union, and the Directors believe the Company has good employee relations.

Current Trading and Prospects

Historical financial information on the Company is set out in Part III of this document.

The Company recorded a loss before taxation of $10,224,503 for the nine months ended 30 September 2005, $12,365,921 for the year ended 31 December 2005 and $36,743,820 from inception 11 March 1998 to 30 September 2006. Since [31 December 2006], the Company has continued to perform in line with management’s expectations.

Since inception the Company’s activities have consisted primarily of research and development and corporate activities to support drug development and FDA Clinical Trials. As its projects are not yet at the stage where revenue is generated the Company is operating at a loss.

The Company’s prospects for the generation of revenue are dependent upon the results of its development programs as detailed elsewhere in the body of this document and additional funding to support these programs. The level of loss is expected to fluctuate according to the type and level of development activity being undertaken at the relevant time. The Directors anticipate that this will increase as and when the Phase II trials of CVBT-141A begin.

Save as set out in Part II (Risk Factors), there has been no significant changes in production, sales and inventory, and costs and selling prices since [31 December 2006].

Save as set out in this document, there are no known trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on the Company’s prospects for at least the current financial year.

The Company is likely to continue to be loss-making in the immediate future.

[TO BE UPDATED FOR DECEMBER 2006 WHEN AVAILABLE]

Details of the Placing

X,xxx,xxx Placing Shares have been conditionally placed at the Placing Price pursuant to the Placing, representing •.• per cent of the Enlarged Share Capital. The Placing, which is not being underwritten or guaranteed, is intended to raise $• million for the Company and $• million after expenses. At the Placing Price, the Company will have a market capitalisation of $• million.

The Placing Shares will, on issue, rank pari passu in all respects with the Company’s Existing Common Shares, including the right to receive all dividends or other distributions thereafter declared made or paid.

Further details of the Placing Agreement are set out in paragraph 10.1 of Part V of this document.

Use of Proceeds

The Directors believe that a listing of the Common Shares on AIM will raise the profile of the Company and enhance its reputation with its suppliers worldwide as well as gain access to an institutional investor base laying the ground for the much larger fund raising that will be required to bring the drugs to market.

The Company intends to use the proceeds of the Placing to pursue the achievement of certain milestones:

Severe CHD—Surgical Delivery

•	Complete Phase I clinical trial

•

The Company is in the final stages of completing the development of a clinical protocol for the Phase II study. The Company has already filed a protocol with the FDA and is working with the FDA to refine the protocol so that the Company may proceed with the Phase II trial. The Phase II trial will be a multi-site, global trial.

Wound Healing

•	Complete Phase I clinical trial

•	Finalize clinical protocols for Phase II with the FDA and obtain approval to proceed with Phase II

•	Peripheral Artery Disease

•	Phase I clinical trial—trial planning and preparation

Lumbar Ischemia

•	Complete proof of concept clinical trials in Russia and Serbia

•	If the proof of concept trials are positive, then initiate an IND application with the FDA to allow planning of Phase I trials to begin

Pre-Clinical Research and Development

•	Complete efficacy studies with a proprietary injection catheter in animal models of cardiac ischemia

•	Complete exploratory animal research into whether FGF-1141 can stimulate pancreatic beta cell growth as a potential treatment for diabetes

Directors

On Admission the Board will consist of 10 Directors whose brief biographies are set out below. Details of Directors’ service contracts or letters of appointment are set out in paragraph 9.7 of Part V of this document.

Daniel C. Montano, Chairman of the Board, Co-President, Chief Executive Officer and Co-Founder, aged 58

Mr. Montano is a co-founder of the Company and has been Chairman of the Board, Co-President and Chief Executive Officer since 1998. In that role, he devotes a sufficient amount of his business time to satisfy all of his duties to the Company. Mr. Montano is also currently the Chairman of the Board, President and Chief Executive Officer of Phage Biotechnology Corporation, a private biotechnology company which manufactures recombinant protein drugs and is the sole supplier of the Company’s drug candidates. From 1981 until 2004, Mr. Montano was also a member of the Board of Directors of Helen of Troy Limited, a corporation whose shares are publicly traded. He received his MBA from the University of Southern California and his undergraduate degree from California State University, Los Angeles.

Mr. Montano was engaged in the securities, investment banking and venture capital business for approximately 30 years ending in 1998. During that time, Mr. Montano or the firms he controlled were the subject of arbitrations, fines, disciplinary actions and sanctions imposed by the SEC and the National Association of Securities Dealers, Inc. (NASD), including a cease and desist order the SEC entered in 1992. The order required that Mr. Montano permanently cease and desist from continuing and causing any further material misrepresentations and/or omitting to state material facts in the offer or sale of a security. All administrative action was concluded on those matters over five years ago based on events occurring several years before. Further details are available in paragraph 9.8.2 of Part V of this document.

Grant Gordon, Director, Vice Chairman and Co-Founder, aged 45

Since September, 1987, Mr. Gordon has been a Principal of GHL Financial Services Ltd., an international financial services group registered in the British Virgin Islands (“GHL”). In 1998, Mr. Gordon was one of CVBT’s co-founders. GHL provided seed and capital for the Company in the form of Common and Preferred stock and the series one and two convertible notes.

Thomas Stegmann, M.D., Executive Director, Co-President, Chief Medical Officer and Co-Founder, aged 59

Dr. Stegmann is a Professor of Surgery and has served as Chief Medical Officer since 1998 and was appointed Co-President in October 2006. From December 1984 to December 2005, he held the position of Professor of Surgery and Director of the Department for Thoracic and Cardiovascular Surgery at the Fulda Medical Center in Germany and is also a member of the faculty of Hannover Medical School in Germany. Dr. Stegmann is the cardiac surgeon who pioneered the procedure upon which CVBT is founded. He received his medical degree summa cum laude from Heidelberg University, Heidelberg, Germany. Dr. Stegmann has published more than 200 scientific papers in international journals. He also is a member of international societies and associations in the cardiovascular area. Additionally, Dr. Stegmann has been awarded the “Rudolf–Nissen–Memorial–Prize” by the German Society for Thoracic and Cardiovascular Surgery (1982). He also has the privileged distinction to be an Honorary Member of the “Rideau Institute of Canada”. He authored the book: New Vessels for the Heart (2004).

Mickael A. Flaa, Executive Director, Chief Financial Officer and Vice President, aged 53

Mr. Flaa has served as Vice President and Chief Financial Officer since June 2003 on a consultancy basis. He was elected to the Board of Directors in February 2005. He devotes a sufficient amount of his business time to satisfy all of his duties to the Company. He served as Interim Chief Financial Officer on a consulting basis for Breakaway Solutions, Inc., a public company, from February 2001 to 2002. From October 2000 to March 2002, Mr. Flaa served on the Board of Directors of UniCapital Corporation, a public company. From January 1999 to March 2000, he served as Chief Financial Officer and was a member of the Board of Directors for Sunbelt Integrated Trade Services, Inc. From May 1977 to January 1999, Mr. Flaa held various management positions with KPMG Peat Marwick LLP and in 1990 was elected to partnership. He is involved in the management and/or Board of Directors of Memson, Inc., Onnam Gaming, and Gestalt, LLC. Mr. Flaa received his undergraduate degree from Central Washington University. Mr. Flaa also serves in a similar capacity with Phage Biotechnology Corporation.

Wolfgang Priemer, Ph.D., Director and Co-Founder, aged 67

Dr. Priemer is a co-founder of the Company and has been a member of the Board of Directors of the Company since it was incorporated. For the past eight years, he has been a private venture capitalist, specializing in life sciences, biotechnology, and advanced technology businesses. Prior to that, since 1969 he had been an executive officer of several companies in Europe. Dr. Priemer received his Masters Degree in Industrial Engineering and Business Administration from the University of Darmstadt and his Ph.D. in Marketing from the University of Fribourg, Switzerland.

John (Jack) W. Jacobs, Ph.D., Executive Director, Chief Scientific Officer, Chief Operating Officer, Vice President, aged 57

Dr. Jacobs has served as Vice President, Chief Scientific Officer and Chief Operating Officer since April 2000. He has held similar positions with Phage Biotechnology Corporation since April 2000. He was elected to the Board of Directors in February 2005. From September 1989 to April 2000, Dr. Jacobs was Director of Basic Research at the Hitachi Chemical Research Center in Irvine, California. At the same time, Dr. Jacobs was a Professor (adjunct) of Biological Chemistry at University of California, Irvine’s College of Medicine. Prior to joining Hitachi, from December 1984 to September 1989, Dr. Jacobs worked for Merck & Co. Inc. as the head of its Department of Biological Chemistry at the Merck Sharp & Dohm Research Laboratories in West Point, Pennsylvania. From August 1981 to December 1984, he served as Assistant Professor of Medicine and Biochemistry at the University of Texas Health Center. Dr. Jacobs received his Ph.D. in molecular biology from the Washington University School of Medicine in 1978 in St. Louis, Missouri, and his undergraduate degree in Chemistry from Davidson College. He devotes a sufficient amount of his business time to satisfy all of his duties to the Company and the balance to Phage Biotechnology Corporation.

Thomas L. Ingram, Non-executive Director, aged 52

Mr. Ingram was elected to the Board of Directors in February 2005. For more than 10 years, Mr. Ingram has been a private investor focusing on real estate, small businesses and securities transactions. From 1982 to 1997, he had various positions at Troster Singer (a securities broker-dealer), including Head Over-the-Counter Trader/Office Manager from 1984 to 1997. He holds a B.S. in Business and Finance from Pepperdine University.

Robert Levin, Non-executive Director, aged 75

Mr. Levin was elected to the Board of Directors in February 2005. Mr. Levin has been a retired businessman and investor since 1992. For the 30 years prior to that, he owned and operated a major recreational vehicle sales and service company in Southern California.

Gary B. Abromovitz, Non-executive Director, aged 63

Mr. Abromovitz was elected to the Board of Directors in February 2005. He is an attorney and has acted as a consultant to several law firms specializing in the area of trade secrets, unfair competition and business matters. He has been active in various real estate development and acquisitions for over 30 years in Arizona and California with experience in the areas of industrial buildings, medical offices, commercial, residential and historic properties.

For the Company, Mr. Abromovitz is Director and Chairman of the Audit, Compensation and Corporate Governance Committees and serves as a member of the European Compliance Committee.

Mr. Abromovitz is Deputy Chairman of the Board and Lead Director of Helen of Troy Limited, a public company listed on the Nasdaq exchange, trading under the ticker symbol HELE and a leader in the personal care products market worldwide. Mr. Abromovitz is past chair and current member of the Audit Committee; Chairman of the Compensation Committee and Chairman of the Nominating and Governance Committee. He has been a director of Helen of Troy Limited since 1990.

Mr. Abromovitz is also a Director of HOT Nevada, Inc., Helen of Troy Limited Barbados and is Deputy Chairman of the Board of Helen of Troy Nevada Corporation, which are subsidiaries of Helen of Troy Limited.

Joong Ki Baik, Director, aged 52

Mr. Baik was elected to the Board of Directors in February 2005. Since July 2000, Mr. Baik has been Chief Executive Officer of Seoul Angels Group Inc., which raises venture capital funds for Korean companies. Since December 2000, he has also been Chief Executive Officer of Korea Bio-Development Corporation, which is involved in consulting and investing in Asian bio-ventures. From June 1997 to July 2000, he was the Executive Director of the Economic Research Department of the Korea Chamber of Commerce and Industry. From October 1978 to March 1998, he served as a researcher of economic and industrial trends for the Korea Chamber of Commerce and Industry. Prior to that, he worked at the Korea Exchange Bank. He has Masters Degrees in Economics from Yonsei University in Korea and the University of York in England.

Senior Management

Details of the Senior Management of the Company are set out below:

Kenneth A. Thomas, Ph.D., Vice President—Research and Development, aged 60

Dr. Thomas brings to the Company over two decades of experience at the Merck Research Laboratories in scientific research and pharmaceutical development of therapeutic proteins and small molecule enzyme inhibitors. His scientific and managerial expertise includes the areas of biological chemistry, molecular biology, cell biology and animal pharmacology spanning cardiology, endocrinology, dermatology, ophthalmology and oncology. He has served on The Journal of Biological Chemistry editorial board, co-organized national and international meetings on growth factors, angiogenesis, protein kinases and signal transduction, and has over 90 publications and has secured 40 issued patents. Dr. Thomas received a B.S. degree in Chemistry from the University of Delaware and a Ph.D. in Biochemistry from Duke University followed by postdoctoral fellowships at the National Institutes of Health and Washington University in St. Louis.

Michael Norris, Vice President—Corporate Development, aged 51

A 23-year industry veteran and a leader in strategic and operational strategy, Mr. Norris joined the Company from Digitas, Inc., one of the world’s largest marketing services organizations where he served as Vice President of Strategy, Enablement and Measurement. While at Digitas, Mr. Norris served as the principal in managing the company’s growing relationship with Microsoft from strategy to market execution over a five-year period. In addition to his work with Microsoft, Mr. Norris has worked with Xerox, the Associates, American Century, JC Penney Insurance and Williams-Sonoma. Prior to joining Digitas, Mr. Norris served as a Senior Manager at KPMG Consulting, and was CEO of MedQuest, a diagnostic imaging software company. Mr. Norris holds BS and MS degrees in Electrical Engineering from the University of Illinois, Urbana, and an MBA from the University of St. Thomas, Houston, Texas.

Seth Horn, CPA, Vice President—Corporate Controller, aged 52

Mr. Horn has 28 years of experience in financial management, corporate banking and management consulting. Since 1995, Mr. Horn has been the CFO or controller for six publicly traded companies focusing on issues of financial reporting, corporate finance, and operations. Previously, Mr. Horn was a Managing Director at General Capital, an Investment Banking and Management Consulting firm specializing in corporate finance and strategic partnering for small publicly traded companies. Mr. Horn is a CPA and holds a BS degree in Accounting from the Pennsylvania State University.

Vincent J. Roth, Esquire, General Counsel and Vice President—Human Resources, aged 39

Having provided legal services in the high-technology, healthcare, entertainment and real estate industries, Mr. Roth joined the Company from Lantronix, Inc., a public company where he served as Deputy General Counsel handling corporate and securities matters. Prior to this, Mr. Roth served as General Counsel, Vice President and Secretary for Myrient, Inc., a public company where he managed the legal department and human resources department. In addition to transactional practice, Mr. Roth has litigation experience having served as counsel-of-record on a dozen cases. Before practicing law, Mr. Roth worked in healthcare management, the last position of which was as Contract Administrator for a medical group where he negotiated and drafted contracts with healthcare providers in every medical specialty. Mr. Roth received an LL.M. in Business and Corporate Law from the University of San Diego, a Juris Doctor and MBA from Temple University, a Master of Liberal Arts in Sociology from the University of Pennsylvania and a BBA in Marketing and Human Resource Administration from Temple University. In addition to his degrees, he was awarded three master certificates.

Remuneration of senior management

Name	Annual Salary paid as at 31 December 2006	Annualized Salary as at 1 January 2007*
Daniel C. Montano	$480,000	$480,000
Thomas J. Stegmann, M.D.	$480,000	$480,000
Mickael A. Flaa	$290,000	$240,000
John W. Jacobs, Ph.D.	$239,077	$240,000
Kenneth A. Thomas, Ph.D.	$212,160	$222,768
Michael Norris	$51,000	$204,000
Seth Horn, CPA	$171,050	$165,000
Vincent J. Roth, Esq.	$89,420	$174,500

*	For share-based compensation, please see Part V, section 9.

In determining actual compensation levels for the CEO and other executive officers, the Compensation Committee, run by Independent Directors, considers many factors, including competitive market data, individual contributions that have brought the Company to the current stage of development, and personal effort, performance, and dedication to accomplishing the Company vision of successful treatment of cardiovascular and other diseases through angiogenesis. In addition, the Committee relied on market data provided by BioWorld® Executive Compensation Report 2006, which analysed the compensation paid by 264 public biotechnology companies filed in 2004. The Committee prepared a Tally Sheet using it as a tool to analyse and compare executive compensation within the Company and found the remuneration levels to be within market rates.

Share Option Schemes

In July 2004, the Company established the CardioVascular Bio Therapeutics, Inc. 2004 Stock Plan (the “2004 Stock Plan”) permitting the awards of (a) incentive stock options within the meaning of section 422 of the U.S. Internal revenue Code, (b) non-qualified stock options, (c) stock appreciation rights, and (d) restricted stock to Directors, officers, employees and consultants. The Company has reserved 5,000,000 shares for the 2004 Stock Plan and limited the maximum number of shares to be granted to any one individual in one year up to 500,000. Further details of the 2004 Stock Plan are set out in paragraphs 8 and 11 of Part V of this document.

Lock-in Arrangements

In accordance with the AIM rules, the Directors, whose interests in Common Shares are detailed in paragraph 9.1 of Part V of this document, have undertaken not to dispose of any interest in Common Shares for a period of 12 months from Admission, save in certain limited circumstances.

Corporate Governance

The Directors recognise the value and importance of high standards of corporate governance. Because the Company is not currently subject to the rules and regulations of one of the national securities markets or national securities associations such as the New York Stock Exchange, the American Stock Exchange or NASDAQ, the Company is not required to comply with the corporate governance requirements imposed by these organisations under mandates issued by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Directors seek to comply with the recommendations of best practice for the governance of public companies as set out in the Sarbanes-Oxley Act of 2002, to the extent they consider appropriate in light of the Company’s size, stage of development and resources. The Company also intends to observe the requirements of the Combined Code to the extent the Directors consider it appropriate, having regard to the Company’s size, stage of development and resources. The Company also proposes as far as practicable to follow the recommendations on corporate governance of the Quoted Companies Alliance (“QCA Guidelines”).

The Company has departed from certain aspects of the guidelines set out in the Combined Code and the QCA Guidelines, in particular in that the non-executive Directors have been granted share options. These share options were subsequently cancelled so that they do not impair the independence of the non-executive Directors, all of whom who are considered by the Board to be “independent” non-executive Directors. The Company holds quarterly Board meetings at which the Company’s financial reports are assessed and the Board is responsible for reviewing and approving the Company’s strategy, budgets and major items of capital expenditure.

The Company has adopted a Code of Business Conduct that covers a wide range of business practices and procedures, including (a) conflicts of interest; (b) use of inside information and securities trading; (c) corporate opportunities; (d) reporting and whistleblowing; and (e) fiscal contributions and lobbying activities.

The Company has established the following committees:

(i) Audit Committee

Pursuant to its charter, the Audit Committee reviews the results and scope of the annual audit and other services provided by the Company’s independent accountants, reviews and evaluates the Company’s control functions and monitors transactions between the Company’s employees, officers and Directors and the Company. The Audit Committee also oversees the Company’s Code of Business Conduct. Gary B. Abromovitz is the Chairman of the Audit Committee, of which Thomas Ingram and Robert Levin are also members. The Audit Committee meets at least four times per year.

(ii) Compensation Committee

Pursuant to its charter, the Compensation Committee provides assistance to the Board of Directors by designing, recommending to the Board of Directors for approval, and evaluating the Company’s compensation plans, policies and programs, especially those regarding executive compensation; reviewing and approving the compensation of the Company’s Chief Executive Officer and other officers and Directors; administering any stock-based compensation plan operated by the Company; and assisting the Board of Directors in producing an annual report on executive compensation for inclusion in the Company’s annual proxy materials in accordance with applicable rules and regulations. Gary B. Abromovitz is the Chairman of the Compensation Committee, of which Thomas Ingram and Robert Levin are also members. The Compensation Committee meets at least two times per annum.

(iii) Nominating Committee

Pursuant to its charter, the Nominating Committee nominates persons to serve on the Board. None of the members of the Nominating Committee is independent. All are members of the Control Group (as defined below). Control of the nominating process by the Control Group is an exception to independence requirements of certain of the principal U.S. stock exchanges, which do not apply to the Company. The Control Group has no present intention to turn the nominating process over to independent Board members. The members of the Nominating Committee are Daniel Montano (Chairman), Thomas Stegmann and Wolfgang Priemer. Notwithstanding that the Control Group controls the nominating process for Board members, the Board will consider properly submitted shareholder nominations for candidates for membership on the Board. In evaluating such nominations, the Nominating Committee will seek to achieve a balance of knowledge, experience and capability on the Board of Directors.

(iv) Corporate Governance Committee

Pursuant to its charter, the Corporate Governance Committee reviews and recommends corporate governance principles applicable to the Company and evaluates Board performance. Gary B. Abromovitz is the Chairman of the Corporate Governance Committee, of which Thomas Ingram and Robert Levin are also members.

(v) European Compliance Committee

A European Compliance Committee has been established to monitor the Company’s activities in Europe from the legal, regulatory and tax compliance perspectives. Wolfgang Priemer is the Chairman of the European Compliance Committee, of which Gary Abromovitz is also a member.

(vi) Conflicts Resolution Committee

The Conflicts Resolution Committee has been established for the purpose of addressing existing or potential conflicts of interest with affiliated companies such as Phage and CPI. The committee is comprised of Directors having no affiliation with Phage or CPI or any other related party. At any particular time, the needs of Phage, CPI or any other related party could cause one or more of the Company’s executive officers to devote attention to such entities at the expense of devoting attention to the Company. In addition, matters may arise that place the fiduciary duties of these individuals in conflicting positions. Potential and actual conflicts will be resolved by the Conflicts Resolution Committee. The Company’s Board of Directors has vested the Conflicts Resolution Committee with the authority to make decisions for the Company with regard to transactions that pose conflicts of interest, which decision will be communicated to and transacted by the officers of the Company. Gary Abromovitz is the Chairman of the Conflicts Resolution Committee, of which Thomas Ingram, Thomas Stegmann, Wolfgang Priemer, Joong Ki Baik and Robert Levin are also members.

The Company will comply with Rule 21 of the AIM Rules regarding dealings in the Company’s shares and will take all reasonable steps to ensure compliance by the Directors and applicable employees.

Control Group

As at the date of this document, Daniel Montano, Thomas Stegmann, Wolfgang Priemer, Joong Ki Baik and Grant Gordon (the “Control Group”) hold, in the aggregate, a significant majority of approximately 61.56 percent of the voting power of the Company and they, as well as their designees, will continue to serve on the

Company’s Board. They entered into a controlling stockholders’ agreement on 30 August 2004 agreeing to vote their shares together and have filed a Schedule 13D with the SEC to report their holding of Common Shares as a group. As a result, there is not a majority of independent Directors on the Company’s Board. Currently, the Company plans to continue with Directors that include members of the Control Group or its designees. In addition, Directors who are members or designees of the Control Group will continue to oversee the director nominations.

Admission, Settlement and CREST

Application has been made to the London Stock Exchange for all of the Existing Common Shares and the Placing Shares to be admitted to trading on AIM. It is expected that Admission will take place, and that dealings on AIM in the Common Shares will commence, on • 2007.

CREST is a paperless settlement procedure enabling securities to be evidenced otherwise than by a physical certificate and transferred otherwise than by a written instrument.

The Common Shares will not themselves be admitted to CREST; rather the Company has arranged for Computershare Investor Services plc, in the capacity of Depositary to issue depository interests in respect of the underlying Common Shares and which, in respect of the Existing Common Shares, are expected to be eligible for admission CREST with effect from Admission and settlement of transactions in those depositary interests representing the Existing Common Shares may take place within the CREST system if the relevant shareholder so wishes and makes an application to CREST. Holders of Existing Common Shares who wish to retain share certificates will be able to do so.

Holders wishing to make enquiries as to how to move stock to/from CREST and to/from the U.S.A should contact the Depositary (Computershare Investor Services plc) on 0117 305 1075.

Certificated Settlement

Due to the restrictions imposed by the U.S. Securities Act, depository interests representing the Placing Shares will not be eligible for settlement through CREST for a period of at least 12 months following Admission. Accordingly, settlement of transactions in the Placing Shares will not take place with the CREST system immediately following Admission. For the time being, the Placing Shares are required to be held in certificated form.

The Placing Shares will not be registered under the U.S. Securities Act or qualified under the securities laws of any of the states of the U.S and may not therefore be offered or sold in the United States or to U.S. persons. The Placing is being made in reliance on Regulation S under the U.S. Securities Act to non-U.S. persons in off-shore transactions. The Placing Shares are subject to the restrictions on transfer set out below, including a restriction against hedging transactions involving the Placing Shares unless conducted in compliance with the Securities Act and share certificates will bear legends with respect to such transfer restrictions.

Further details of the transfer restrictions in respect of the Placing Shares are set out below.

Consent has been obtained from the Jersey Financial Services Commission pursuant to Article 3 of the Control of Borrowing (Jersey) Order 1958 (as amended). The Jersey Financial Services Commission is protected by the Control of Borrowing (Jersey) Law 1947, as amended, against liability arising from the discharge of its functions under that law.

Due to the restrictions imposed by the U.S. Securities Act set out below, the Placing Shares on the one hand, and the Existing Common Shares on the other, will each have separate International Securities Identification Number (ISIN) codes and accordingly will be quoted, traded and settled separately.

Effects of a U.S. Domicile

The Company is a U.S. corporation incorporated in the State of Delaware. There are a number of differences between the corporate structure of the Company and that of a public limited company incorporated in the United Kingdom. While the Directors consider that it is appropriate to retain the majority of the usual features of a U.S. corporation, the Directors intend to take certain actions whenever practicable to conform to UK standard practice. Set out in paragraph 13 of Part V of this document is a description of the principal differences and, where appropriate, the actions the Board intends to take.

U.S. Restrictions on Transfer of Placing Shares Issued to Non-U.S. Persons

Terms used in the following description that are defined in Regulation S of the U.S. Securities Act are used as defined therein.

The Placing Shares offered and sold to non-U.S. persons have not been registered under the U.S. Securities Act and are “restricted securities” as defined in Rule 144 promulgated under the U.S. Securities Act. A purchaser of Placing Shares may not offer, sell, pledge or otherwise transfer Placing Shares in or into the United States or to, or for the account or benefit of, any U.S. person, except (i) pursuant to a transaction meeting the requirements of Rules 901 to 905 (including the Preliminary Notes) of Regulation S of the U.S. Securities Act, (ii) pursuant to an effective registration statement under the U.S. Securities Act, or (iii) subsequent to one year after the later of (1) the time when the Placing Shares are first offered to persons other than distributors in reliance upon Regulation S and (2) Admission pursuant to an exemption from the registration requirements of the U.S. Securities Act. Hedging transactions in the Common Shares may not be conducted, directly or indirectly, unless in compliance with the U.S. Securities Act. The certificates evidencing the Placing Shares will bear a legend to the following effect, unless the Company determines otherwise in compliance with applicable law:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IF SUCH TRANSFER IS EFFECTED (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULES 901 THROUGH 905 (INCLUDING PRELIMINARY NOTES) OF REGULATIONS UNDER THE SECURITIES ACT, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE COMMON STOCK OF THE COMPANY MAY NOT BE CONDUCTED, DIRECTLY OR INDIRECTLY, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Prior to one year after the later of (1) the time when the Placing Shares are first offered to persons other than distributors (as defined in Regulation S) in reliance upon Regulation S and (2) Admission:

(a) every purchaser of Placing Shares (other than a distributor) will be required to certify that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the U.S. Securities Act;

(b) every purchaser of the Placing Shares will be required to agree to resell such Placing Shares only in accordance with the provisions of Regulation S pursuant to registration under the U.S. Securities Act or pursuant to an available exemption from registration and will be required to agree not to engage in hedging transactions with regard to the Common Shares unless in compliance with the U.S. Securities Act;

(c) each distributor selling securities to a distributor, a dealer (as defined in Section 2(a)(12) of the U.S. Securities Act), or a person receiving a selling concession fee or other remuneration will be required to send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor; and

(d) the Placing Shares will bear a legend as set out above.

Pursuant to the placing arrangements, the Company is required to refuse to register any transfer of its securities not made in compliance with applicable U.S. securities laws.

ZAI has agreed that, except pursuant to an effective registration statement or pursuant to an available exemption from the registration requirement of the U.S. Securities Act, it will not offer, sell or deliver any Placing Shares (A) as part of its distribution at any time or (B) otherwise until one year after the later of (1) the time when the Placing Shares are first offered to persons other than distributors in reliance upon Regulation S and (2) Admission, within the United States or to, or for the account or benefit of, a U.S. Person, and that it will not engage in hedging transactions in the Common Shares except in compliance with the U.S. Securities Act. ZAI has agreed to send to each distributor, dealer or other person receiving a selling concession, fee or other remuneration to which it sells Placing Shares a confirmation to the foregoing effect.

Each purchaser of Placing Shares offered hereby sold in reliance on Regulation S will have represented and agreed pursuant to the terms of the Placing Agreement as follows (terms used herein that are defined in Regulation S are used herein as therein defined):

(1)	the purchaser is not a U.S. person and is not acting for the account or benefit of a U.S. person (other than a distributor;

(2)	the purchaser understands that the Placing Shares have not been registered under the U.S. Securities Act and may not be offered, resold, pledged or otherwise transferred by such purchaser except (i) in an offshore transaction to non-U.S. persons and otherwise meeting the requirements of Rule 901 through Rule 905 (including Preliminary Notes) of Regulation S, (ii) pursuant to an effective registration statement under the U.S. Securities Act, or (iii) pursuant to an exemption from the registration requirements of the U.S. Securities Act, and in each case, in accordance with all applicable securities laws of the states of the United States and any other jurisdictions;

(3)	the purchaser understands and agrees that, if in the future it decides to resell, pledge or otherwise transfer any Placing Shares or any beneficial interests in any Placing Shares prior to the date which is one year after the later of (i) the date when the Placing Shares are first offered to persons (other than distributors) pursuant to Regulation S and (ii) Admission, it will do so only outside the United States in an offshore transaction to non-U.S. persons and otherwise in compliance with Rule 901 through Rule 905 (including the Preliminary Notes) of Regulation S under the U.S. Securities Act or pursuant to an effective registration statement under the U.S. Securities Act or an available exemption from the registration requirements of the U.S. Securities Act, and in each of such cases in accordance with any applicable securities law of any State of the United States.

(4)	hedging transactions involving the Common Shares of the Company may not be conducted, directly or indirectly, unless in compliance with the U.S. Securities Act;

(5)	the purchaser agrees to, and each subsequent holder is required to, notify any purchaser of the Placing Shares from it of the resale restrictions referred to in paragraphs (2) and (3) above, if then applicable;

(6)	the purchaser acknowledges that, prior to any proposed transfer of Placing Shares other than pursuant to an effective registration statement, the transferee of Placing Shares may be required to provide certifications and other documentation relating to the non-U.S. person status of such transferee, that such transferee was not located in the United States at the time the investment decision was made with respect to the Placing Shares and such other agreements and documentation as required by the Company or its transfer agent;

(7) the purchaser acknowledges that the Company, ZAI and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and warranties and agrees that if any such acknowledgement, representation or warranty deemed to have been made by virtue of its purchase of Placing Shares is no longer accurate, it shall promptly notify the Company and ZAI; and

(8) the purchaser acknowledges that the Placing Shares will bear a restrictive legend, as set out above unless the Company determines otherwise in compliance with applicable law.

Shares issued pursuant to Regulation S are deemed to be restricted securities under the U.S. Securities Act, therefore purchasers of Placing Shares will need to comply with Rule 144 with respect to any U.S. sales (i.e., to a U.S. Person) on the market. Prior to the expiration of the Regulation S one-year distribution compliance period, Rule 144 is not available because of its holding period requirement. Therefore, prior to the expiration of the Regulation S distribution compliance period, the purchaser may not sell the Placing Shares to U.S. Persons on the market except pursuant to a registration statement under the U.S. Securities Act. At this time, the Company does not intend to file a registration statement in respect of the Placing Shares.

Rule 144 may be available for U.S. sales on the market of Placing Shares after the expiration of the one-year Regulation S distribution compliance period. However, for a purchaser to sell any Placing Shares on the market to U.S. Persons under Rule 144, the Company must comply with the current public information requirements of Rule 144.

Rule 144(k) is available for U.S. sales on the market of Placing Shares by a non-affiliate of the Company after the second anniversary of the purchase of Placing Shares because Rule 144(k) does not have a current public information requirement.

As noted above, an affiliate of the Company cannot use Rule 144(k). A thorough discussion of the affiliate status is beyond the scope of this document, but as a general matter, Directors, certain executives, and beneficial ownership of 10 percent or more of the voting securities of the Company are presumed to be affiliates.

PRIOR TO PURCHASING PLACING SHARES OR CONDUCTING ANY TRANSACTIONS IN THE PLACING SHARES, INVESTORS ARE ADVISED TO CONSULT PROFESSIONAL ADVISERS REGARDING THE ABOVE RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS REFERRED TO IN THIS DOCUMENT.

In this document, a “U.S. person” has the meaning as set forth in Regulation S and includes:

(i) any natural person resident in the United States;

(ii) any partnership or corporation organised or incorporated under the laws of the United States;

(iii) any estate of which any executor or administrator is a U.S. person;

(iv) any trust of which any trustee is a U.S. person;

(v) any agency or branch of a foreign entity located in the United States;

(vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organised, incorporated, or (if an individual) resident in the United States; and

(viii) any partnership or corporation if:

(a) organised or incorporated under the laws of any foreign jurisdiction; and

(b) formed by a U.S. person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organised or incorporated and owned, by accredited investors (as defined in Rule 501 (a) under the U.S. Securities Act) who are not natural persons, estates or trusts.

The City Code

The Company is not subject to the City Code on Takeovers and Mergers because its registered office and its place of central management is outside the UK, the Channel Islands and the Isle of Man. As a result, the protections that are afforded to shareholders under the City Code, for example in relation to a takeover of a company or certain stakeholding activities by shareholders, do not apply to the Company.

Related Party Transactions

The Company is a member of an affiliated group, through common management, which includes Phage Biotechnology Corporation (“Phage”), Cardio Phage International Inc. (“CPI”), Sribna Culya Biopharmaceuticals Inc. (“Sribna”), Proteomics Biopharmaceuticals Technologies Inc. (“Proteomics”), Zhittya Stem Cell Medical Research Company, Inc. (“Zhittya”), and Qure Biopharmaceuticals, Inc. (“Qure”) (known collectively as the “affiliates”). The common management of Phage and the Company spend a sufficient amount of their business time to satisfy their duties to each company and the remaining balance to other interests.

The Directors have determined that, if any future conflicts of interest arise with affiliated companies, such conflicts will be resolved by the Independent Directors and Directors having no affiliation with the affiliated company in question through the Conflicts Resolution Committee which is constituted when necessary and is chaired by Gary B. Abromovitz.

Daniel C. Montano, John W. Jacobs and Mickael A. Flaa are, respectively, Chairman of the Board/Chief Executive Officer, Chief Operating Officer/Chief Scientific Officer, and Chief Financial Officer of both the Company and Phage. Mr. Flaa and Mr. Jacobs are not on Phage’s Board of Directors. Daniel C. Montano is a principal stockholder in the Company, Phage, Proteomics, Zhittya, Sribna, and Qure.

During the period from 1999 through 2001, the Company entered into transactions with Proteomics, Zhittya, Qure and Sribna, which are entities affiliated with the Company’s Chief Executive Officer pursuant to which they paid expenses on the Company’s behalf aggregating $187,600. That amount was repaid without interest. These entities are all currently inactive. Additionally, Qure owns 630,000 shares of the Company’s Existing Common Shares as of March 31, 2006.

Grant Gordon is Vice-Chairman of the Board of Directors of the Company and is also a principal of GHL Financial Services Ltd. (“GHL”). ZAI and GHL have entered into a sub-placing agreement whereby GHL is to serve as a sub-placing agent to ZAI. Upon funds raised for the Placing from subscribers procured by GHL, in its capacity as sub-placing agent to ZAI, a commission of 6 per cent. of the aggregate value at the Placing Price of the Placing Shares subscribed by such investors pursuant to the Placing, will be payable to GHL.

Administrative Support

For the years December 31, 2003, 2004 and 2005 and the period from March 11, 1998 (inception) to December 31, 2005 Phage provided the Company with administrative support in Phage’s research facility and billed the Company for Phage’s actual costs incurred plus the Company’s pro-rata share (based on costs incurred for the Company as compared to total Phage overhead costs) of Phage’s overhead costs. Payments to Phage for such support for the years ended December 31, 2003, 2004 and 2005 and the period from March 11, 1998 (inception) to December 31, 2005 were $64,954, $181,348, $263,922 and $1,015,458, respectively.

Joint Patent Ownership and License Agreement

The Company has a Joint Patent Ownership and License Agreement with Phage. Under that agreement, the Company and Phage, respectively, own an undivided one half interest in the U.S. and foreign patent rights necessary to develop and commercialize the Company’s drug candidates; and Phage agrees to provide certain technical development services to the Company and to manufacture the Company’s drug candidates for the Company’s clinical trials at cost. Any product Phage manufactures for the Company commercialization purposes is paid for on a percentage of sales basis as defined in the agreement. As a part of this agreement, the Company is obligated, at its option, to either (i) pay to Phage ten percent of net sales for the Company’s drug candidates manufactured for the Company by Phage or (ii) pay to Phage a six percent royalty based on the Company’s net sales price of the Company’s drug candidates that Phage does not manufacture for the Company. This agreement expires on the last to expire of the patent rights covered, including extensions.

Currently it is the Company’s intention to contract with Phage for manufacturing of the Company’s drug candidates for the ongoing FDA trials and for further commercial production. However, the Company has the right to and may choose to use a third party for manufacturing. As of December 31, 2005, the Company had cash and cash equivalents of $8,811,953 indicating that the Company has sufficient funds to be a viable entity on an ongoing basis should it choose to use a third party manufacturer.

Phage will manufacture the drug for the Company in the United States clinical trials, and may manufacture it for subsequent commercial production. Phage has three drugs that have been approved by the FDA to be administered to humans in clinical trials indicating Phage is capable of manufacturing drug products to acceptable standards.

Furthermore, the Company paid Phage for technical development services and for manufacture of the Company’s drug candidates for clinical trials, which Phage provided to the Company at cost. For the years ending December 31, 2003, 2004 and 2005 and the period from March 11, 1998 (inception) to December 31, 2005 payments to Phage relating to such services were $113,245, $181,936, $578,052 and $1,563,005, respectively.

On February 28, 2007, the Company and Phage superseded the Joint Patent Ownership and License Agreement (JPOLA) with the Joint Patent Agreement (JPA). In addition to including the terms and conditions of the JPOLA, the JPA added the following; (1) the grant of a security interest to the Company by Phage in Phage’s one half-interest in the jointly owned patents, (2) the grant of a security interested to Phage by the Company in the Company’s one half-interest in the jointly owned patents, (3) the grant to the Company of the right of first refusal to purchase Phage’s one half-interest in the jointly owned patents or rights as a licensee or licensor in the event that Phage enters bankruptcy, and (4) the grant of a right of first refusal to Phage to purchase the Company’s one half-interest in the jointly owned patents or rights as a licensee or licensor in the event that the Company enters bankruptcy.

Guarantee of Phage Lease

On August 25, 2004, the Company guaranteed Phage’s obligations under a non-cancellable operating lease for laboratory and office space at University of California Irvine Research Center. The lease is for 11,091 rentable square feet for the period September 1, 2004 through August 31, 2006, and provides for a monthly rent of approximately $35,500 plus shared building operating expenses.

Distribution Agreement

Phage and the Company have entered into a distribution agreement with CPI to handle future distribution of the Company’s drug candidates and any other products licensed to CPI when available for commercial distribution. CPI’s territory is limited to areas other than the United States, Canada, Europe (as defined as the Ural Mountains west including Iceland, excluding Turkey and Cyprus), Japan and, with respect to the Company only, the Republic of Korea, China and Taiwan. Phage and the Company each own approximately 43 per cent. of the CPI outstanding stock and the companies have the right to each appoint 43 per cent of the CPI Board. The Company has made no payments to CPI and does not anticipate making any payments in the near future.

Royalty Agreement

The Company has entered into an agreement with Dr. Stegmann, as amended, one of its Directors and its Chief Clinical Officer, whereby it will pay Dr. Stegmann a royalty of one percent of its net revenue (as defined) from commercial sales of the Company’s drug candidates in exchange for rights granted to the Company to utilize the results of Dr. Stegmann’s German clinical trials. This agreement terminates on December 31, 2013. The Company has made no payments to Dr. Stegmann under this agreement.

Asia Exclusive Patent Licence and Distribution Agreement

On December 15, 2000, the Company entered into an agreement, which has been superseded by a new exclusive licence agreement dated 20 February 2007, with Korea Biotechnology Development Co., Ltd. (“KBDC”) to commercialize its future products. The Company transferred to KBDC the rights to market its products for 99 years in all of the Republic of Korea, China, and Taiwan. The Company did this by exclusively licensing its patents to KBDC in Korea, China and Taiwan in the field of: any angiogenic or wound healing compositions and methods of use for which [the Company] has received marketing approval in the United States, Europe or Japan (including in particular, but without limitation, all FGF species, fragments, derivatives, and analogs thereof), and methods of making the approved angiogenic or wound healing compositions, including any nucleic acid sequences encoding said compositions and any vectors and/or host cells comprising said nucleic acid sequences. The agreement further provides that any improvements, in the form of modifications to methods, processes, compositions or products within the license field, are the property of the Company, but shall be within the license granted. The parties shall inform each other in writing of any such improvements.

In exchange, KBDC arranged for the subscription for 8,750,000 of the Company’s shares of Common Stock for $3,602,000 by Cardio Korea Co. Ltd. KBDC agreed to fund all of the regulatory approval process in the Republic of Korea for any of the Company’s products.

In addition, KBDC agreed to pay a royalty of 10 per cent. of net revenues to the Company. The royalties will be paid for the life of the joint Patent Ownership Agreement, then 9 per cent. thereafter. The agreement contemplates the expiration or abandonment of the licensed rights, at which point the royalty paid by KBDC is adjusted. Either party may terminate the agreement for material breach that is uncured 30 days after receipt of written notice.

Daniel C. Montano, the Company’s chairman, owns 17 per cent. of KBDC and is a former member of the KBDC Board of Directors. KBDC invested $200,000 in each of Sribna, Proteonics and Zhittya and invested $60,000 in CPI.

Additional information on related party transactions is available in paragraph 9.6 of Part V of this document.

Dividend Policy

The Company has never paid a dividend and the Directors’ intention is to re-invest funds directly into the Company rather than fund the payment of dividends in the short to medium term. Thereafter, the payment of dividends will be subject to the availability of distributable profits whilst having regard to the need to retain sufficient funds to finance the development of the Company’s activities.

Financial Reporting

The Company is an SEC reporting company and therefore reports its financial results on a quarterly basis.

Disclosure of Interests in Common Shares

Under the U.S. Williams Act, investors are required, in general, to notify the SEC and the Company when their beneficial interest exceeds 5.0 per cent. of the Company’s outstanding Common Share capital.

Taxation

Your attention is drawn to paragraph 12 of Part V of this document.

Additional Information

Prospective investors should read the whole of this document which provides additional information on the Company and the Placing and not rely on summaries or individual parts only. In particular, the attention of prospective investors is drawn to Part II which contains a summary of the risk factors relating to an investment in the Company.

PART II

Risk Factors

In addition to the other information set out in this document, the following specific risk factors should be considered carefully in evaluating whether to make an investment in the Company. If any of these risks actually occur, the Company’s business, financial condition, results of operations or future operations could be materially adversely affected. In such case, the price of the Common Shares could decline and investors may lose part or all of their investment.

The Company has described the risks and uncertainties that the Directors believe are material, but these risks and uncertainties may not be the only ones the Company faces. Additional risks and uncertainties, including those of which the Directors currently have no knowledge or which they deem to be immaterial, may also result in decreased revenues, increased expenses or other events that could result in a decline in the price of the Common Shares.

The risks are not presented in any order of priority.

RISK FACTORS RELATING TO THE COMMON SHARES

The market for the Common Shares may be illiquid.

Whilst the Company has applied for the admission of the Common Shares (including the Placing Shares) to trading on AIM, there can be no assurance that an active trading market for the Common Shares will develop or, if developed, that it will be maintained. AIM is a market for emerging or smaller growing companies and may not provide the liquidity often associated with the Official List or other exchanges.

The future success of AIM and liquidity in the market for the Common Shares cannot be guaranteed. In particular, the market for the Common Shares may be, or may become, relatively illiquid (particularly given the lock-in arrangements described in Part I of this document) and therefore the Common Shares may be or may become difficult to sell. Although the Common Shares are to be admitted to trading on AIM this should not be taken as implying that there will be a liquid market in the Common Shares.

Future issues or sale of Common Shares may affect the market price for the Common Shares.

The Company is unable to predict whether substantial amounts of Common Shares will be sold in the open market following termination of the lock-in arrangements described in Part I of this document. Any sales by shareholders or issues by the Company of substantial amounts of Common Shares in the public market, or the perception that such sales might occur, could materially and adversely affect the market price of the Common Shares.

The Company’s structure may impose restrictions on dividends payable to investors.

The Company does not anticipate paying dividends for the foreseeable future. Accordingly, returns on a shareholder’s investment in the short to medium term will be limited to capital appreciation, if any, and the shareholder’s ability to realise any such returns may be limited by illiquidity in the trading market of the Common Shares. The Company’s results and financial condition are entirely dependent on the trading performance of the Company. The Company’s ability to pay dividends will depend on its operations. The Company may from time to time be subject to restrictions on its ability to make distributions as a result of restrictive covenants contained within loan agreements, foreign exchange limitations and regulatory, fiscal and other restrictions. There can be no assurance that such restrictions will not have a material adverse effect on the Company’s results or financial condition.

Common Shares could be subject to significant price fluctuations.

Following Admission, the market price of the Common Shares could be subject to significant fluctuations due to various facts and events, including regulatory or economic changes affecting the Company’s operations, variations in its operating results, developments in its business or its competitors, or changes in market sentiment toward the Common Shares or other securities related to the Company’s operations. The Company’s operating results and prospects from time to time may be below the expectations of market analysts and investors. In addition, stock markets from time to time suffer significant price and volume fluctuations that affect the market prices for securities and which may be unrelated to the Company’s operating performance. Any of these events could result in a decline in the market price of the Common Shares from time to time.

Investors should be aware that the value of the Common Shares may be volatile and may go down as well as up and investors may therefore not recover their original investment. In addition, the market price of the

Common Shares may not reflect the underlying value of the Company’s net assets. The price at which investors may dispose of their Common Shares may be influenced by a number of factors, some of which may pertain to the Company and others of which may be outside its control.

RISKS FACTORS RELATING TO THE COMPANY AND ITS INDUSTRY

The Company has a history of losses and expects to incur substantial losses and negative operating cash flows for the foreseeable future, and it may never achieve or maintain profitability.

Since its inception, the Company has incurred significant net losses. As a result of ongoing operating losses, the Company had an accumulated deficit of $36,743,820 as of September 30, 2006. The Company is not currently profitable. Even if the Company succeeds in developing and commercializing its drug candidates, the Company expects to incur substantial losses for the foreseeable future and may never become profitable. The Company also expects to incur significant capital expenditures and anticipates that its expenses will increase substantially in the foreseeable future as the Company:

•	seeks regulatory approvals for its new drug candidates;

•	develops, formulates, manufactures and commercializes its new drug candidates;

•	Implements additional internal systems and infrastructure; and

•	hires additional clinical, scientific, administrative and sales and marketing personnel.

The Company also expects to experience negative cash flow for the foreseeable future as the Company funds its operating losses and capital expenditures. As a result, the Company will need to generate significant revenues to achieve and maintain profitability. The Company does not expect to generate revenues unless one of its drug candidates is approved, and may not be able to generate these revenues even if one is approved. The Company may never achieve profitability in the future.

At September 30, 2006, the Company had $13,034,971 in cash and short-term investments. On March 20, 2006, the Company completed the sale of $20,000,000 of senior secured notes and related detached warrants for net proceeds of $18,447,000. Although there can be no assurances, the Company believes that its cash will be sufficient to fund reduced operations by progressing only its Wound Healing Indication through at least the first quarter of 2008. This would be a dramatic decrease to all the Company’s drug development and corporate activities.

If the Company continues to incur operating losses for a period longer than the Company anticipates, the Company will be unable to advance its development program and complete its clinical trials.

Developing a new product and conducting clinical trials for multiple product indications is expensive.

The Company has projected the achievement of milestones as outlined under “Use of Proceeds” in Part I of this document. This does not include any patient processing for Phase II or Phase III trials of Severe CHD or Wound Healing, nor patient processing for Phase I trials for Peripheral Artery Disease.

On the basis above, the Company expects that it will fund its working capital requirements on research and development, selling, general and administrative expenses and capital expenditures through at least the first quarter of 2008 with its current resources, the net proceeds of the financing the Company completed in March 2006 and the Placing proceeds. The Company may need to raise additional capital sooner, however, due to a number of factors, including:

•	an acceleration of the number, size or complexity of the clinical trials;

•	undertaking patient processing in clinical trials which are not currently projected by the Company;

•	slower than expected progress in developing its drug candidates;

•	higher than expected costs to obtain regulatory approvals;

•	higher than expected costs to develop or protect its intellectual property; and

•	higher than expected costs to develop its sales and marketing capability.

This statement does not qualify the working capital statement made in paragraph 14 of Part V of this document.

If, sometime after the Placing, a triggering event occurred such that would require the Company to pay off its convertible notes, the Company may need additional financing to complete its business plan in a timely manner. Such financing might not be available, or if available, the terms might not be satisfactory.

On March 20, 2006, the Company entered into a Securities Purchase Agreement with accredited investors for the issue of an aggregate of $20,000,000 principal amount of convertible notes with offering costs of $1,553,000 representing approximately 7.8 per cent.of the principal amount. In connection with the closing of the sale of the notes, the Company received net proceeds of $18,447,000. The convertible notes are convertible at the option of the holders into 1,666,666 shares of common stock based on a fixed conversion price of $12.00 per share (the “Fixed Conversion Price”) subject to anti-dilution and other customary adjustments. However, the notes are convertible after five months from the closing date at 94 per cent of the average of the preceding five days’ weighted average trading price, if the result is lower than $12 per share. Conversion of the senior secured notes into the Company’s common stock at other than the Fixed Conversion Price is limited to no more than 10 per cent. of the original $20,000,000 note balance per month. The notes mature in March 2009, and bear a resetting floating interest rate of three months LIBOR plus 7 per cent. Substantially all of the Company’s assets secure the notes.

In connection with the Securities Purchase Agreement, the Company also issued warrants to purchase an aggregate of 705,882 shares of its Common Stock. The term of the warrants is three years and they may be exercised at any time up to March 2009. The warrant exercise price is $8.50 per share.

During the quarter ended December 31, 2006, Convertible note holders elected to convert $1,601,791 of their notes receivable to 968,971 shares of common stock for an average share price of $1.84 (including 74,518 committed shares). During the quarter ended December 31, 2006 $25,454 of interest on senior secured convertible notes was paid with common stock.

In the future the Company may not be able to raise additional necessary capital on favourable terms, if at all.

The Company does not know whether additional financing will be available when needed, or on terms favourable to it or its stockholders. The Company may raise any necessary funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. To the extent the Company raises additional capital by issuing equity securities, its stockholders will experience dilution. If it raises funds through debt financings, it may become subject to restrictive covenants. To the extent that the Company raises additional funds through collaboration and licensing arrangements, it may be required to relinquish some rights to its technologies or product candidates, or grant licenses on terms that are not favourable to it.

FGF-1141 is currently the only active pharmaceutical ingredient in all of the Company’s drug products. Because the development of FGF-1141 is subject to a substantial degree of technological uncertainty, the Company may not succeed in developing it.

Unlike many pharmaceutical companies which have a number of products in development and which utilize many technologies, the Company is dependent on its basic drug technology for its success. While its core technology has a number of potentially beneficial uses, if that core technology is not commercially viable, the Company currently does not have others to fall back on and its business will fail.

Patent disputes

Though the Company’s patents and patent applications and intellectual property rights may give it a competitive advantage, such rights do not give it a monopoly over all types of FGF or ways to make it or use it. The Company is aware of others developing technologies to induce angiogenesis or wound healing. The Company is also aware of patents and applications of others relating to FGF. There are many companies within the biopharmaceutical industry filing patents and some companies pursue allegations of patent infringement. The Company is not aware of any patents or applications of others that it believes its activities fall within. No patents have been asserted against the Company but that does not exclude the possibility in the future, with the consequential uncertainty and cost. A finding of patent infringement and an order of a court restraining aspects of the Company’s activity could have a materially adverse impact on the Company.

The Company is not aware of activities of others that fall within the scope of the Company’s patents but if the Company were to become aware of such activities it might be necessary to expend the time and money pursuing patent litigation to stop it and preserve the Company’s competitive advantage. The Company is not aware of any reason why its granted patents should be found invalid but that does not preclude others challenging them with the risk that they are revoked.

Patent rights and patent disputes

The Company has an undivided half interest with Phage in the patents and patent applications listed in the Intellectual Property Rights section of PART I and an exclusive licence from Phage of its interest, pursuant to an agreement dated August 16, 2004, which was later amended and restated May 23, 2006. This position has not yet been recorded at all national patent offices. The Company is working with its international patent specialist to have national patent office registers updated to show the ownership and licence arrangements and any other interests in the patents and applications that are registrable by the Company, or which it is obliged to register on behalf of others. While this will be implemented in a timely fashion, the time it takes to record changes varies from one national patent office to another and in some cases can take a number of months. Phage will assist the Company as required in updating the patent registers and Phage has warranted and undertaken that no agreements will be entered into by Phage with third parties without putting such third parties on express notice of the Company’s patent rights and interests and further, such third parties will be required by Phage to acknowledge in any agreement the patent rights and interests of the Company and be subject to them.

The Company’s patent rights could be adversely affected if Phage entered bankruptcy.

The Company and Phage Biotechnology Corporation (“Phage”) have entered into a Joint Patent Agreement pertaining to the intellectual property centered on the manufacturing process for the Company’s drug candidates. Under that Agreement, both the Company and Phage own the patents to the intellectual property covered by it and cross-licensed to each other the rights to use those patents in certain fields. While provisions in the event of insolvency were included in the Agreement with advice from counsel with the intent to safeguard intellectual property, in the event that Phage filed for protection under U.S. bankruptcy laws or was forced into bankruptcy by creditors, the Company could be adversely affected. The risks associated with a Phage bankruptcy include:

1. Phage or its bankruptcy trustee could sell Phage’s or the Company’s ownership interests in the patents or Phage’s or the Company’s license to the patent rights to a third party, free and clear of the Company’s interests;

2. Phage or its bankruptcy trustee could assume and assign its ownership interests in the patents or license to the patent rights to a third party, over the Company’s objections; and

3. The bankruptcy court could find that Phage’s grant of a security interest to the Company was a preferential or fraudulent transfer, resulting in invalidation of the Company’s security interest.

Any of the foregoing risks would adversely affect the Company’s ownership in the patents and/or right to use the patent rights covered by the Agreement, and the Company’s business plan and revenue expectations with respect to manufacture of its drug candidates.

The Company may not receive regulatory approvals for its drug candidates.

Regulation by government authorities in the United States and other countries is a significant factor in the development, manufacture and marketing of the Company’s new drug candidates and in ongoing research and product development activities. The Company’s new drug candidates are still in research and development and the Company has not yet requested or received regulatory approval to commercialise any of them from the FDA or any other regulatory body. The process of obtaining these approvals and the subsequent substantial compliance with appropriate federal and state statutes and regulations requires spending substantial time and financial resources. If the Company fails to obtain or encounters delays in obtaining or maintaining regulatory approvals, this could adversely affect the marketing of one or all of the Company’s new drug candidates, as well as the Company’s liquidity and capital resources.

The Company may encounter delays or difficulties in its drug candidates clinical trials, which may delay or preclude regulatory approval of its drug candidates.

In order to commercialise the Company’s new drug candidates for coronary heart disease treatment and as a wound healing agent, the Company must obtain regulatory approvals for that use. Satisfaction of regulatory requirements typically takes many years, is expensive and involves compliance with requirements covering research and development, testing, manufacturing, quality control, labelling and promotion of drugs for human use. To obtain regulatory approvals, the Company must, among other requirements, complete clinical trials demonstrating that each drug candidate is safe and effective for a particular disease treatment.

The Company completed treatment of patients in the planned Phase I clinical trials of its drug candidate CVBT—141A. The FDA has authorized a second Phase I trial for diabetic wound healing, which began in the second half of 2006. Ongoing or future clinical trials may demonstrate that the Company’s new drug candidates are neither safe nor effective.

The Company may encounter delays or rejections in the regulatory approval process because of additional government regulation (FDA or otherwise) during the period of product development, clinical trials and FDA regulatory review. Such delays or rejections may be caused by failure to comply with applicable penalties, recall or seizure of any approved products, total or partial suspension of production or injunction, as well as other regulatory action against its drug candidate or the Company.

Prior activities of the Company’s Chief Executive Officer, as well as certain conflicts of interest that he has, may increase the risks of an investment in the Company.

The clinical trials of the Company’s product under the regulations of the FDA have not been affected by Mr. Montano’s prior regulatory issues, and the Company does not expect them to be. However, to the extent that the Company seeks approval from other regulatory agencies in the future, Mr. Montano’s past activities may cause closer examination by such agencies, which could affect the outcome of the approval process or the timing and expense involved. In addition, the Company’s ability to establish other business relationships may be delayed or adversely affected.

Also, as set forth in the following two risk factors, Mr. Montano has substantial potential conflicts of interest due to his position as Chairman of the Board, President, Chief Executive Officer and significant stockholder of Phage, the Company’s affiliate that manufactures its drug candidates for the Company.

There can be no assurance that Mr. Montano’s past history in the investment banking industry or his potential conflicts of interest will not have a negative effect on the Company or on his ability to serve the Company.

The Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, devote less than all of their business time to the Company.

The Company’s Chief Executive Officer and Co-President, Daniel C. Montano, along with Chief Financial Officer and Vice President, Mickael A. Flaa, and Chief Scientific Officer and Chief Operating Officer and Vice President, John W. Jacobs, devote a sufficient amount of their business time to the Company to discharge 100 per cent. of their duties, and also devote time to an affiliated company which does business with the Company, and the balance of their time on other interests.

The Company’s relationship with Phage Biotechnology Corporation, and the relationship of its executive officers to Phage, creates potential for conflicts of interest.

The Company has a number of relationships with Phage which may create conflicts of interest. Pursuant to a joint ownership and license agreement with Phage, subject to certain contractual commitments, the Company owns a one-half undivided interest in the U.S. and foreign patents and patent applications necessary to develop and commercialise the Company’s new drug candidates in which FGF-1141 is the active pharmaceutical ingredient (“API”). The Company entered this agreement to protect its ability to obtain patent protection on processes developed in conjunction with Phage, which processes might be useful to Phage in other unrelated products. Pursuant to that agreement, the Company also has an exclusive licence to develop and commercialise new drug candidates with FGF-1141 as the API. Phage provides technical development services to the Company, and currently is the Company’s sole supplier of its drug candidates. In addition to manufacturing drug candidates for the Company, Phage is currently in the process of developing other drug products that are not expected to have any relation to the Company’s proposed product or business. Notwithstanding the foregoing, nothing in the Company’s agreements precludes Phage from participating in activities competitive to the Company.

Daniel C. Montano beneficially owns approximately 24.75 per cent. of the Company’s outstanding voting stock. Mr. Montano also owns 18.9 per cent. of the outstanding voting stock of Phage. He is the Chairman of the Board and Chief Executive Officer of both companies. The Company owns 4.32 per cent. of Phage’s outstanding common stock. Additionally, certain of the Company’s officers, Directors and a former director (including Daniel C. Montano, Mickael Flaa, Dr. John Jacobs, Alexander G. Montano, Grant Gordon, Joong Ki Baik and Thomas Ingram) beneficially own or hold voting control over an aggregate of 27 per cent. of Phage’s outstanding common stock. Daniel C. Montano, Grant Gordon and Alexander G. Montano are among certain signatories to a Phage Controlling Stockholders Agreement that provides for an agreement to vote together.

Mr. Montano devotes as much time as necessary to the Company’s affairs, and devotes time as necessary to Phage’s affairs and the balance to other investment interests.

John W. (Jack) Jacobs is the Company’s Chief Operating Officer and Chief Scientific Officer and serves in the same positions with Phage. He joined the Company’s Board of Directors upon the closing of the Company’s IPO. He devotes as much time as necessary to the Company’s affairs, and devotes time as necessary to Phage’s affairs and the balance to other investment interests.

Mickael A. Flaa is the Company’s Chief Financial Officer and serves the same role with Phage and CPI. He joined the Company’s Board of Directors upon the closing of the Company’s IPO. He devotes as much time as necessary to the Company’s affairs, devotes as much time as necessary to CPI’s affairs and devotes time as necessary to Phage’s affairs and the balance to other investment interests.

Such individuals owe a fiduciary duty of loyalty to the Company. They also owe similar fiduciary duties to Phage and CPI. However, due to their responsibilities to serve these companies, there is potential for conflicts of interest. At any particular time, the needs of Phage and/or CPI could cause one or more of these executive officers to devote such attention at the expense of devoting attention to the Company. In addition, matters may arise that place the fiduciary duties of these individuals in conflicting positions. Such conflicts will be resolved by the Company’s Directors Gary Abromovitz, Thomas Ingram, Robert Levin, Thomas Stegmann and Wolfgang Priemer and Directors having no affiliation with Phage. If this occurs, matters important to the Company could be delayed. The results of such delays are not susceptible to accurate predictions but could include, among other things, delay in the production of sufficient amounts of the Company’s drug candidates to complete the Company’s clinical trials on the Company’s preferred timetable or to meet potential commercial demands if the Company’s clinical trials are successful and the Company receives FDA approval to sell the drug in the U.S. Such delays potentially could increase the Company’s costs of development or reduce the Company’s ability to generate revenue. The Company’s officers will use every effort to avoid material conflicts of interest generated by their responsibilities to Phage and CPI, but no assurance can be given that material conflicts will not arise that could be detrimental to the Company’s operations and financial prospects.

The Company expects to have significant foreign currency exposure.

Company clients are based in several countries and results of operations could be significantly affected by foreign currency exchange rate fluctuations. Foreign currency exchange rate exposures are anticipated to arise from transactions denominated in currencies other than the Dollar and from the translation of foreign currency balance sheet accounts into Dollar balance sheet accounts. The Company expects to be exposed to currency exchange rate fluctuations because many of its revenues will be denominated in currencies other than the Dollar. Exchange rate fluctuations may adversely affect the Company’s operating results and results of operations.

The Company is subject to the economic, political and social instability risks of doing business in foreign jurisdictions.

The Company expects to derive its revenues from operations in many jurisdictions. Accordingly, it is exposed to all of the risks of international operations, including increased governmental regulation of the pharmaceutical industry in the markets where the Company operates; exchange controls or other currency restrictions; and significant political instability. The occurrence of any of these events in the markets where the Company operates could jeopardise or limit its ability to transact business in those markets and could have a material adverse effect on the Company’s business, financial condition, results and prospects.

Business prospects and future success depend upon the Company’s ability to attract and retain qualified employees.

The Company’s business prospects and future success depend, in part, upon its ability to retain and to attract qualified managerial, marketing and technical employees. Competition for such employees is sometimes intense, and the Company may not succeed in hiring and retaining the executives and other employees that it needs. If the Company is not able to retain and attract qualified technical and management personnel, it will suffer diminished chances of future success.

Because the Company will not pay dividends in the short to medium term, shareholders will only benefit from owning Common Shares if their market value appreciates.

The Company has never paid dividends on its Common Shares and does not intend to do so in the short to medium term. The Company intends to retain any future earnings to finance its growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase Common Shares.

PART III

HISTORICAL FINANCIAL INFORMATION

SECTION A

ACCOUNTANTS’ REPORT ON THE HISTORICAL FINANCIAL INFORMATION

The following is the full text of a report on CardioVascular BioTherapeutics, Inc. from Baker Tilly, the Reporting Accountants, to the Directors of CardioVascular BioTherapeutics, Inc.

2 Bloomsbury Street London WC1B 3ST www.bakertilly.co.uk

The Directors CardioVascular BioTherapeutics, Inc. 1635 Village Center Circle Suite 250 Las Vegas NV 89134
• March 2007

Dear Sirs

CARDIOVASCULAR BIOTHERAPEUTICS, INC. (“the Company”)

We report on the financial information set out in paragraphs [•] to [•]. This financial information has been prepared for inclusion in the Admission Document dated • March 2007 (“Admission Document”) of CardioVascular BioTherapeutics, Inc. on the basis of the accounting policies set out in note 4.

This report is required by paragraph 20.1 of Annex I of the Prospectus Rules as applied by part (a) of Schedule Two to the AIM Rules and is given for the purpose of complying with that paragraph and for no other purpose.

Save for any responsibility arising under paragraph 20.1 of Annex I of the Prospectus Rules as applied by part (a) of Schedule Two to the AIM Rules to any person as and to the extent there provided, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with this report or our statement, required by and given solely for the purposes of complying with paragraph 20.1 of Annex I of the Prospectus Rules as applied by part (a) of Schedule Two to the AIM Rules, consenting to its inclusion in the Admission Document.

Responsibilities

As described in the Basis of Preparation, the Directors of the Company are responsible for preparing the financial information as set out in note 4 to the Historical Financial Information and in accordance with US GAAP.

It is our responsibility to form an opinion as to whether the financial information for the years ended 31 December 2004, 2005 and 2006 give a true and fair view, for the purposes of the Admission Document, and to report our opinion to you.

Basis of opinion

We conducted our work in accordance with the Standards for Investment Reporting issued by the Auditing Practices Board in the United Kingdom. Our work included an assessment of evidence relevant to the amounts and disclosures in the financial information. It also included an assessment of significant estimates and judgments made by those responsible for the preparation of the financial information and whether the accounting policies are appropriate to the entity’s circumstances, consistently applied and adequately disclosed.

We planned and performed our work so as to obtain all the information and explanations we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial information is free from material misstatement whether caused by fraud or other irregularity or error.

Opinion

In our opinion, the financial information for the years ended 31 December 2004, 2005 and 2006 give, for the purposes of the Admission Document, a true and fair view of the state of affairs of the Company as at the dates stated and of its profits, cash flows and Statement of Changes in Stockholders Equity for the periods then ended in accordance with the basis of preparation set out in note 4 and in accordance with US GAAP as described in the Basis of Preparation.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in any jurisdictions other than the United Kingdom and accordingly should not be relied upon as if it had been carried out in accordance with those other standards and practices.

Declaration

For the purposes of part (a) of Schedule Two to the AIM Rules we are responsible for this report as part of the Admission Document and declare that we have taken all reasonable care to ensure that the information contained in this report is, to the best of our knowledge, in accordance with the facts and contains no omission likely to affect its import.

Yours faithfully

Baker Tilly

Regulated for audit work by the Institute of Chartered Accountants of Scotland

SECTION B

HISTORICAL FINANCIAL INFORMATION RELATING TO CARDIOVASCULAR BIOTHERAPEUTICS, INC

BASIS OF PREPARATION

The historical financial information for the Company is set out in this Section B of Part III of this document.

CardioVascular BioTherapeutics, Inc. has not generated revenues and is considered a development stage company under US GAAP Statement of Financial Accounting Standards (“SFAS”) No,7, “Accounting and Reporting by Development Stage Enterprises”.

Under Paragraph 20.1 of Annex I of the AIM Rules, the Company must provide audited historical financial information covering the latest three financial years.

The financial information in respect of the three years ended 31 December 2006 does not constitute statutory accounts for each of the years.

The Directors are required to prepare the financial information in a form consistent with that which will be adopted in the issuer’s next published annual financial statements having regard to the accounting standards and policies and legislation applicable to such annual financial statements.

In preparing that financial information, the Directors are required to:

a) select suitable accounting policies and apply them consistently;

b) make judgements and estimates that are reasonable and prudent; and

c) prepare the financial information on the going concern basis unless it is inappropriate to presume that CardioVascular BioTherapeutics, Inc. will continue in business.

Section B of Part III of this document sets out a report from Baker Tilly, the Reporting Accountants, required by Paragraph 20.1 of Annex I of the AIM Rules and is given for the purpose of complying with that paragraph and for no other purpose.

BALANCE SHEETS

December 31, 2004, 2005 and 2006

	December 31, 2004	December 31, 2005	December 31, 2006
Assets
Current Assets:
Cash and cash equivalents	$4,530,221	$8,674,590
Short-term investments	85,362	137,363
Due from an affiliate	—	1,407
Prepaid and other current assets	479,500	449,281

Total Current Assets	5,095,083	9,262,641
Property and Equipment, net of accumulated depreciation of $2,299, $14,210 and $ in 2004, 2005 and 2006 respectively	30,119	199,123
Deferred offering costs	866,512	—
Deferred debt financing costs, net	712,664	—
Other Assets	5,900	26,750

Total Assets	$6,710,278	$9,488,514

Liabilities and Stockholders’ (Deficit) Equity
Current Liabilities:
Current portion of convertible notes payable	$1,035,000	$—
Accrued interest payable	1,187,870	434
Due to affiliates	522,719	—
Account payable	713,280	173,763
Accrued payroll and payroll taxes	18,075	125,430

Total Current Liabilities	3,476,944	299,627
Convertible notes payable, net of current portion and net of debt discount of $712,664, $0 and $ in 2004, 2005 and 2006 respectively	8,615,999	—

Total Liabilities	12,092,943	299,627

Commitments and contingencies
Stockholders’ equity (deficit):
Convertible preferred stock, $0.001 par value; 10,000,000 shares authorized; 52,850 shares issued; and 23,250 and no shares outstanding at December 31, 2004, 2005 and 2006, respectively	23	—
Common stock, $0.001 par value, 400,000,000 shares authorized; 112,649,650, 123,899,598 and shares issued and outstanding at December 31, 2004 2005 and 2006, respectively	112,650	123,899
Committed common stock	2,000	—
Additional paid in capital	11,293,919	38,222,166
Deficit accumulated during the development stage	(16,791,257)	(29,157,178)

Total stockholders’ equity (deficit)	(5,382,665)	9,188,887

Total Liabilities and stockholder’s equity (deficit)	$6,710,278	$9,488,514

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED December 31, 2004, 2005 and 2006

and FOR THE PERIOD FROM MARCH 11, 1998 (INCEPTION) TO DECEMBER 31, 2005

	(AUDITED) For the Year Ended December 31,			(UNAUDITED) For the Period from March 11, 1998 (Inception) to December 31, 2005
	2004	2005	2006
Operating expenses
Research and development (A)	$2,543,530	$3,090,625		$9,477,513
Selling, general and administrative (B)	2,337,014	7,979,156		14,529,787

Total operating expenses	4,880,544	11,069,781		24,007,300

Operating loss	(4,880,544)	(11,069,781)		(24,007,300)

Other income (expenses)
Interest income	34,062	297,600		359,974
Interest expense	(3,151,997)	(1,593,740)		(5,489,598)
Other expenses	—	—		(5,254)
Equity in loss of unconsolidated investee	(15,000)	—		(15,000)

Net other income (expenses)	(3,132,935)	(1,296,141)		(5,149,879)

Net loss before provision (benefit) for income taxes	(8,013,479)	(12,365,921)		(29,157,178)
Provision (benefit) for income taxes	—	—		—

Net loss	$(8,013,479)	$(12,365,921)		$(29,157,178)

Loss per share
Basic loss per share	$(0.07)	$(0.10)
Diluted loss per share	$(0.07)	$(0.10)
Shares used to calculate loss per share
Basic	110,575,005	120,373,544

Diluted	110,575,005	120,373,544

(A) Research & Development with Related Parties (Notes 3 and 11)	$464,936	$1,220,852		$3,123,960

(B) Selling General and Admin with Related Parties (Notes 3 and 11)	$1,447,632	$730,960		$5,398,102

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM March 11, 1998 (INCEPTION) to DECEMBER 31, 2005

			Preferred Stock Series A, Convertible		Common Stock
	Date	Price Per Equity Unit	Shares	Amount	Shares	Amount	Committed Stock	Additional Paid-In Capital	Accumulated Deficit	Total
Balance, March 11, 1998 (unaudited) (date of inception)			—	$—	—	$—	$—	$—	$—	$—
Issuance of common stock for
founders	(1)	$0.001			93,050,000	93,050	67	(92,186)		931
cash	7/9/1998	0.10			300,000	300		29,700		30,000
Issuance of preferred stock for cash	(1)	9.85	52,850	53				520,347		520,400
Net loss (unaudited)									(567,864)	(567,864)

Balance, December 31, 1998 (unaudited)			52,850	53	93,350,000	93,350	67	457,861	(567,864)	(16,533)

Issuance of common stock
founders	(2)	$0.001			4,580,000	4,580	(46)	(4,488)		46
cash	6/25/1999	0.30			66,800	67		19,933		20,000
cash	6/25/1999	0.30			100,000	100		29,900		30,000
cash	10/5/1999	0.30			340,000	340		101,660		102,000
Issuance of stock options for services								82,293		82,293
Net loss (unaudited)									(654,875)	(654,875)

Balance, December 31, 1999 (unaudited)			52,850	53	98,436,800	98,437	21	687,159	(1,222,739)	(437,069)

Issuance of common stock for
founders	(3)	$0.001			2,120,000	2,120	(21)	(2,078)		21
cash	12/21/2000	0.4117			8,750,000	8,750		3,593,250		3,602,000
conversion of convertible preferred stock	(4)	0.10	(1,500)	(2)	150,000	150		(148)		0
services	(5)				583,300	583		(583)		0
Issuance of stock options for services								73,660		73,660
Net loss (unaudited)									(2,232,877)	(2,232,877)

Balance, December 31, 2000 (unaudited)			51,350	51	110,040,100	110,040	—	4,351,260	(3,455,616)	1,005,735

Issuance of common stock for cash	8/10/2001	0.80			150,000	150	—	119,850		120,000
Net loss									(1,664,954)	(1,664,954)

Balance, December 31, 2001 (unaudited)			51,350	51	110,190,100	110,190	—	4,471,110	(5,120,570)	(539,219)

Net loss									(1,328,460)	(1,328,460)

Balance, December 31, 2002 (unaudited)			51,350	51	110,190,100	110,190	—	4,471,110	(6,449,030)	(1,867,679)

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—(Continued)

FOR THE PERIOD FROM March 11, 1998 (INCEPTION) to DECEMBER 31, 2005

			Preferred Stock Series A, Convertible		Common Stock
	Date	Price Per Equity Unit	Shares	Amount	Shares	Amount	Committed Stock	Additional Paid-In Capital	Accumulated Deficit	Total
Issuance of stock options for services								$47,120		$47,120
Issuance of warrants for services								119,744		119,744
Net loss									$(2,328,748)	(2,328,748)

Balance, December 31, 2003 (unaudited)			51,350	$51	110,190,100	$110,190	$—	4,637,974	(8,777,778)	(4,029,563)

Issuance of common stock for
conversion of convertible notes					1,649,550	1,650		4,529,550		4,531,200
conversion of series A convertible preferred stock			(28,100)	(28)	810,000	810	2,000	(2,782)		—
Interest on benefit conversion feature								2,050,000		2,050,000
Issuance of stock options for services								79,177		79,177
Net loss									(8,013,479)	(8,013,479)

Balance, December 31, 2004 (audited)			23,250	23	112,649,650	112,650	2,000	11,293,919	(16,791,257)	(5,382,665)

Issuance of common stock for
cash	(8)				1,725,000	1,725		14,709,660		14,711,385
conversion of convertible notes	(6)				4,228,000	4,228	—	10,326,773		10,331,001
exercise of options	(9)				123,466	123		82,880		83,003
conversion of convertible preferred stock	(7)		(23,250)	(23)	4,325,000	4,325	(2,000)	(2,303)		(1)
Exercise of warrants	(12)				848,482	848		(848)		—
Issuance of warrant for cash	(9)							75		75
Issuance of stock options for services	(10)							1,812,010		1,812,010
Net loss								—	(12,365,921)	(12,365,921)

Balance, December 31, 2005 (audited)			—	$—	123,899,598	$123,899	$—	$38,222,166	$(29,157,178)	$9,188,887
Balance, December 31, 2006

Issuance of common stock for

(1)	Multiple transactions valued at the per share price in the year ended December 31, 1998
(2)	Multiple transactions valued at the per share price in the year ended December 31, 1999
(3)	Multiple transactions valued at the per share price in the year ended December 31, 2000
(4)	Preferred stock converted to common stock
(5)	Offering costs
(6)	Multiple transactions at $2.00 and $4.00 in the year ended December 31, 2004 and the six month period ended June 30, 2005
(7)	Multiple transactions at 100:1 conversion rate in the year ended December 31, 2004 and the six month period ended June 30, 2005
(8)	Public offering of 1,725,000 common shares at $10.00 per share
(9)	Underwriters warrants sold with the public offering
(10)	Multiple employee option exercised
(11)	Stock options issued to directors and employees
(12)	Warrants exercised

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CASH FLOW

FOR THE YEARS ENDED DECEMBER 31, 2004, 2005 and 2006

and FOR THE PERIOD FROM March 11, 1998 (INCEPTION) to DECEMBER 31, 2005

	(AUDITED) For the Years Ended December 31,			(UNAUDITED) For the Period from March 11, 1998 (Inception) to December 31, 2005
	2004	2005	2006
Cash flows from operating activities
Net loss	$(8,013,479)	$(12,365,921)		$(29,157,178)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	2,299	11,911		20,236
Amortization of benefit conversion feature	1,339,999	710,001		2,050,000
Amortization of deferred debt financing costs	1,030,417	712,664		2,135,715
Stock options issued for services rendered	79,176	1,812,010		2,094,260
Warrants issued for services rendered	—	—		119,744
Equity in loss of unconsolidated investee	15,000	—		15,000
(Increase) decrease in
Due from affiliate	—	(1,407)		(1,407)
Prepaid expenses	(15,500)	30,219		(449,281)
Other assets	(5,900)	(20,850)		(41,750)
Increase (decrease) in
Accounts payable	545,002	(539,517)		174,759
Accrued payroll and payroll taxes	13,921	107,355		125,430
Accrued interest	882,308	(1,187,436)		434
Commission payable	—	—		—

Net cash (used in) operating activities(a)	(4,126,757)	(10,730,971)		(22,914,038)

Cash flows from investing activities
Purchase of short term investment	(85,362)	(52,001)		(137,363)
Proceeds from sale of short term investments	—	—		(6,026)
Purchase of property and equipment	(32,418)	(180,915)		(213,333)

Net cash provided by (used in) investing activities(b)	(117,780)	(232,916)		(356,722)

Cash flows from financing activities
Proceeds from sale of common stock	—	15,547,972		19,451,972
Proceeds from exercise of options & warrants	—	83,003		83,003
Proceeds from sale of preferred stock	—	—		520,400
Proceeds from issuance of notes payables	5,831,200	—		14,092,200
Deferred debt financing cost	(980,130)	—		(2,135,713)
Proceeds from notes payable issued under Reg D	800,000	—		800,000
Cash paid for deferred offering costs	(866,512)	—		(866,512)
Due to net increase/(decrease) in affiliates	313,774	(522,719)		—
Subscription receivable	2,042,099	—		—

Net cash provided by financing activities(c)	7,140,431	15,108,256		31,945,350

Net increase in cash and cash equivalents	2,895,894	4,144,369		8,674,590
Cash and cash equivalents, beginning of year	1,634,327	4,530,221		—

Cash and cash equivalents, end of year	$4,530,221	$8,674,590		$8,674,590

Supplemental disclosures of cash flow information
Interest paid	—	1,357,285		$1,361,635

Income taxes paid	$800	$800		$6,000

Supplemental Disclosure of Non-Cash Financing Activities

(a)	Including amount with related parties of $1,912,568, $1,951,812, $ and $8,522,061, respectively.
(b)	Including amount with related parties of $0, $0, $ and $0 respectively.
(c)	Including amount with related parties of $(666,356), $(522,719), $ and $(2,135,713) respectively.

The accompanying notes are an integral part of these financial statements.

Supplemental Disclosure of Non-Cash Financing Activities

1. During the years ended December 31, 2004, 2005 and 2006 and the period from March 11, 1998 (inception) to December 31, 2005, the Company issued 0, 0,             and 99,750,000 shares of post-split adjusted common stock to founders, respectively.

2. During the years ended December 31, 2004, 2005 and 2006 and the period from March 11, 1998 (inception) to December 31, 2005, the Company issued 0, 0,             and 583,000 shares of post-split adjusted common stock for services respectively.

3. During the years ended December 31, 2004, 2005 and 2006 and the period from March 11, 1998 (inception) to December 31, 2005, the Company recorded a beneficial conversion feature in connection with the issuance of convertible notes payable Series II and Series IIa in the amount of $2,050,000, $0, $            and $2,050,000 respectively.

4. During the years ended December 31, 2004, 2005 and 2006 and the period from March 11, 1998 (inception) to December 31, 2005, 28,100, 23,250,             and 52,850 shares of convertible preferred stock were converted into 810,000, 2,325,000,             and 5,285,000 shares of common stock, respectively. During the year ended December 31, 2005 2,000,000 shares of committed common stock relating to the conversion of preferred shares in fiscal 2004 were converted into common stock.

5. During the years ended December 31, 2004, 2005 and 2006 and the period from March 11, 1998 (inception) to December 31, 2005, $ 4,531,200, $ 10,331,000, $            and $ 14,862,200 of convertible notes payable were converted into 1,649,550, 4,228,000,             and 5,877550 shares of common stock, respectively.

6. In May 2005, 20,000 stock options, with an exercise price of $ .30, were exercised on a cashless basis in exchange for 18,966 shares of common stock.

7. In December 2005, 933,330 warrants, with an exercise price of $ .40, were exercised on a cashless basis in exchange for 848,482 shares of common stock.

NOTES TO FINANCIAL INFORMATION

1. DESCRIPTION OF BUSINESS

CardioVascular BioTherapeutics, Inc. (formerly CardioVascular Genetic Engineering, Inc.) (“Cardio”) or (the “Company”) is a development stage biopharmaceutical Company, which is focused on developing new drugs for the treatment of cardiovascular diseases where the growth of new blood vessels can improve the outcome for patients. Cardio was incorporated in Delaware on March 11, 1998 (“Inception”) as CardioVascular Genetic Engineering, Inc. and in February 2004, changed its name to CardioVascular BioTherapeutics, Inc. Since then, it has been engaged in research and development activities associated with bringing its products to the market.

2. INITIAL PUBLIC OFFERING AND OVER ALLOTMENT

On February 11, 2005, the Company’s S-1 registration for the issuance of 1,500,000 new common shares was declared effective. On February 16, 2005 the Company’s Initial Public Offering (IPO) was closed and the company received net proceeds of $13,622,500.

On March 10, 2005, the underwriter exercised its option for the over-allotment and the Company issued 225,000 common shares for the proceeds to the Company of $2,030,625.

On February 16, 2005, the company sold warrants to purchase 75,000 shares of common stock at 125 per cent. of the IPO price for $75.00 to the underwriter pursuant to the underwriting agreement. The warrants have a term of four years commencing on the date of the effective date of the IPO, February 11, 2005.

3. TRANSACTIONS AND CONTRACTUAL RELATIONSHIPS WITH AFFILIATED ENTITIES

Cardio is a member of an affiliated group, through common management, which includes Phage Biotechnology Corporation (“Phage”), Cardio Phage International (“CPI”), Sribna Culya Biopharmaceuticals Inc. (“Sribna”), Proteomics Biopharmaceuticals Technologies Inc. (“Proteomics”), Zhittya Stem Cell Medical Research Company Inc. (“Zhittya”), Qure Biopharmaceuticals, Inc. (“Qure”), known collectively as the (“affiliates”). The common management of Cardio and Phage spend a sufficient amount of their time with each Company to satisfy the needs for each company and the remaining balance to other interests.

Daniel C. Montano, John W. Jacobs and Mickael A. Flaa are, respectively, Chairman of the Board/Chief Executive Officer, Chief Operating Officer/Chief Scientific Officer, and Chief Financial Officer of both Cardio and Phage. Upon completion of the public offering, Mr. Flaa and Mr. Jacobs joined Cardio’s board of directors. Daniel C. Montano is a principal stockholder in Cardio, Phage, Proteomics, Zhittya, and Qure.

The following are the business activities performed by each affiliate:

•	Phage is a developer of recombinant protein pharmaceuticals; certain of the Company’s officers and directors control 38.4 per cent. and the Company controls 4.5 per cent. of the common stock of Phage;

•

CPI is a distributor for the future products for both Cardio and Phage in locations throughout the world other than North America, Europe, Japan, and, with respect to Cardio only, the Republic of Korea, China, and Taiwan. Cardio and Phage each own approximately 43 per cent. of CPI and each is able to appoint 45 per cent.of CPI’s directors;

•	Sribna was developing a treatment for cancer utilizing cancer cell apoptosis;

•	Proteomics was developing a non-injection method for medical protein;

•	Zhittya was researching adult stem cells; and

•	Qure was developing commercial medical applications.

During the period from 1999 through 2001, the Company entered into transactions with these entities affiliated with the Company’s CEO (Proteomics, Zhittya, Qure and Sribna). These companies paid expenses on behalf of the Company aggregating $187,600. That amount was repaid without interest. These entities are all currently inactive. Additionally, Qure owns 630,000 shares of common stock of the Company.

NOTES TO FINANCIAL INFORMATION—(Continued)

License Agreement

Cardio has a Joint Patent Ownership and License Agreement with Phage. Under that agreement, Cardio and Phage, respectively, own an undivided one half interest in the U.S. and foreign patent rights necessary to develop and commercialize Cardio Vascu-Grow ™ ; and Phage agrees to provide certain technical development services to Cardio and to manufacture Cardio Vascu-Grow ™ for Cardio’s clinical trials at cost. Any product Phage manufactures for Cardio commercialization purposes is paid for on a percentage of sales basis as defined in the agreement. As a part of this agreement, Cardio is obligated, at its option, to either (i) pay to Phage ten percent of net sales for Cardio Vascu-Grow ™ manufactured for Cardio by Phage or (ii) pay to Phage a six percent royalty based on Cardio’s net sales price of Cardio Vascu-Grow ™ that Phage does not manufacture for Cardio. This agreement expires on the last to expire of the patent rights covered, including extensions.

Currently it is the Company’s intention to contract with Phage for manufacturing of Cardio Vascu-Grow™ for the ongoing FDA trials and for further commercial production. However, Cardio has the right to and may choose to use a third party for manufacturing. As of December 31, 2005, Cardio had cash and cash equivalents of $8,811,953 indicating that the Company has sufficient funds to be a viable entity on an ongoing basis should it choose to use a third party manufacturer.

Phage will manufacture the drug for Cardio in the United States clinical trials, and may manufacture it for subsequent commercial production. Phage has three drugs that have been approved by the FDA to be administered to humans in clinical trials indicating Phage is capable of manufacturing drug products to acceptable standards.

Furthermore, Cardio paid Phage for technical development services and for manufacture of Cardio Vascu-Grow™ for clinical trials, which Phage provided to Cardio at cost. For the years December 31, 2004, 2005, and 2006 and the period from March 11, 1998 (inception) to December 31, 2005 payments to Phage relating to such services were $181,936, $578,052, $            and $1,563,005, respectively.

Administrative Support

For the years December 31, 2004, 2005 and 2006 and the period from March 11, 1998 (inception) to December 31, 2005 Phage provided Cardio with administrative support in Phage’s research facility and billed Cardio for Phage’s actual costs incurred plus Cardio’s pro-rata share (based on costs incurred for Cardio as compared to total Phage overhead costs) of Phage’s overhead costs. Payments to Phage for such support for the years ended December 31, 2004, 2005 and 2006 and the period from March 11, 1998 (inception) to December 31, 2005 were $181,348, $263,922, $            and $1,015,458, respectively.

Distribution Agreement

Cardio and Phage have entered into a distribution agreement with Cardio Phage International Inc., a Bahamian company (“CPI”), to handle future distribution of any of the Company’s drug products licensed to CPI when available for commercial distribution. CPI’s territory is limited to areas other than the United States, Canada, Europe (as defined as the Ural Mountains west including Iceland, excluding Turkey and Cyprus), Japan and with respect to Cardio only the Republic of Korea, the Republic of China and Taiwan. Phage and Cardio each own approximately 43 per cent of the CPI outstanding stock and the companies have the right to each appoint 45 per cent. of the CPI board. Cardio has made no payments to CPI and does not anticipate making any payments in the near future.

As of December 31, 2004 the Company’s statement of operations includes a loss of $15,000, which represents the Company’s equity in loss on its investment in CPI. The loss reduced the Company’s investment in CPI to zero and, as a consequence, the Company’s future financial results will not be negatively affected by CPI’s ongoing operations. The Company has no obligation to fund future operating losses nor has any guarantees on any of CPI’s obligations. There is no material difference between our carrying value for CPI and underlying equity in CPI’s net assets. There is no quoted market price for CPI’s net assets. There is no quoted market price for CPI’s shares.

Royalty Agreement

Cardio has entered into an agreement with Dr. Stegmann, one of the Company’s directors and Chief Clinical Officer, whereby Cardio will pay Dr. Stegmann a royalty of one percent of the Company’s net revenue (as

NOTES TO FINANCIAL INFORMATION—(Continued)

defined) from commercial sales of the Company’s drug candidates in exchange for rights granted to Cardio to utilize the results of Dr. Stegmann’s German clinical trials. This agreement terminates on December 31, 2013. Cardio has made no payments to Dr. Stegmann under this agreement.

Asia Distribution Agreement

On December 15, 2000, the Company entered into an agreement with Korea Biotechnology Development Co., Ltd. (“KBDC”) to commercialize Cardio’s future products. Cardio transferred to KBDC the rights to manufacture and sell its products for 99 years in all of Korea, China, and Taiwan. In exchange, KBDC arranged the purchase of 8,750,000 shares of Cardio’s common stock for $3,602,000. KBDC agreed to fund all of the regulatory approval process in Korea for any products of Cardio. In addition, KBDC agreed to pay a royalty of 10 per cent. of net revenues to Cardio. The royalties will be paid for the life of the agreement. Daniel C. Montano, the Company’s chairman, owns 17 per cent. of KBDC and is a former member of the board of directors. KBDC invested $200,000 in each of Sribna, Proteomics and Zhittya and invested $60,000 in CPI.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Enterprise

The Company is a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company is devoting substantially all of its present efforts to its formation, fundraising, and product development and approval. Its planned principal operations of selling its pharmaceutical products have not yet commenced. For the period from March 11, 1998 (inception) through December 31, 2005, the Company has accumulated a deficit of $29,157,178. There can be no assurance that the Company will have sufficient funds available to complete its research and development programs or be able to commercially manufacture or market any products in the future, that future revenue will be significant, or that any sales will be profitable. The Company expects operating losses to increase for at least the next several years due principally to the anticipated expenses associated with the proposed product development, clinical trials and various research and development activities.

Stock Split

In February 2004, the Board of Directors approved, with the approval of the shareholders, a forward 100-to-1 common stock split. The accompanying financial statements and notes to the financial statements have been retrospectively restated to reflect this split.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates relate to compensation expense for options, warrants and common stock issued for services.

Cash and Cash Equivalents

For purposes of the statements of cash flow, the Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents.

Short Term Investments

Short-term investments generally mature between three months to a year from the purchase date. Short term investments consist of Certificates of Deposits. As of December 31, 2004, 2005 and 2006 the short term investments were $85,362, $137,363 and $            , respectively.

Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful life of the related asset, which management believes is 3 to 5 years. Expenditures for maintenance and repairs are charged to expense as incurred whereas major betterments and renewals are capitalized.

NOTES TO FINANCIAL INFORMATION—(Continued)

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company’s financial instruments, including cash, accounts payable and accrued expenses, and accrued compensation, the carrying amounts approximate fair value due to their short maturities.

Research and Development Costs

The Company accounts for research and development costs in accordance with SFAS No. 2, “Accounting for Research and Development Costs.” Research and development costs are charged to operations as incurred. Research and development costs consist of expenses incurred by third party consultants, contractors, and suppliers in support of preclinical research and FDA clinical trials.

The Company has prepaid a portion of the Phase I FDA trial to TouchStone Research (Note 13). Such amount is included in prepaid expenses in the accompanying balance sheet. This amount will be offset against the final invoices from TouchStone Research for this FDA trial and expensed.

Nonmonetary Transactions

Common stock issued for goods or services is recorded at estimated market value of the common stock issued or the services performed, whichever is more readily determinable.

Deferred Debt Financing Costs

Costs incurred in connection with the issuance of convertible notes payable are capitalized as deferred debt financing costs. These costs primarily include commissions paid to the placement agent and are amortized over the term of the convertible notes payable. At December 31, 2004, there were $712,664 of these costs and none at December 31, 2005 and             at December 31, 2006.

Concentrations of Credit Risk

The Company places its cash and cash equivalent with high quality financial institutions, and at times it may exceed the Federal Deposit Insurance Corporation $100,000 insurance limit. As of December 31, 2004, 2005 and 2006 uninsured portions of cash amounted to $4,310,222, $8,596,051 and $            respectively.

Loss per Share

The Company calculates loss per share in accordance with SFAS No. 128, “Earnings per Share.” Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share are the same.

The following potential common shares have been excluded from the computation of diluted net loss per share for the years ended December 31, 2004, 2005 and 2006 since their effect would have been anti-dilutive:

	December 31, 2004	December 31, 2005	December 31, 2006
Convertible preferred stock	2,325,000	—
Stock options	2,755,000	3,160,500
Warrants	1,233,330	375,000
Convertible notes payable	4,143,000	—

NOTES TO FINANCIAL INFORMATION—(Continued)

Deferred Offering Costs

Costs incurred in connection with the Company’s IPO were capitalized as of December 31, 2004. Upon completion of the IPO in February 2005, the costs were recorded as a reduction to additional paid-in capital. As of December 31, 2004, 2005 and 2006 the Company capitalized deferred offering costs in the amount of $866,512, $0 and $            respectively. These amounts are included in deferred offering costs on the balance sheet at December 31, 2004 and as part of additional paid in capital at December 31, 2005.

Stock-Based Compensation

The Company accounts for stock option grants to employees using the fair value method prescribed in Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation” and FIN 44, “Accounting for Certain Transactions Involving Stock Compensation.” In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. It also amends the disclosure requirements of SFAS No. 123. Since the Company has historically followed the fair value method prescribed by SFAS No. 123, the adoption of SFAS No. 148 has had no impact to the Company’s financial position or results of operations. However, the Company’s financial statement disclosures have been designed to conform to the new disclosure requirements that SFAS No. 148 prescribes.

The Company accounts for stock option and warrant grants issued to non-employees using the guidance of SFAS No. 123 and EITF No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” whereby the fair value of such option and warrant grants is determined using the Black-Scholes option-pricing model at the earlier of the date at which the non-employee’s performance is completed or a performance commitment is reached.

Recently Issued Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets,” an amendment to Opinion No. 29,” Accounting for Nonmonetary Transactions”. Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share Based Payment” (“SFAS No. 123(R)”). SFAS No. 123(R) supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends SFAS No. 95, “Statement of Cash Flows.” SFAS No. 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS No. 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity’s shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity’s shares or other equity instruments.

In April 2005, the Securities and Exchange Commission amended the compliance dates to allow companies to implement SFAS No. 123(R) at the beginning of their next fiscal year, instead of the next reporting period, that begins after June 15, 2005, or Dec. 15, 2005 for small business issuers. As a result, SFAS No. 123(R) must be adopted by the Company by the first quarter of 2006. Currently, the Company uses the Black-Scholes formula to estimate the value of stock options granted to employees and is evaluating option valuation models, including the Black-Scholes formula, to determine which model the Company will utilize upon adoption of SFAS No. 123(R). The Company plans to adopt SFAS No. 123(R) using the modified perspective method and does not anticipate that it will have a material impact on the Company’s stock-based compensation expense.

NOTES TO FINANCIAL INFORMATION—(Continued)

In May 2005, the FASB issued Statement of Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections” an amendment to Accounting Principles Bulletin (APB) Opinion No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements” though SFAS No. 154 carries forward the guidance in APB No. 20 and SFAS No. 3 with respect to accounting for changes in estimates, changes in reporting entity, and the correction of errors. SFAS No. 154 establishes new standards on accounting for changes in accounting principles, whereby all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so. SFAS No. 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005, with early adoption permitted for changes and corrections made in years beginning after May 2005.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”), which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (“SFAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“SFAS 140”). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instruments. The Company is currently evaluating the impact of this new Standard.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS NO. 156”), which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity’s exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity’s fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Statement also describes the manner in which it should be initially applied. The Company does not believe that SFAS No. 156 will have a material impact on its financial position, results of operations or cash flows.

5. CASH AND CASH EQUIVALENTS

Cash and cash equivalents consisted of the following at December 31, 2004, 2005, and 2006:

	December 31, 2004	December 31, 2005	December 31, 2006
Cash in bank	$4,530,221	$8,674,590
Cash in short term investments	85,362	137,363

Total	$4,615,583	$8,811,953

NOTES TO FINANCIAL INFORMATION—(Continued)

6. PREPAID AND OTHER CURRENT ASSETS

Prepaid assets at December 31, 2004, 2005, and 2006 consisted of the following:

	December 31, 2004	December 31, 2005	December 31, 2006
Prepaid clinical trial expenses (a)	$400,000	$203,834
Prepaid insurance	—	71,726
Prepaid legal fees	62,500	60,652
Prepaid trade shows	—	84,593
Prepaid other	17,000	28,476

	$479,500	$449,281

(a)	Prepaid clinical trial expenses are advance payments made in conjunction with the drug trials. The Company will expense this amount against the final billings for the trials in progress.

7. CONVERTIBLE NOTES PAYABLE

The Company issued convertible debt, as summarized below, payable to various individuals. During the year ended December 31, 2005, the Series I, Series II and Series IIa convertible promissory notes were converted into 4,228,000 shares of common stock. Four note holders of convertible notes chose not to convert their notes into common stock and these notes with a total of $30,000 were paid during the year ended December 31, 2005.

Convertible note holders were required to notify the Company regarding their intent to convert their convertible notes into common stock in the 30-day period following the completion of the Company’s IPO.

Series I Convertible Promissory Notes

The Series I Convertible Promissory Notes were payable in one instalment on the earlier of (i) thirty-six months from the date of issuance or (ii) 30 days after the successful completion of the Company’s initial public offering. The notes were convertible at the option of the holder into the Company’s common stock. Interest at 7 per cent. per annum, compounded annually, was payable within 30 days of when the notes payable were due or converted into shares of the Company’s common stock. The conversion price for each share equalled $2 per share, provided however, if the purchase price of shares at the completion of the initial public offering was less than $4 per share, the conversion price would have been adjusted to equal 50 per cent. of the initial public offering price.

These notes have been converted into common shares. (See conversion details Note 9)

Series II Convertible Promissory Notes

The Series II Convertible Promissory Notes were payable in one instalment on the earlier of (i) thirty-six months from the date of issuance or (ii) 30 days after the successful completion of the Company’s initial public offering. The notes were convertible at the option of the holder into the Company’s common stock. Interest at 7 per cent. per annum, compounded annually, was payable within 30 days of when the notes payable were due or converted into shares of the Company’s common stock. The conversion price for each share equalled $4 per share, provided however, if the purchase price of shares at the completion of the initial public offering was less than $8 per share, the conversion price would have been adjusted to equal 50 per cent. of the initial public offering price.

These notes have been converted into common shares. (See conversion details Note 9)

Series IIa Convertible Promissory Notes

In July 2004, the Company sold $800,000 of convertible notes payable series IIa. The terms of the convertible notes payable series IIa are identical to the terms of the convertible notes payable series II as discussed above.

NOTES TO FINANCIAL INFORMATION—(Continued)

The convertible promissory notes were payable in one instalment on the earlier of (i) thirty-six months from the date of issuance or (ii) 30 days after the successful completion of the Company’s initial public offering. The notes were convertible at the option of the holder into the Company’s common stock. Interest at 7 per cent. per annum, compounded annually, was payable within 30 days of when the convertible notes payable were due or converted into shares of the Company’s common stock. The conversion price for each share equalled $4 per share, provided however, if the purchase price of shares at the completion of the initial public offering was less than $8 per share, the conversion price would have been adjusted to equal 50 per cent. of the initial public offering price.

These notes have been converted into common shares. (See conversion details Note 9)

Components of Interest Expense

During the year ended December 31, 2004, the Company issued Series II and Series IIa convertible promissory notes with an imbedded beneficial conversion feature. As such, in accordance with EITF Issue No. 98-5, “Accounting for Securities with Beneficial Conversion Feature or Contingently Adjustable Conversion Ratio” and EITF Issue No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” the difference between the conversion price and the Company’s estimated fair market value of its stock price on the commitment date of the notes was calculated to be $2,050,000. The Company’s estimate of fair market value resulting in a beneficial conversion feature was based on the “Letter of Intent” with the underwriters. This amount will be recognized in the statement of operations as interest expense during the period from the commitment date of the notes to the maturity dates of the notes.

The Company recognized interest expense resulting from the beneficial conversion feature of $1,339,999, $710,001, $            and $2,050,000, respectively, for the years ended December 31, 2004, 2005 and 2006 and the period from March 11, 1998 (inception) to December 30, 2005.

Since the convertible promissory notes have a reset provision upon the completion of the initial public offering, the Company retested the convertible notes payable for the beneficial conversion feature. Where the Company has issued convertible notes payable with beneficial conversion feature, the difference between the conversion price and the fair value of the common stock, at the effective initial public offering date, will be recorded as a debt discount and will be amortized to interest expense over the redemption period of the convertible notes payable in accordance with EITF Issue No. 98-5, “Accounting for Securities with Beneficial Conversion Feature or Contingently Adjustable Conversion Ratio” and EITF Issue No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments.” No additional Beneficial Conversion feature was required to be recovered.

In connection with these convertible notes payable, the Company incurred total financing costs of $2,135,715. These costs had been capitalized and were being amortized over the term of the convertible notes payable. During the years ended December 31, 2004, 2005 and 2006 and the period from March 11, 1998 (inception) to December 31, 2005, total financing costs of $1,030,417, $712,664, $            and $2,135,715, respectively, were charged to interest expense.

For the years ended December 31, 2004, 2005 and 2006 and the period from March 11, 1998 (inception) to December 30, 2005, the interest expense on the Series I, II and IIa convertible notes was $882,308, $166,820, $            and $1,385,343, respectively.

Outstanding balances of convertible notes payable were as follows:

	December 31, 2004	December 31, 2005	December 31, 2006
Series I	$6,211,000	—
Series II	3,570,000	—
Series IIa	580,000	—

Total Convertible notes payable	10,361,000	—
Less discount for beneficial conversion	(2,050,000)	—
Plus amortization of discount to interest expense	1,339,999	—
Less current portion	(1,035,000)	—

	$8,615,999	—

NOTES TO FINANCIAL INFORMATION—(Continued)

9. DUE TO AND FROM AFFILIATES

Due to/from affiliates at December 31, 2004, 2005 and 2006 consisted of the following:

	December 31, 2004	December 31, 2005	December 31, 2006
Due to Phage	$522,719	$—
Due from Phage	—	1,407

Total	$522,719	$1,407

Unsecured amounts payable due from an affiliated party, interest payable at 7 per cent. per annum, and due on demand.

At December 31, 2004, 2005 and 2006, the Company incurred technical development costs from Phage pursuant to the License Agreement (Note 3).

Interest expense related to affiliates for the years ended December 31, 2004, 2005 and 2006, and the period from March 11, 1998 (inception) to December 31, 2005, were $29,987, $8,953, and $            and $112,227, respectively.

10. STOCKHOLDERS’ EQUITY

Preferred Stock

During the year ended December 31, 2005, nine convertible preferred shareholders elected to convert 23,250 of their preferred shares into 2,325,000 shares of common stock. The 2,000,000 shares of common stock, which as of December 31, 2004 had not been issued but were classified as committed common stock, were issued during this period. At December 31, 2005 all issued preferred stock have been converted into common stock.

Common Stock

During the year ended December 31, 2004, 11 convertible preferred shareholders elected to convert 28,100 of their convertible preferred shares into 2,810,000 shares of common stock. At December 31, 2004, 2,000,000 shares of common stock had not been issued and were classified as committed common stock and were subsequently issued in 2005.

During the year ended December 31, 2004, 72 convertible Series I, II, and IIa note holders elected to convert $4,531,200 of notes into 1,649,550 shares of common stock.

On February 11, 2005, the Company’s S-1 registration for the issuance of 1,500,000 new common shares was declared effective. On February 16, 2005 the Company’s Initial Public Offering (IPO) was closed and the company received gross proceeds of $15,693,000 and incurred underwriting discounts, expenses and commissions of $1,681,875 and offering expenses payable by us of $655,500, resulting in net proceeds of $13,622,500.

On March 10, 2005, the underwriter exercised its option for the over-allotment and the Company issued 225,000 common shares for proceeds to the Company of $2,030,625.

At December 31, 2005 the convertible notes payable have been converted into common stock except $30,000 for which holders elected to be repaid. All common stock to be issued resulting from the conversion has been issued.

During the period ended December 31, 2005, nine convertible preferred shareholders elected to convert 23,250 of their preferred shares into 2,325,000 shares of common stock. In addition, six stock option holders exercised options to purchase 123,466 shares of common stock.

In December 2005 a warrant holder exercised 933,330 warrants in exchange for 848,482 shares of common stock.

NOTES TO FINANCIAL INFORMATION—(Continued)

Stock Option Transactions

The Company has the ability to issue stock options to both employees and non-employees under no formal stock option plans. It is management’s intent to grant all options at exercise prices not less than 85 per cent. of the fair value of the Company’s common stock, as the Board of Directors, determines on the date of grant. Options typically expire ten years from the date of grant and generally vest immediately. During the period from March 11, 1998 (inception) through December 31, 2005, the Company had granted options to both employees and non-employee consultants.

During the year ended December 31, 2005 the Company issued 550,500 options with a strike price of $10.00 to employees and directors, from the 2004 Stock Plan, and six stock option holders executed their options to purchase 124,500 shares of common stock. Of the total 124,500 stock options exercised, 20,000 stock options were exercised cashless.

In July 2004, the Company established the Cardiovascular BioTherapeutics, Inc. 2004 Stock Plan (the “Stock Plan”) permitting the awards of (a) incentive stock options within the meaning of section 422 of the Code, (b) non-qualified stock options, (c) stock appreciation rights, and (c) restricted stock to directors, officers, employees and consultants. The Company reserved 5,000,000 shares for the Plan and limited the maximum number of shares to be granted to any one individual in one year to 500,000.

On March 1, 2004, the Company granted 25,000 options to non-employees. The Company estimated the fair value of the options granted to be $21,385 using the Black-Scholes option-pricing model. All options were issued for past services and therefore expensed on the date of grant. The Black-Scholes option pricing model assumptions were as follows: Expected life of .50 years, risk free rate of interest of 1.02 percent, volatility of 76 percent and an expected dividend yield of zero.

During the year ended December 31, 2003 no options were granted to employees. However, during the year ended December 31, 2004, the Company issued 40,000 options to employees. The Company estimated the fair value of the options granted to be $57,792 using the Black-Scholes option-pricing model. All options were issued for past services and therefore expensed on the date of grant. The Black-Scholes option pricing model assumptions were as follows: Expected life of .25 years, risk free rate of interest of 1.03 to 1.50 percent, volatility of 76 percent and an expected dividend yield of zero.

During the year ended December 31, 2002 no options were issued to non-employees. On September 1, 2003 the Company granted 90,000 options to non-employees. The Company estimated the fair value of the options granted to be $47,120 using the Black-Scholes option-pricing model. All options were issued for past services and therefore expensed on the date of grant. The Black-Scholes option pricing model assumptions were as follows: Expected life of .75 years, risk free rate of interest of 1.39 percent, volatility of 76 percent and an expected dividend yield of zero.

The Company has the ability to issue stock options to both employees and non-employees under no formal stock option plans. It is management’s intent to grant all options at exercise prices not less than 85 per cent. of the fair value of the Company’s common stock, as the Board of Directors, determines on the date of grant. Options typically expire ten years from the date of grant and generally vest immediately. During the period from March 11, 1998 (inception) through December 31, 2005, the Company had granted options to both employees and non-employee consultants.

NOTES TO FINANCIAL INFORMATION—(Continued)

Except as noted above, no other compensation expense has been recognized in connection with grants of employee and non-employee stock options. Stock option activity for the years ended December 31, 2003, 2004 and 2005 is as follows:

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Fair Value
Outstanding at December 31, 2002 (unaudited)	2,600,000	$0.34
Granted	90,000	2.00	$0.52
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2003 (unaudited)	2,690,000	0.39
Granted	65,000	7.38	$1.22
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2004 (audited)	2,755,000	0.56
Granted	550,000	10.00	$4.34
Exercised	124,500	0.35
Forfeited	20,000	10.00

Outstanding at December 31, 2005 (audited)	3,160,500	$2.14

Options exercisable at December 31, 2003	2,690,000	$0.39

Options exercisable at December 31, 2004	2,755,000	$0.56

Options exercisable at December 31, 2005	3,055,886	$1.87

The following table summarizes information about stock options outstanding at December 31, 2005:

Range of Exercise Prices	Options Outstanding	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Options Exercisable	Weighted Average Exercise Price
$0.30	2,050,000	3.8	$0.30	2,050,000	$0.30
0.50	450,000	4.5	0.50	450,000	0.50
2.00	65,500	7.7	2.00	65,500	2.00
4.00	25,000	8.2	4.00	25,000	4.00
8.00	10,000	8.4	8.00	10,000	8.00
10.00	560,000	9.6	10.00	455,386	10.00

	3,160,500			3,055,886

Additionally, all options were issued with an exercise price at or above the Company’s estimate of fair market value of the Company’s stock on the date of grant, and the expected life of all options granted is based on the Company’s expectation that option holders will exercise their options shortly after the Company’s planned IPO, as summarized below:

Year Granted	Expected Life
1999	5.0
2000	4.5–3.5
2001	3.50
2002	1.0–0.75
2003	1.0–0.75
2004	0.5–0.25
2005	5

NOTES TO FINANCIAL INFORMATION—(Continued)

Warrants

In December 2000, the Company issued a warrant to purchase 933,330 shares of common stock at an exercise price of $0.40 per share to an individual in connection with assisting in closing a private placement. The fair value of the warrant was determined using the Black-Scholes pricing model and the value of $115,475 was recorded as a reduction of the net proceeds received in the private placement. The Black-Scholes option pricing model assumptions were as follows: Expected life of 3.5 years, risk free rate of interest of 5.02 percent, zero volatility and an expected dividend yield of zero. The warrants fully vested in December 2001 expire in December 2005. However, prior to the expiration date in December 2005 the holder of the warrants elected to exercise 933,330 warrants in exchange for 848,482 shares of common stock. The exercise of these warrants was cashless.

In January 2001, the Company issued a warrant to purchase 100,000 shares of common stock at an exercise price of $0.80 per share to an individual in connection with consulting services rendered. The warrant was deemed to have no value as determined using the Black-Scholes pricing model. The Black-Scholes option pricing model assumptions were as follows: Expected life of 3.5 years, risk free rate of interest of 4.89 percent, zero volatility and an expected dividend yield of zero. The warrant was fully vested on the date of grant and expire in January 2006.

In June 2003, the Company issued a warrant to purchase 200,000 shares of common stock at an exercise price of $2.00 per share to an individual in connection with consulting services rendered. The fair value of the warrant was determined using the Black-Scholes pricing model and the value of $119,744 was recorded as a compensation expense in the accompanying financial statements. The Black-Scholes option pricing model assumptions were as follows: Expected life of 3.5 years, risk free rate of interest of 0.94 percent, volatility of 76 percent and an expected dividend yield of zero. The warrant fully vested on the date of grant and expires in June 2013.

On February 16, 2004, the company sold a warrant for 75,000 shares of common stock at 125 per cent. of the IPO price for $75.00 to the underwriter pursuant to the underwriting agreement. The warrants have a term of four years commencing on the effective date of the IPO, February 11, 2005.

In accordance with EITF No. 96-18 and SFAS No. 123, compensation expense related to the warrant grants is recognized over the related vesting period as this method approximates the recognition of compensation expense over the service period.

Warrant activity for the three years ended December 31, 2005 is as follows:

	Warrants Outstanding	Weighted Average Exercise Price	Weighted Average Fair Value
Outstanding at December 31, 2002 (unaudited)	1,033,330	$0.44
Granted	200,000	2.00	$0.60
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2003 (unaudited)	1,233,330	044
Granted	—	—
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2004 (audited)	1,233,330	0.69
Granted	—	—
Sold	75,000	0.01
Exercised	933,330	0.40
Forfeited	—	—

Outstanding at December 31, 2005 (audited)	375,000	$0.69

Warrants exercisable at December 31, 2003	1,233,330	$0.69

Warrants exercisable at December 31, 2004	1,233,330	$0.69

Warrants exercisable at December 31, 2005	375,000	$1.28

NOTES TO FINANCIAL INFORMATION—(Continued)

The following table summarizes information about warrants outstanding at December 31, 2005:

Range of Exercise Prices	Warrants Outstanding	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Warrants Exercisable	Weighted Average Exercise Price
$0.01	75,000	3.1	$0.01	75,000	$0.01
0.80	100,000	1.0	0.80	100,000	0.80
2.00	200,000	8.5	2.00	200,000	2.00

	375,000			375,000

Authorized Shares

At the Company’s Annual Meeting on May 23, 2005, the shareholders approved to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 400,000,000 shares. It also authorized the board of directors at its discretion to implement a two-for-one (2:1) stock split in the Common Stock of the Company, if at all, prior to the 2006 Annual Meeting of Stockholders.

11. RELATED PARTY TRANSACTIONS

During the years ended December 31, 2004, 2005 and 2006 and the period from March 11, 1998 (inception) to December 31, 2005, Cardio paid Daniel C. Montano, Chairman of the Board, President and Chief Executive Officer, consulting fees in the amount of $0, $0, $            and $200,000, respectively.

During the years ended December 31, 2004, 2005 and 2006 and the period from March 11, 1998 (inception) to December 31, 2005, Cardio paid Daniel C. Montano, Chairman of the Board, President and Chief Executive Officer, for employment services in the amount of $286,154, $431,538, $            and $1,336,148 respectively.

During the years ended December 31, 2004, 2005 and 2006, and the period from March 11, 1998 (inception) to December 31, 2005, Cardio paid Vizier Management Company, Inc. controlled by Daniel C. Montano, Chairman of the Board, President and Chief Executive Officer, consulting fees in the amount of $0, $0, $            and $116,000, respectively.

Cardio paid commissions to GHL Financial Services Ltd. (“GHL”), in which a director is a principal and owns 6.6 per cent. of the Company, for the overseas sale of the Company’s convertible notes payable and Preferred Stock. During the years ended December 31, 2004, 2005 and 2006 and the period from March 11, 1998 (inception) to December 31, 2005, Cardio paid GHL $980,130, $15,500, $            and $2,185,255, respectively.

Cardio paid consulting fees to Dr. Thomas Stegmann M.D., the Company’s co-founder, to assist in the development process of its products. During the years ended December 31, 2004, 2005 and 2006 and the period from March 11, 1998 (inception) to December 30, 2005, Cardio paid Dr. Stegmann $258,000, $587,300, $            and $989,300, respectively.

Cardio paid C.K. Capital International and C&K Capital Corporation, controlled by Alexander G. Montano, son of Dan C. Montano, for consulting services. During the years ended December 31, 2004, 2005 and 2006 and the period from March 11, 1998 (inception) to December 31, 2005. Consulting fees Cardio incurred were $0, $20,000, $            and $545,240, respectively.

During the years ended December 31, 2004, 2005 and 2006 and the period from March 11, 1998 (inception) to December 31, 2005, Cardio paid Dr. Wolfgang Priemer, the Company’s co-founder, to assist in the development process of its products. Cardio paid Dr. Priemer $25,000, $55,500, $            and $201,555, respectively.

In August 2004, the Company guaranteed Phage’s obligations under a non-cancellable operating lease. (See note 3).

NOTES TO FINANCIAL INFORMATION—(Continued)

12. INCOME TAXES

Significant components of the provision for income taxes for the years ended December 31, 2004, 2005 and 2006 were as follows:

	December 31,
	2004	2005	2006
Current
Federal	$—	$—
State	800	800
Deferred
Federal	—	—
State	—	—

Provision for income taxes	$800	$800

A reconciliation of the expected income tax (benefit) computed using the federal statutory income tax rate to the Company’s effective income tax rate is as follows for the years ended December 31, 2004, 2005 and 2006:

	December 31,
	2004	2005	2006
Income tax computed at federal statutory tax rate	34.00%	34.00%
State taxes, net of federal benefit	5.80	5.49
Change in valuation allowance	(39.69)	(38.91)
Other	(.12)	(.59)

Total	(.01)%	(.01)%

Significant components of the Company’s deferred tax assets (liability) at December 31, 2004, 2005 and 2006 consisted of the following:

	December 31,
	2004	2005	2006
Deferred tax assets
Net operating loss carry-forwards	$6,382,356	$10,740,252
Accrual to cash	648,528	(64,715)
Accrued salaries	223,558	964,264
Other	(86)	(2,507)
Tax Credits	—	172,834
State taxes	(508,822)	(816,200)
Valuation allowance	(6,745,534)	(10,993,928)

	$—	$—

As of December 31, 2004, 2005 and 2006, the Company had a net operating loss carry forwards for the federal and state income tax purposes of approximately $13,055,000, $25,700,000 and $            , respectively, which expire through 2008 to 2018. The utilization of net operating loss carry forwards may be limited due to the ownership change under the provisions of Internal Revenue Code Section 382 and similar state provisions. The Company also has a federal research and development credit carryforward of $172,834.

The net operating loss carry-forwards are the only significant deferred income tax assets of the Company. They have been offset by a valuation allowance since management does not believe the recoverability of this deferred tax assets during the next fiscal year is more likely than not. Accordingly, a deferred income tax benefit for the years ended December 31, 2004, 2005 and 2006, has not been recognized in these financial statements.

13. COMMITMENTS AND CONTINGENCIES

Leases

In April 2004, the Company entered into a non-cancellable operating lease agreement for office space that requires monthly payments of $5,882 and expires in October 2005. On May 2004, the Company gave a deposit of $5,900. The company vacated this facility in October 2005.

NOTES TO FINANCIAL INFORMATION—(Continued)

On August 2004, the Company guaranteed Phage’s obligations under a non-cancellable operating lease for laboratory and office space at University of California Irvine Research Center. The lease is for 11,091 rentable square feet for the period December 1, 2004 through August 31, 2006, and provides for a monthly rent of approximately $35,500 plus shared building operating expenses. During 2004 and 2005, the Company sub-leased space from Phage for approximately $2,800 per month as part of the agreement for administrative services.

In November 2005, the Company entered into a five year operating lease for its corporate headquarters commencing on March 1, 2006. The lease provides for a renewal option for an additional five years. The lease provides for increases in annual rental payments of approximately 3 per cent. Also, the agreement requires the Company to pay its share of certain common operating costs that are to be assessed annually. For the years ending December 31, 2004, 2005 and 2006, rent expense totalled $74,727, $93,881 and $             respectively.

The following is a schedule of future minimum rental payments required under the lease agreement:

Year Ending December 31,	Amount
2006	$169,000
2007	208,000
2008	214,000
2009	221,000
2010	227,000
thereafter	38,000

Total	$1,077,000

Total minimum lease payments do not include rental income from a sub-lease of part of its office space to related parties.

Employment Agreements

In April 2000, the Company entered into an employment agreement with its Chief Scientific Officer, effective May 1, 2000. Under the terms of employment agreement, the Company paid a monthly salary of $3,000. Also, Cardio provided a vehicle allowance equal to $500 per month. The agreement was for three years and expired on April 15, 2003.

In July 2004, the Company entered into an employment agreement with a non-executive employee, effective August 1, 2004, under the terms of which Cardio will pay a monthly salary of $10,000. The agreement is for three years and expires July 31, 2007.

Consulting Agreements

The Company entered into numerous consulting agreements whereby the consultants assisted the Company in the development process, regulatory affairs and financial management. For the year ended December 31, 2004, 2005, 2006 and the period from March 11, 1998 (inception) to December 31, 2005, consulting fees related to the various agreements were $206,998, $571,000, $             and $1,290,302, respectively.

In addition to the consulting fees, the Company issued 2,715,000 non-employee stock options, with an exercise price range of $0.30–$4.00 per share. The options vested immediately and have a contract life of 10 years. The Company also issued 300,000 warrants with an exercise price range of $0.80-$2 per share. The warrants are exercisable immediately and have a contract life of 10 years.

Service Agreements

On October 24, 2001, the Company entered into a service agreement with TouchStone Research, Inc., (formally “Clinical Cardiovascular Research, L.L.C.”). TouchStone Research is dedicated to the clinical development of investigational drugs and devices for cardiovascular indications. TouchStone Research assists Cardio with the FDA approval process for its drug. Service fees for the year ended December 31, 2004, 2005, 2006 and the period from March 11, 1998 (inception) to December 31, 2005, were $973,383, $1,169,727, $             and $2,983,295, respectively. The agreement is on going as of December 31, 2005.

NOTES TO FINANCIAL INFORMATION—(Continued)

On October 20, 2000, the Company entered into a service agreement whereby the service provider intends to assist Cardio to develop the production method for the production of the Company’s products. Service fees for the year ended December 31, 2004, 2005 and 2006, and the period from March 11, 1998 (inception) to December 31, 2005, were $0, $0, $             and $370,100 respectively. The principal in this company owns 18.25 per cent. of Phage Biotechnology Corporation, the Company affiliated manufacturer. This agreement is now complete.

In 2001, the Company entered into a service agreement whereby Cardio will receive assistance in the drug development process. Service fees for year ended December 31, 2004, 2005, and 2006 and the period from March 11, 1998 (inception) to December 31, 2005, were $43,428, $0, $             and $431,698, respectively. This agreement is now complete.

Securities Act Compliance

Commencing in 2001 and ending in August 2004, the Company sold six series of convertible notes to investors who, with a few exceptions, were not residents or citizens of the United States. The Company made these sales in reliance on the fact that either the sales occurred outside the United States and were thus not subject to the jurisdiction of the Securities Act or were made to accredited investors pursuant to an exemption from registration provided by the Securities Act. The Company’s counsel has advised that the availability of those exemptions cannot be determined with legal certainty and that it is possible that the sale of some of the series of convertible notes may have violated the registration requirements of the Securities Act. As to most of those sales, a right of rescission may exist on which the statute of limitation has not run. For those noteholders that elected to convert to common stock, the Company may have a contingent liability arising from the original purchase of the convertible notes that such noteholders converted. That liability would extend for up to three years after the date of the sale of the applicable convertible note that was converted to common stock. The notes are convertible at either $2.00 per share or $4.00 per share. Accordingly, the market price of the common stock would likely have to decrease by more than 50 per cent. from the anticipated $10 public offering price before a noteholder had a significant economic reason to pursue any potential rescission rights.

The Company is unable to accurately estimate any potential liability that may arise for this contingency.

Government Regulation

Regulation by government authorities in the United States and foreign countries is a significant factor in the development, manufacture and marketing of drug products and in our ongoing research and product development activities. The Company’s drug candidates will require regulatory approval by government agencies prior to commercialization. In particular, human therapeutic products are subject to rigorous preclinical studies and clinical trials and other approval procedures of the FDA and similar regulatory authorities in foreign countries. Various federal and state statutes and regulations also govern or influence testing, manufacturing, safety, labelling, storage and record keeping related to such products and their marketing. The process of obtaining these approvals and the subsequent substantial compliance with appropriate federal and state statutes and regulations require the expenditure of substantial time and financial resources.

Preclinical studies are generally conducted in laboratory animals to evaluate the potential safety and the efficacy of a product. Drug developers submit the results of preclinical studies to the FDA as a part of an investigational new drug application which must be approved before clinical trials in humans may begin. Typically, clinical evaluation involves a time consuming and costly three-phase process.

Phase I	Clinical trials are conducted with a small number of subjects to determine the early safety profile, maximum tolerated dose and pharmacokinetics of the product in human volunteers.

Phase II	Clinical trials are conducted with groups of patients afflicted with a specific disease in order to determine preliminary efficacy, optimal dosages and expanded evidence of safety.

Phase III	Large scale, multi-centre, comparative trials are conducted with patients afflicted with a target disease in order to provide enough data to demonstrate with substantial evidence the efficacy and safety the FDA requires.

NOTES TO FINANCIAL INFORMATION—(Continued)

The Company’s current FDA approved trials in heart patients combine the safety elements of a Phase I trial with the dosage elements of a Phase II clinical trial, including measuring clinical outcomes at different dosages of the drug in the target patient population, which is no-option heart patients. Upon completion of our Phase I trial, the Company will notify the FDA of the safety results obtained from this study and plans to commence its Phase II trials in a larger population of no-option heart patients.

The company also has received notification from the FDA that they may proceed in clinical testing of FGF1in a second medical indication, diabetic wound healing. A Phase I study has been authorized which will test the safety of FGF1 after topical administration to diabetic ulcers and venous stasis wounds.

The FDA monitors the progress of clinical trials that are conducted in the United States and may, at its discretion, re-evaluate, alter, suspend or terminate the testing based upon the data accumulated to that point and the FDA’s assessment of the risk/benefit ratio to the patient.

Litigation

The Company may become involved in various legal proceedings and claims which arise in the ordinary course of its business. The Company is not involved in any litigation at this time and is unaware of any claims that may be filed against it.

14. SELECTED QUARTERLY FINANCIAL DATA (Unaudited)

The following table presents summarized quarterly financial data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Fiscal 2005
Operating loss	(1,760,259)	(2,649,104)	(4,434,910)	(2,225,508)
Net loss	(3,265,166)	(2,572,889)	(4,386,448)	(2,141,418)
Diluted loss per share	$(0.03)	$(0.02)	$(0.04)	$(0.02)

Fiscal 2004
Operating loss	(756,316)	(820,255)	(1,720,353)	(1,583,620)
Net loss	(1,040,644)	(1,087,493)	(2,342,037)	(3,543,305)
Diluted loss per share	$(0.01)	$(0.01)	$(0.02)	$(0.03)

15. SUBSEQUENT EVENTS (UNAUDITED) [TO BE UPDATED FOR 2006]

Sale of Senior Secured Notes and Warrants

The Company completed the sale in a private placement (the “Private Placement”) of $20,000,000 of senior secured notes together with warrants to purchase 705,882 shares of the Company’s common stock. The Company entered into a Securities Purchase Agreement dated March 20, 2006 with certain investors. The notes are convertible into shares of the Company’s common stock at any time at $12 per share (the “Fixed Conversion Price”). In addition, the notes are convertible after five months from the closing date at 94 per cent. of the average of the preceding five days weighted average trading price, if the result is lower than $12 per share. Conversion of the senior secured notes into the Company’s common stock at other than the Fixed Conversion Price is limited to no more than 10 per cent. of the original $20,000,000 note balance per month. The notes mature in March 2009, and bear a resetting floating interest rate of three month LIBOR plus 7 per cent. The warrants may be exercised anytime up to March 2009. The warrant exercise price is $8.50 per share. Substantially all of the Company’s assets secure the notes.

The Company will incur certain penalties if it fails to file and obtain and maintain the effectiveness of a registration statement covering the Securities, such as cash payments to the note holders calculated under formulas based on the principal amount of the notes and aggregate exercise price of the warrants. The Company may also incur cash damages if the Company fails to issue and deliver certificates of its common stock in a timely manner upon receipt of a notice from a note holder to convert all or a portion of the note holder’s note. The Company may also be required to redeem all or a portion of the principal amount of a note in the event a conversion fails. Under certain triggering events, the Company may be required to redeem all or a portion of the

NOTES TO FINANCIAL INFORMATION—(Continued)

principal amount of a note in the sum of 120 per cent. of the principal plus applicable interest. Examples of triggering events are: (i) delisting of the Company’s securities; (ii) failure of a registration statement to be filed; (iii) failure of a registration statement to become effective; and (iv) other triggering events. Other terms and conditions that are material to the Company are: (i) after a triggering event the holder of a note has the option to require the Company to pay a redemption price at the option of a note holder; (ii) a redemption in the event of a change in control at the option of a note holder, (iii) certain events of default; and (iv) the acceleration of payment of a note upon the occurrence of an event of default.

The gross proceeds of the Private Placement are $20,000,000. The Company incurred a closing fee of: (i) $200,000 to purchasers of the notes, (ii) an investment banking fee in the amount of $1,200,000 to CK Cooper & Company, a party related to one of the Company’s directors, Alexander G. Montano; and (iii) other expenses in the amount of $3,000. A total of $1,403,000 in transaction fees and expenses were paid by the Company, such that the Company realized net proceeds in the amount of $18,597,000.

The Company sold the Securities under the exemption from registration pursuant to Rule 506 of Regulation D under the Securities Act of 1933 (“Regulation D”).

From March 20, 2006 until the first date on which there are no notes outstanding, the Company will have certain restrictions on the payment of dividends or distributions, whether in cash, stock, equity securities or property, in respect of any capital stock or split, combination or reclassification of any capital stock or issuance or authorization of the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or set any record date with respect to any of the foregoing.

Daniel C. Montano Guaranty

On March 20, 2006, Daniel C. Montano, the Company’s Chairman, President and CEO, entered into a Guaranty Agreement whereby he guaranteed any and all obligations of the Company resulting from the sale on March 20, 2006 of $20,000,000 of senior secured notes and warrants. The guaranty remains in effect until the later of March 20, 2007 or the first date on which the Company receives revenue from sale of drugs in which FGF1 is the active pharmaceutical ingredient after such drug has been approved by the FDA, provided that on such date the Company is not in default of any provisions of the obligations or triggering events contained in the agreements for the senior secured notes and warrants and such default is not continuing. However, the guaranty will terminate upon the payment in full of the notes including conversion of the notes into the Company’s common stock.

After our obligations contained in the agreements for the senior secured notes and warrants have been paid in full, if Daniel C. Montano had been required to make any payments pursuant to this guaranty prior to the payment in full of our obligations, we will reimburse Daniel C. Montano for any such payments plus simple interest at 7 per cent. per annum from the date of the advance by Daniel C. Montano to the date reimbursed by us.

Phage Lease Guaranty

The Company entered into a Standard Lease Guaranty (the “Lease Guaranty”) dated March 15, 2006 of the Standard Industrial Net Lease dated March 15, 2006, entered into by Canta Rana Ranch, L.P., a California limited partnership and Phage Biotechnology Corporation (“Phage”), a Delaware corporation (the “Lease Agreement”). Pursuant to the Lease Guaranty, the Company guarantees full performance of all of Phage’s obligations under the Lease Agreement.

In exchange for the Company’s guarantee of the Lease Agreement, Phage entered into an Indemnity and Reimbursement Agreement dated as of March 15, 2006. Phage will pay the Company certain fees payable on the first day of each calendar month which will be the sum of the following amounts (collectively, “Guaranty Fees”): (a) one-tenth ( 1/10th) of one percent (1 per cent.) of the remaining aggregate amount of the Minimum Monthly Rent due under the Lease Agreement from the period from May 1, 2006 to the Expiration Date of the Lease Agreement; and (b) one-tenth ( 1/10th) of one percent (1 per cent.) of the remaining aggregate amount of Additional Rent due under the Lease Agreement following the payment of Additional Rent. Any amount of Guaranty Fees not paid by Phage on the first calendar day of each month shall accrue interest at the lesser of twelve percent (12 per cent.) per annum or the maximum rate allowable by law until paid.

NOTES TO FINANCIAL INFORMATION—(Continued)

Phage is an affiliated private biotechnology company that manufactures recombinant protein drugs for the Company and is the Company’s sole supplier of FGF1.

If Phage defaults on payment of the Minimum Monthly Rent or the Additional Rent, which monthly payments aggregate approximately $20,000, the Company is obligated pursuant to the Lease Guaranty to pay to the lessor the rents in default. The Company’s maximum contingent liability is approximately $1,837,000 as of March 15, 2006 and will decrease by approximately $20,000 per month as Minimum Monthly Rent and the Additional Rent are paid by Phage.

Phage has indemnified the Company for any amounts required to be paid by the Company pursuant to the Lease Guaranty in the Indemnity and Reimbursement Agreement dated as of March 15, 2006.

The lease guarantee is irrevocably released when Phage provides to Canta Rana Ranch, L.P. a bank statement showing $5,000,000 in cash in the bank.

Phage is an affiliated private biotechnology company that manufactures recombinant protein drugs for the Company and is the Company’s sole supplier of FGF1.

FINANCIAL INFORMATION

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

(formerly CARDIOVASCULAR GENETIC ENGINEERING, INC.)

(A Development Stage Company)

BALANCE SHEETS

DECEMBER 31, 2005 AND SEPTEMBER 30, 2006 (UNAUDITED)

	December 31, 2005	September 30, 2006
		(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$8,674,590	$12,864,076
Short-term investments	137,363	170,895
Due from an affiliate	1,407	64,719
Prepaid and other current assets	449,281	2,030,298

Total current assets	9,262,641	15,129,988
Property and equipment, net of accumulated depreciation	199,123	685,266
Deferred financing cost, net of amortization,	—	1,374,788
Other assets	26,750	78,655

Total assets	$9,488,514	$17,268,697

LIABILITIES
Current Liabilities:
Accrued interest payable	$434	$618,986
Due to an affiliate	—	8,033
Accounts payable	173,763	524,605
Accrued payroll and payroll taxes	125,430	102,109
Accrued Rent	—	79,148

Total current liabilities	299,627	1,332,881

Convertible notes payable and embedded derivatives	—	12,730,855

Total liabilities	299,627	14,063,736

Commitments and contingencies
STOCKHOLDERS’ EQUITY
Convertible preferred stock, $0.001 par value; 10,000,000 shares authorized; 52,850 shares issued; no shares outstanding at December 31, 2005 and September 30, 2006, respectively	—
Common stock, $0.001 par value; 400,000,000 shares authorized; 123,899,598 and 124,336,234 shares issued and outstanding at December 31, 2005 and September 30, 2006, respectively	123,899	124,336
Committed common stock	—	28
Additional paid-in capital	38,222,166	39,824,417
Deficit accumulated during the development stage	(29,157,178)	(36,743,820)

Total stockholders’ equity	9,188,887	3,204,961

Total liabilities and stockholders’ equity	$9,488,514	$17,268,697

The accompanying notes are an integral part of these financial statements.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

(formerly CARDIOVASCULAR GENETIC ENGINEERING, INC.)

(A Development Stage Company)

STATEMENTS OF OPERATIONS

(UNAUDITED)

FOR THE NINE MONTHS PERIOD ENDED SEPTEMBER 30, 2005 AND 2006 AND FOR

THE PERIOD FROM MARCH 11, 1998 (INCEPTION) TO SEPTEMBER 30, 2006

	Nine Months Ended September 30,		For the Period from March 11, 1998 (inception) to September 30,
	2005	2006	2006
Operating expenses:
Research and development (a)	$2,266,631	$4,756,693	$14,234,206
Selling, general and administrative (b)	6,577,642	8,801,457	23,331,244

Total operating expenses	8,844,273	13,558,150	37,565,450

Operating loss	$(8,844,273)	(13,558,150)	$(37,565,450)
Other income (expenses)
Interest income	209,255	604,774	964,748
Interest expense	(1,589,485)	(3,588,970)	(9,078,568)
Other income (expenses)	—	—	(5,254)
Adjustments to fair value of derivatives	—	8,955,704	8,955,704
Equity in loss of unconsolidated investee	—	—	(15,000)

Net other income (expenses)	(1,380,230)	5,971,508	821,630

Net (loss) Income before Provision for Income Taxes	(10,224,503)	(7,586,642)	(36,743,820)
Provision for income taxes	—	—	—
Net (loss) Income	$(10,224,503)	$(7,586,642	$(36,743,820)

(Loss) Earnings per share
Basic (loss) Earnings per share	$(0.09)	$(0.06)
Diluted (loss) Earnings per share	$(0.09)	$(0.06)
Shares used to calculate (loss) Earnings per share
Basic	119,526,639	123,989,030
Diluted	119,526,639	123,989,030
(a) Research and development with related parties (Notes 3 and 11)	$716,587	$2,272,227	$5,396,187
(b) Selling general and administrative expenses with related parties (Notes 3 and 11)	$480,276	$1,728,806	$7,126,907

The accompanying notes are an integral part of these financial statements.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIT)

(UNAUDITED)

FOR THE PERIOD FROM MARCH 11, 1998 (INCEPTION) TO SEPTEMBER 30, 2006

			Preferred Stock Series A, Convertible		Common Stock
	Date	Price Per Equity Unit	Shares	Amount	Shares	Amount	Committed Stock	Additional Paid-In Capital	Accumulated Deficit	Total
Balance, March 11, 1998 (date of inception)			—	$—	—	$—	$—	$—	$—	$—
Issuance of common stock to founders	(1)	$0.001			93,050,000	93,050	67	(92,186)		931
Issuance of common stock for cash	7/9/1998	0.10			300,000	300		29,700		30,000
Issuance of preferred stock for cash	(1)	9.85	52,850	53				520,347		520,400
Net loss (unaudited)									(567,864)	(567,864)

Balance, December 31, 1998			52,850	53	93,350,000	93,350	67	457,861	(567,864)	(16,533)

Issuance of common stock to founders	(2)	$0.001			4,580,000	4,580	(46)	(4,488)		46
Issuance of common stock for cash	6/25/1999	0.30			66,800	67		19,933		20,000
Issuance of common stock for cash	6/25/1999	0.30			100,000	100		29,900		30,000
Issuance of common stock for cash	10/5/1999	0.30			340,000	340		101,660		102,000
Issuance of stock options for services								82,293		82,293
Net loss									(654,875)	(654,875)

Balance, December 31, 1999			52,850	53	98,436,800	98,437	21	687,159	(1,222,739)	(437,069)

Issuance of common stock to founders	(3)	$0.001			2,120,000	2,120	(21)	(2,078)		21
Issuance of common stock for cash	12/21/2000	0.4117			8,750,000	8,750		3,593,250		3,602,000
Issuance of common stock for conversion of convertible preferred stock	(4)	0.10	(1,500)	(2)	150,000	150		(148)
Issuance of common stock for services	(5)				583,300	583		(583)
Issuance of stock options for services								73,660		73,660
Net loss									(2,232,877)	(2,232,877)

Balance, December 31, 2000			51,350	51	110,040,100	110,040	—	4,351,260	(3,455,616)	1,005,735

Issuance of common stock for cash	8/10/2001	0.80			150,000	150		119,850		120,000
Net loss									(1,664,954)	(1,664,954)

Balance, December 31, 2001			51,350	51	110,190,100	110,190	—	4,471,110	(5,120,570)	(539,219)

Net loss									(1,328,460)	(1,328,460)

Balance, December 31, 2002			51,350	51	110,190,100	110,190	—	4,471,110	(6,449,030)	(1,867,679)

Issuance of stock options for services								47,120		47,120
Issuance of warrants for services								119,744		119,744
Net loss									(2,328,748)	(2,328,748)

Balance, December 31, 2003			51,350	51	110,190,100	110,190	—	4,637,974	(8,777,778)	(4,029,563)

STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIT)—(Continued)

(UNAUDITED)

FOR THE PERIOD FROM MARCH 11, 1998 (INCEPTION) TO SEPTEMBER 30, 2006

			Preferred Stock Series A, Convertible		Common Stock
	Date	Price Per Equity Unit	Shares	Amount	Shares	Amount	Committed Stock	Additional Paid-In Capital	Accumulated Deficit	Total
Issuance of common stock for conversion of convertible notes	(6)				1,649,550	1,650		4,529,550		4,531,200
conversion of convertible preferred stock	(7)		(28,100)	(28)	810,000	810	2,000	(2,782)
Interest on benefit conversion feature								2,050,000		2,050,000
Issuance of stock options for services								79,177		79,177
Net loss									(8,013,479)	(8,013,479)

Balance, December 31, 2004			23,250	23	112,649,650	112,650	2,000	11,293,919	(16,791,257)	(5,382,665)

Issuance of common stock for cash	(8)				1,725,000	1,725		14,709,660		14,711,385
Conversion of convertible notes	(6)				4,228,000	4,228		10,326,773		10,331,001
Conversion of convertible preferred stock	(7)		(23,250)	(23)	4,325,000	4,325	(2,000)	(2,303)		(1)
Exercise of options	(10)				123,466	123		82,880		83,003
(Issuance of warrant for cash)	(9)							75		75
Issuance of stock options for services	(11)							1,812,010		1,812,010
Warrants exercised	(12)				848,482	848		(848)
Net loss									(12,365,921)	(12,365,921)

Balance, December 31, 2005			—	$—	123,899,598	$123,899	$—	$38,222,166	$(29,157,178)	$9,188,887

Warrants exercised	(12)				89,116	89		(86)		3
Exercise of options	(10)				265,000	265		129,235		129,500
Issuance of stock for services	(13)				20			122		122
Conversion of convertible notes	(15)				82,500	83	28	303,189		303,300
Stock based compensation	(11)							368,541		368,541
Issuance of warrants for services	(14)							801,250		801,250
Net loss (unaudited)									(7,586,642)	(7,586,642)

Balance, September 30, 2006			—	$—	124,336,234	$124,336	$28	$39,824,417	$(36,743,820)	$3,204,961

(1)	Multiple transactions valued at the per share price in the year ended December 31, 1998
(2)	Multiple transactions valued at the per share price in the year ended December 31, 1999
(3)	Multiple transactions valued at the per share price in the year ended December 31, 2000
(4)	Preferred stock converted to common stock
(5)	Offering costs
(6)	Multiple transactions at $2.00 and $4.00 in the year ended December 31, 2004 and 2005
(7)	Multiple transactions at 100:1 conversion rate in the year ended December 31, 2004 and 2005
(8)	Public offering of 1,725,000 common shares at $10.00 per share
(9)	Underwriters warrants sold with the public offing
(10)	Multiple employee option exercises
(11)	Stock options to directors and employees
(12)	Warrants exercised
(13)	Issuance of 20 commemorative shares to directors and executives
(14)	Warrants issued to officer for services
(15)	Converted at various prices.

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2005, AND 2006 AND FOR

THE PERIOD FROM MARCH 11, 1998 (INCEPTION) TO SEPTEMBER 30, 2006 (UNAUDITED)

	For the Nine Month Periods Ended September 30,
	2005 (Unaudited)	2006 (Unaudited)	For the Period from March 11, 1998 (Inception) to September 30, 2006
Cash flows from operating activities:
Net loss	$(10,224,503)	$(7,586,642)	$(36,743,820)
Adjustments to reconcile net loss to net cash used in operating activities:(a)
Depreciation	8,937	92,284	112,520
Amortization of beneficial conversion feature	710,001	—	2,050,000
Amortization of deferred debt financing costs	712,664	273,214	2,408,929
Interest paid with common stock	—	7,576	7,576
Stock based compensation	1,732,698	368,541	2,462,801
Stock issued for services rendered	—	122	122
Warrants issued for services rendered	—	801,250	920,995
Amortization of discount related to warrants derivatives	—	419,292	419,292
Amortization of discount related to conversion feature	—	871,202	871,202
Amortization of discount related to interest on conversion feature	—	691,788	691,788
Adjustments to fair value of derivatives	—	(8,955,704)	(8,955,704)
Equity in loss of unconsolidated investee	—	—	15,000
(Increase) decrease in:
Due from an affiliate	—	(63,312)	(64,719)
Prepaid expenses	(307,342)	(1,581,017)	(2,030,298)
Other assets	—	(51,905)	(93,655)
(Increase) decrease in:
Due to affiliate	—	8,033	8,033
Accounts payable	(632,630)	350,843	524,605
Accrued payroll and payroll taxes	4,337	(23,321)	102,109
Accrued interest	(1,187,870)	618,552	618,986
Accrued rent	—	79,148	79,148

Net cash used in operating activities(a)	(9,183,708)	(13,680,056)	(36,595,090)

Cash flows from investing activities:
Purchase of short term investment	(41,234)	(33,532)	(170,895)
Purchase of property and equipment	(68,501)	(578,427)	(797,786)

Net cash (used in) investing activities(b)	(109,735)	(611,959)	(968,681)

Cash flows from financing activities
Net proceeds from sale of common stock	15,547,972	—	19,451,972
Proceeds from exercise of options and warrants	83,003	129,503	212,506
Proceeds from sale of preferred stock	—	—	520,400
Proceeds from issuance of notes payables	—	—	14,092,200
Deferred debt financing cost	—	(1,648,002)	(3,783,715)
Proceeds from notes payable issued under Reg D	—	20,000,000	20,800,000
Cash paid for deferred offering costs	—	—	(865,516)
Due to net increase (decrease) in affiliates	(522,719)	—	—

Subscription receivable	—
Net cash provided by financing activities(c)	15,108,256	18,481,501	50,427,847

Increase (decrease) in cash and cash equivalents	5,814,813	4,189,486	12,864,076
Cash and cash equivalents at beginning of period	4,530,221	8,674,590	—

Cash and cash equivalents at end of period	$10,345,034	$12,864,076	$12,864,076

Supplemental disclosure of cash flow information
Interest paid	$1,345,070 0	$697,491	$2,059,126

California Franchise Taxes paid	$600	$—	$6,000

(a)	Including amount with related parties of $1,196,863, $4,001,033, and $12,523,094, respectively
(b)	Including amount with related parties of $0, $0 and $0, respectively
(c)	Including amount with related parties of $0, (1,756,975) and (3,894,095) respectively

The accompanying notes are an integral part of these financial statements.

Supplemental Disclosure of Non-Cash Financing Activities

During the nine month periods ended September 30, 2005 and 2006 and the period from March 11, 1998 (inception) to September 30, 2006, the Company issued 0, 0 and 99,750,000 shares of post-split adjusted common stock to founders, respectively.

During the nine month periods ended September 30, 2005 and 2006 and the period from March 11, 1998 (inception) to September 30, 2006, the Company issued 0, 0 and 583,000 shares of post-split adjusted common stock for services, respectively.

During the nine month periods ended September 30, 2005 and 2006 and the period from March 11, 1998 (inception) to September 30, 2006, the Company recorded a beneficial conversion feature in connection with the issuance of convertible notes payable Series II and Series IIa in the amount of $0, $0 and $2,050,000, respectively.

During the nine month periods ended September 30, 2005 and 2006 and the period from March 11, 1998 (inception) to September 30, 2006, 23,250, 0 and 52,850 shares of convertible preferred stock were converted into 2,325,000, 0, and 5,285,000 shares of common stock, respectively. During the period ended September 30, 2005, 2,000,000 shares of committed common stock relating to the conversion of preferred shares in fiscal 2004 were issued.

During the nine month periods ended September 30, 2005 and 2006 and the period from March 11, 1998 (inception) to September 30, 2006, $10,331,000, $0, and $ 14,862,200 of convertible notes payable were converted into 4,090,000, 0 and 5,739,550 shares of common stock, respectively and 25,000 shares of committed stock as of September 30, 2005.

In March 2006, 100,000 warrants, with an exercise price of $0.80 were exercised on a cashless basis in exchange for 89,116 shares of common stock. The remaining balance of $3 was paid in cash upon exercise of the warrants on a cashless basis.

In May 2006, 20 commemorative shares which had a fair value of $122 were issued to the founders and the executives.

During the nine month period ended September 30, 2005 and 2006 and the period from March 11, 1998 (inception) to September 30, 2006, $0, $295,723, and $295,723 of senior secured convertible notes payable were converted into 0, 82,500, and 82,500 shares of common stock, respectively, and 28,000 shares of committed common stock. During the period ended September 30, 2006 $7,576 of interest on senior secured convertible notes were paid with common stock.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

SEPTEMBER 30, 2006

NOTE 1. BASIS OF PRESENTATION

The information contained in this report is unaudited, but in our opinion reflects all adjustments necessary to make the financial position and results of operations for the interim periods a fair presentation of our operations and cash flows. All such adjustments are of a normal recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

These financial statements should be read along with the financial statements and notes that go along with our audited financial statements, as well as other financial information for the fiscal year ended December 31, 2005 as presented in our Annual Report on Form 10-K. Financial presentations for prior periods have been reclassified to conform to current period presentations. The results of operations for the nine months ended September 30, 2006 and cash flows for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the full fiscal year ending December 31, 2006.

NOTE 2. DESCRIPTION OF BUSINESS

CardioVascular BioTherapeutics, Inc. (formerly CardioVascular Genetic Engineering, Inc.) (“Cardio”) or (the “Company”) is a development stage biopharmaceutical company focused on developing and marketing protein drug candidates that are designed to be used in the treatment of cardiovascular disease. Cardio was incorporated in Delaware on March 11, 1998 (“Inception”) as CardioVascular Genetic Engineering, Inc. and in February 2004, changed its name to CardioVascular BioTherapeutics, Inc. Since inception Cardio has been engaged in research and development activities associated with bringing its products to market.

NOTE 3. TRANSACTIONS AND CONTRACTUAL RELATIONSHIPS WITH AFFILIATED ENTITIES

Cardio is a member of an affiliated group through common management that includes Phage Biotechnology Corporation (“Phage”), Cardio Phage International (“CPI”), Sribna Culya Biopharmaceuticals Inc. (“Sribna”), Proteomics Biopharmaceuticals Technologies Inc. (“Proteomics”), Zhittya Stem Cell Medical Research Company Inc. (“Zhittya”), Qure Biopharmaceuticals, Inc. (“Qure”), known collectively as the (“affiliates”). The common management of Cardio and Phage spend a sufficient amount of their time with Cardio and Phage to satisfy the needs for Cardio and Phage the remaining balance to other interests.

Daniel C. Montano, John W. Jacobs and Mickael A. Flaa are, respectively, Chairman of the Board/Chief Executive Officer, Chief Operating Officer/Chief Scientific Officer, and Chief Financial Officer of both Cardio and Phage. Upon completion of the public offering, Mr. Flaa and Dr. Jacobs joined Cardio’s Board of Directors. Daniel C. Montano is a principal stockholder in Cardio, Phage, Proteomics, Zhittya, and Qure. Daniel C. Montano, Dr. Thomas Stegmann and Dr. Jacobs are members of the Board of Directors of CPI. Mr. Grant Gordon, one of the Company’s current Board members, is a member of the Board of Directors of CPI and is CPI’s President. Mr. Flaa, one of the Company’s current Board members and the Company’s CFO, is CPI’s CFO.

The following are or were the business activities performed by each affiliate:

Active Companies:

•	Phage is a developer of recombinant protein pharmaceuticals; certain of the Company’s officers and directors control 27 per cent. and the Company controls 4.32 per cent. of the common stock of Phage;

•

CPI is a distributor for the future products for both Cardio and Phage in locations throughout the world other than United States and Canada, Europe, Japan, and, with respect to Cardio only, the Republic of Korea, China, and Taiwan. Cardio and Phage each own approximately 43 per cent. of CPI and each is able to appoint 43 per cent. of CPI’s directors;

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

Inactive Companies:

•	Sribna was developing a treatment for cancer utilizing cancer cell apoptosis (currently inactive);

•	Proteomics was developing a non-injection method for medical protein (currently inactive);

•	Zhittya was researching adult stem cells (currently inactive); and

•	Qure was developing commercial medical applications (currently inactive). Qure owns less than 1 per cent. of the Company’s common stock.

During the period from 1999 through 2001, the Company entered into transactions with these entities affiliated with the Company’s CEO (Proteomics, Zhittya, Qure and Sribna). These companies paid expenses on behalf of the Company aggregating $187,600. That amount was repaid without interest. These entities are all currently inactive. Additionally, Qure owns 630,000 shares of common stock of the Company.

In 2006, the Company became a co-sponsor of the Regenerative Medicine Organization, a non profit educational organization that focuses on providing information and education to the healthcare community and the public about regenerative medicine.

License Agreement

Cardio has a Joint Patent Ownership and License Agreement with Phage. Under that agreement, Cardio and Phage each own an undivided one half interest in the U.S. and foreign patent rights necessary to develop and commercialize Cardio’s drug candidates, and Phage agrees to provide certain technical development services to Cardio and to manufacture Cardio’s drug candidates for Cardio’s clinical trials at cost. Any product Phage manufactures for Cardio commercialization purposes is paid for on a percentage of sales basis as defined in the agreement. This agreement obligates Cardio, at its option, to either (i) pay Phage ten percent of net sales for its drugs manufactured for Cardio by Phage or (ii) pay Phage a six percent royalty based on Cardio’s net sales price of its drugs that Phage does not manufacture for Cardio. This agreement expires on the last to expire of the patent rights covered, including extensions.

Currently it is the Company’s intention to contract with Phage for manufacturing of its drug candidates for the ongoing FDA trials and for further commercial production. However, Cardio has the right to and may choose to use a third party for manufacturing and is exploring additional contract manufacturers for its drug candidates. As of September 30, 2006 (unaudited), Cardio had cash and short term investments of $13,034,971 indicating that the Company has sufficient funds to be a viable entity on an ongoing basis should it choose to use a third party manufacturer.

Phage has manufactured drugs for Cardio in the United States clinical trials to date and may manufacture them for subsequent trials and commercial production. To date Phage has manufactured three drugs that have been authorized by the FDA to be administered to humans in clinical trials, indicating Phage is capable of manufacturing drug products to acceptable standards for clinical trials.

Furthermore, Cardio paid Phage for technical development services and for manufacture of its drug candidates for clinical trials, which, pursuant to the agreement, Phage provided to Cardio at cost. For the nine months September 30, 2005 (unaudited), and 2006 (unaudited) and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited) payments to Phage relating to such services were $415,337, $1,820,227 and $3,383,232, respectively.

Administrative Support

Phage has provided Cardio with administrative support in Phage’s research facility and billed Cardio for Phage’s actual costs incurred plus Cardio’s pro-rata share (based on costs incurred for Cardio as compared to total Phage overhead costs) of Phage’s overhead costs. Payments to Phage for such support for the nine months ended September 30, 2005 (unaudited) and 2006 (unaudited) and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited) were $148,507, $121,575 and $1,137,033, respectively.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

Distribution Agreement

Cardio and Phage have entered into a distribution agreement with CPI, a Bahamian company, to handle future distribution of Cardio drugs and any other products licensed to CPI when available for commercial distribution. CPI’s territory is limited to areas other than the United States, Canada, Europe (defined as the Ural Mountains west including Iceland, excluding Turkey and Cyprus), Japan and, with respect to Cardio only, the Republic of Korea, the Republic of China and Taiwan. Phage and Cardio each own approximately 43 per cent. of the CPI outstanding stock and the companies have the right to each appoint 43 per cent. of the CPI board. Cardio has made no payments to CPI and does not anticipate making any payments in the near future.

As of December 31, 2003, the Company accounted for its 43 per cent. interest in Cardio Phage International (CPI) under the equity method. As of December 31, 2004, the Company’s statement of operations includes a loss of $15,000, which represents the Company’s equity in loss on its investment in CPI. The loss reduced the Company’s investment in CPI to zero and, as a consequence, CPI’s ongoing operations will not negatively affect the Company’s future financial results. The Company has no obligation to fund future operating losses nor has any guarantees on any of CPI’s obligations. There is no material difference between Cardio’s carrying value for CPI and underlying equity in CPI’s net assets. There is no quoted market price for CPI’s net assets. There is no quoted market price for CPI’s shares.

Royalty Agreement

Cardio has entered into an agreement with Dr. Thomas Stegmann, one of the Company’s directors, Co-President and Chief Clinical Officer, whereby Cardio will pay Dr. Stegmann a royalty of one percent of the Company’s net revenue (as defined) from commercial sales of Cardio drugs in exchange for rights granted to Cardio to utilize the results of Dr. Stegmann’s German clinical trials. This agreement terminates on December 31, 2013. Cardio has made no payments to Dr. Stegmann under this agreement.

Asia Distribution Agreement

On December 15, 2000, the Company entered into an agreement with Korea Biotechnology Development Co., Ltd. (“KBDC”) to commercialize Cardio’s future products. Cardio transferred to KBDC the rights to manufacture and sell its products for 99 years in all of Korea, China, and Taiwan. In exchange, KBDC arranged the purchase of 8,750,000 shares of Cardio’s common stock for $3,602,000. KBDC agreed to fund all of the regulatory approval process in Korea for any Cardio products. In addition, KBDC agreed to pay a royalty of 10 per cent. of net revenues to Cardio. KBDC will pay the royalties for the life of the agreement. Daniel C. Montano, the Company’s Chairman, owns 17 per cent. of KBDC and is a former member of its board of directors. KBDC invested $200,000 in each of Sribna, Proteomics and Zhittya and invested $60,000 in CPI.

Guarantee of Rental Agreements for Phage

Cardio entered into a Standard Lease Guaranty (the “Lease Guaranty”) dated March 15, 2006 with Canta Rana Ranch, L.P., a California limited partnership and Phage, (the “Lease Agreement”). Phage is an affiliated private biotechnology company that manufactures recombinant protein drugs and is the Company’s sole supplier of drug products. Pursuant to the Lease Guaranty, the Company guarantees full performance of all of Phage’s obligations under the Lease Agreement.

In exchange for the Company’s guarantee of the Lease Agreement, Phage entered into an Indemnity and Reimbursement Agreement dated as of March 15, 2006. Phage will pay the Company certain fees payable on the first day of each calendar month that will be the sum of the following amounts (collectively, “Guaranty Fees”): (a) one-tenth (1/10th) of one percent (1 per cent.) of the remaining aggregate amount of the Minimum Monthly Rent due under the Lease Agreement from the period from May 1, 2006 to the Expiration Date of the Lease Agreement; and (b) one-tenth (1/10th) of one percent (1 per cent.) of the remaining aggregate amount of Additional Rent due under the Lease Agreement following the payment of Additional Rent. Any amount of Guaranty Fees not paid by Phage on the first calendar day of each month shall accrue interest at the lesser of twelve percent (12 per cent.) per annum or the maximum rate allowable by law until paid.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

If Phage defaults on payment of the Minimum Monthly Rent or the Additional Rent, which monthly payments aggregate approximately $20,000, the Company is obligated pursuant to the Lease Guaranty to pay to the lessor the rents in default. The Company’s maximum contingent liability is approximately $1,737,329 as of September 30, 2006 and will decrease by approximately $20,000 per month as Minimum Monthly Rent and the Additional Rent are paid by Phage.

Phage has indemnified the Company for any amounts required to be paid by the Company pursuant to the Lease Guaranty in the Indemnity and Reimbursement Agreement dated as of March 15, 2006.

The lease guarantee is irrevocably released when Phage provides to Canta Rana Ranch, L.P. a bank statement showing a balance of $5,000,000.

During August 2004, the Company guaranteed Phage’s obligations under a non-cancellable operating lease for laboratory and office space at University of California Irvine Research Center. The lease was for 11,091 rentable square feet for the period March 1, 2004 through August 31, 2006, and provided for a monthly rent of approximately $35,500 plus shared building operating expenses. During 2004 and 2005, the Company subleased space from Phage for approximately $2,800 per month as part of the agreement for administrative services. The lease term expired September 30, 2006 without any event of default. The company’s guarantee expired along with the expiration of the lease.

Guaranty from Daniel C. Montano

On March 20, 2006, Daniel C. Montano, the Company’s Chairman, Co-President and CEO, entered into a Guaranty Agreement whereby he guaranteed any and all obligations of the Company resulting from the sale on March 20, 2006 of $20,000,000 of senior secured notes and warrants. The guaranty remains in effect until the later of March 20, 2007 or the first date on which the Company receives revenue from sale of drugs after such drug has been approved by the FDA, provided that on such date the Company is not in default of any provisions of the obligations or triggering events contained in the agreements for the senior secured notes and warrants and such default is not continuing. However, the guaranty will terminate upon the payment in full of the notes including conversion of the notes into the Company’s common stock.

After the Company’s obligations contained in the agreements for the senior secured notes and warrants have been paid in full, if Daniel C. Montano was required to make any payments pursuant to this guaranty prior to the payment in full of our obligations, the Company will reimburse Daniel C. Montano for any such payments plus simple interest at 7 per cent. per annum from the date of the advance by Daniel C. Montano to the date reimbursed by the Company.

NOTE 4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Enterprise

The Company is a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company is devoting substantially all of its present efforts to its formation, fundraising, and product development and approval. Its planned principal operations of selling its pharmaceutical products have not yet commenced. For the period from March 11, 1998 (inception) through September 30, 2006 (unaudited), the Company has accumulated a deficit of $36,743,820. There can be no assurance that the Company will have sufficient funds available to complete its research and development programs or be able to commercially manufacture or market any products in the future, that future revenue will be significant, or that any sales will be profitable. The Company expects operating losses to increase for at least the next several years due principally to the anticipated expenses associated with the proposed product development, clinical trials and various research and development activities.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

Stock Split

In February 2004, the Board of Directors approved, with the approval of the shareholders, a forward 100-to-1 common stock split. The accompanying financial statements and notes to the financial statements have been retrospectively restated to reflect this split.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates relate to compensation expense for options, warrants and common stock issued for services.

Cash and Cash Equivalents

For purposes of the statements of cash flow, the Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents.

Short Term Investments

Short-term investments generally mature between six months to a year from the purchase date. Short term investments consist of Certificates of Deposits. As of December 31, 2005 and September 30, 2006 (unaudited), the short term investments were $137,363 and $170,895 respectively.

Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful life of the related asset, which management believes is 3 to 5 years. Expenditures for maintenance and repairs are charged to expense as incurred, whereas major betterments and renewals are capitalized.

Accrued Rent

The Company accounts for property leases with escalation provisions and tenant improvement allowances on a straight line basis, resulting in a consistent charge to the statement of operations over the life of the lease. In the early years of the lease, the Company recognizes a liability for excess straight line amounts over the actual rent paid. This liability begins to reduce in the later years of the lease.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company’s financial instruments, including cash, accounts payable and accrued expenses, and accrued compensation, the carrying amounts approximate fair value due to their short maturities.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

Valuation of Derivative Instruments

FAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” requires bifurcation of embedded derivative instruments and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes-Merton Option Pricing Formula (the “Black-Scholes Model”). Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as Adjustments to Fair Value of Derivatives. In addition, the fair value of freestanding derivative instruments such as warrants are valued using Black-Scholes Models.

Research and Development Costs

The Company accounts for research and development costs in accordance with SFAS No. 2, “Accounting for Research and Development Costs.” Research and development costs are charged to operations as incurred. Research and development costs consist of expenses incurred by third party consultants, contractors, clinical research organizations, and suppliers in support of preclinical research and FDA clinical trials.

Nonmonetary Transactions

Common stock issued for goods or services is recorded at estimated market value of the common stock issued or the services performed, whichever is more readily determinable.

Deferred Financing Costs

Costs incurred in connection with the issuance of convertible notes payable are capitalized as deferred debt financing costs. These costs primarily include commissions paid to the placement agent and are amortized over the term of the convertible notes on a straight line basis. At September 30, 2005, there was none of these costs and $1,648,002 at September 30, 2006 (unaudited) which includes deferred cost of $117,965 associated with pending stock exchange admission. During the nine month periods ended September 30, 2005 and September 30, 2006 and the period from March 11, 1998 (inception) to September 30, 2006, the Company amortized $712,664, and $273,214, and $2,408,929.

Advertising Expense

The company has been engaged in an advertising program consisting of corporate recognition and image development within the medical and medical reimbursement industries. These advertising costs are expensed as incurred. During the nine month ended September 30, 2006 and 2005 advertising expenses totaled $2,649,000 and $1,311,000.

Concentrations of Credit Risk

The Company places its cash and cash equivalent with high quality financial institutions, and at times they may exceed the Federal Deposit Insurance Corporation $100,000 insurance limit. As of December 31, 2005 and September 30, 2006 (unaudited), uninsured portions of cash amounted to $8,596,051 and $12,834,970 respectively.

Loss per Share

The Company calculates loss per share in accordance with SFAS No. 128, “Earnings per Share.” Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share are the same.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

The following potential common shares have been excluded from the computation of diluted net loss per share for the year ended December 31, 2005, and period ended September 30, 2006 (unaudited) since their effect would have been anti-dilutive:

	December 31, 2005	September 30, 2006
Stock options	3,161,000	2,955,050
Warrants	375,000	1,230,882
Convertible notes payable	—	1,789,605

Stock-Based Compensation

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), “Share Based Payment” (“SFAS No. 123(R)”). SFAS No. 123(R) supersedes our previous accounting under SFAS 123 for periods beginning in fiscal 2006. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 107 (SAB 107) relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R). The Company has used the Black-Scholes Model formula to estimate the fair value of stock options granted to employees and consultants since its inception, and therefore this method represents no significant change in the Company’s accounting for options and warrant issuances.

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards to employees and directors on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s Statements of Operations. Prior to the adoption of SFAS 123(R), the Company accounted for stock-based awards to employees and directors using the method as allowed under SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123).

The Company adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of January 1, 2006. Based on the terms of its plans, the Company did not have a cumulative effect related to its plans. The Company also elected to continue to estimate the fair value of stock options using the Black-Scholes Model. Since the Company’s policy has always been to expense the issuance of options using the fair value based method using the Black-Scholes Model, there is no difference in the basic and diluted loss per share.

During the nine month period ended September 30, 2005 the Company issued 550,500 options with an exercise price of $10.00 to employees and directors from the 2004 Stock Plan. Stock-based compensation expense recognized under SFAS 123(R) for employees and directors for the nine months ended September 30, 2005 and 2006 was $1,732,698 and $368,541, respectively. The estimated fair value of options granted to employees and directors during the nine months ended September 30, 2006 was $264,796.

The estimated fair value of options granted to employees and during the quarter ended September 30, 2006 was $11,272. Assumptions used to value the options granted were expected volatility of 77 per cent., risk-free interest rate of 4.57 per cent., weighted average expected lives of 5 years and expected dividend yield of zero.

The estimated fair value of options granted to employees and during the quarter ended June 30, 2006 was $13,270. Assumptions used to value the options granted were expected volatility of 79 per cent., risk-free interest rate of 5.125 per cent., weighted average expected lives of 5 years and expected dividend yield of zero.

The estimated fair value of options granted to employees and directors during the quarter ended March 31, 2006 was $240,254. Assumptions used to value the options granted were expected volatility of 76 per cent., risk-free interest rate of 4.785 per cent., weighted average expected lives of 5 years and expected dividend yield of zero.

The Company determined the fair value of share-based payment awards to employees and directors on the date of grant using the Black-Scholes Model, which is affected by the Company’s stock price as well as

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to the Company expected stock price volatility over the term of the awards. Prior to 2006, when valuing awards, the Company used the Award’s contractual term as a proxy for its expected terms. For new grants after December 31, 2005, the Company estimated expected term using the “safe harbor” provisions provided in SAB 107. The Company used historical data to estimate forfeitures, of which the Company estimated to be none.

The Company has elected to adopt the detailed method provided in SFAS 123(R) for calculating the beginning balance of the additional paid-in capital pool (APIC pool) related to the tax effects of employee stock-based compensation, and to determine the subsequent impact on the APIC pool and Statements of Cash Flows of the tax effects of employee stock-based compensation awards that are outstanding upon adoption of SFAS 123(R).

Recently Issued Accounting Pronouncements

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS NO. 156”), which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity’s exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity’s fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Statement also describes the manner in which it should be initially applied. The Company does not believe that SFAS No. 156 will have a material impact on its financial position, results of operations or cash flows.

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109, (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return that results in a tax benefit. Additionally, FIN 48 provides guidance on de-recognition, income statement classification of interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the effect that the application of FIN 48 will have on its results of operations and financial condition.

In September, 2006, FASB Statement No. 157, Fair Value Measurements, was issued by the FASB. This new standard provides guidance for using fair value to measure assets and liabilities. The FASB believes the standard also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. Statement 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. Currently, over 40 accounting standards within GAAP require (or permit) entities to measure assets and liabilities at fair value. Prior to Statement 157, the methods for measuring fair value were diverse and inconsistent, especially for items that are not actively traded. The standard clarifies that for items that are not actively traded, such as certain kinds of derivatives, fair value should reflect the price in a transaction with a market participant,

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

including an adjustment for risk, not just the company’s mark-to-model value. Statement 157 also requires expanded disclosure of the effect on earnings for items measured using unobservable data. Under Statement 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. In this standard, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, Statement 157 establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The Company is evaluating how SFAS 157 will impact its results of operation and financial position.

In September, 2006, Staff Accounting Bulletin issued Interpretation No. 108. This new standard provides guidance the process of qualifying financial statement misstatements. The staff is aware of diversity in practice. For example, certain registrants do not consider the effects of prior year errors on current financial statements, thereby allowing improper assets or liabilities to remain unadjusted. While these errors may not be material if considered only in relation to the balance sheet, correcting the errors could be material to the current year income statement. Certain registrants have proposed to the staff that allowing these errors to remain on the balance sheet as assets or liabilities in perpetuity is an appropriate application of generally accepted accounting principles. The staff believes that approach is not in the best interest of the users of financial statements. The interpretations in this Staff Accounting Bulletin are being issued to address diversity in practice in qualifying financial statement misstatements and the potential under current practice for the build up of improper amounts on the balance sheet. The Company has adopted this principal to address the qualified financial misstatements and prior period errors.

NOTE 5. CASH AND SHORT TERM INVESTMENTS

Cash and short term investments consisted of the following at December 31, 2005 and September 30, 2006 (unaudited):

	December 31, 2005	September 30, 2006
Cash in bank	$8,674,590	$12,864,076
Short term investments	137,363	170,895

Total	$8,811,953	$13,034,971

NOTE 6. PREPAID AND OTHER CURRENT ASSETS

Prepaid and other current assets at December 31, 2005 and September 30, 2006 (unaudited), consisted of the following:

	December 31, 2005	September 30, 2006
Prepaid clinical trial costs (a)	$203,834	$1,271,800
Prepaid insurance (b)	71,726	188,260
Prepaid legal fees (c)	60,652	320,394
Prepaid trade shows (d)	84,593	88,935
Prepaid and current assets (other) (e)	28,476	160,909

Total	$449,281	$2,030,298

(a)	Includes prepaid associated with clinical trials conducted by contractors such as: BioRasi, Catheter, Perry Scientific, Phage Biotechnology (Related Party), Kendle, and Beacon Bioscience.
(b)	Includes prepaid associated with directors and officers insurance.
(c)	Includes prepaid associated with investor relation programs, SEC Counsel, research and development studies, tax advisory services, and legal retainer fees.
(d)	Includes prepaid associated with trade shows in San Francisco, Chicago, London, Las Vegas, and Washington D.C.
(e)	Includes prepaid associated with advertising and office expenses and miscellaneous receivables.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

NOTE 7. PROPERTY

Property and equipment at December 31, 2005 and September 30, 2006 (unaudited) consisted of as following:

	December 31, 2005	September 30, 2006
Furniture, fixtures, computer software, and equipment	$166,443	$463,994
Scientific equipment	46,890	85,526
Leasehold Improvements	—	242,240
Less accumulated depreciation	(14,210)	(106,494)

Property and equipment net of accumulated depreciation	$199,123	$685,266

Depreciation expense for the periods ended September 30, 2005 (unaudited) and 2006 (unaudited) and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited) were $8,937, $92,284 and $106,494, respectively.

NOTE 8. DUE TO AND FROM AFFILIATES

Due to/from affiliates at December 31, 2005 and September 30, 2006 (unaudited) consisted of the following:

	December 31, 2005	September 30, 2006
Due to Phage	$—	$(8,033)
Due from Phage	1,407	64,719

Total	$1,407	$56,686

NOTE 9. CONVERTIBLE NOTES PAYABLE

Convertible Senior Secured Notes

On March 20, 2006, we entered into a Securities Purchase Agreement with accredited investors for the issuance of an aggregate of $20,000,000 principal amount of convertible notes with offering costs of $1,553,000 representing approximately 7.8 per cent. In connection with the closing of the sale of the notes, we received net proceeds of $18,447,000. The convertible notes are convertible at the option of the holders into 1,666,666 shares of common stock based on a fixed conversion price of $12.00 per share (the “Fixed Conversion Price”) subject to anti-dilution and other customary adjustments. However, the notes are convertible after five months from the closing date at 94 per cent. of the average of the preceding five days weighted average trading price, if the result is lower than $12 per share. Conversion of the senior secured notes into the Company’s common stock at other than the Fixed Conversion Price is limited to no more than 10 per cent. of the original $20,000,000 note balance per month. The notes mature in March 2009, and bear a resetting floating interest rate of three month LIBOR plus 7 per cent. Substantially all of the Company’s assets secure the notes.

In connection with the Securities Purchase Agreement, we also issued warrants to purchase an aggregate of 705,882 shares of our common stock. The term of the warrants is three years and may be exercised anytime up to March 2009. The warrant exercise price is $8.50 per share.

During the third quarter of 2006, note holders converted an aggregate principal amount and related interest of $295,723 of their convertible senior secured notes to 110,500 shares of the Company’s common stock for an average share price of $2.76 (including 28,000 committed shares). During the nine month period ended September 30, 2005 and 2006 and the period from March 11, 1998 (inception) to September 30, 2006, $0, $7,576, and $7,576 of interest on senior secured convertible notes were paid with common stock.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

The Company sold the notes under the exemption from registration pursuant to Rule 506 of Regulation D under the Securities Act of 1933 (“Regulation D”). The Company subsequently registered the Notes on a Form S-3 registration statement with an effective date of June 12, 2006.

The Company will incur certain penalties if it fails to file and obtain and maintain the effectiveness of a registration statement covering the notes and warrants (collectively “the Securities”), such as cash payments to the note holders calculated under formulas based on the principal amount of the notes and aggregate exercise price of the warrants. The Company may also incur cash damages if the Company fails to issue and deliver certificates of its common stock in a timely manner upon receipt of a notice from a note holder to convert all or a portion of the note holder’s note. The Company may also be required to redeem all or a portion of the principal amount of a note in the event a conversion fails. Under certain triggering events, the Company may be required to redeem all or a portion of the principal amount of a note in the sum of 120 per cent. of the principal plus applicable interest. Examples of triggering events are: (i) delisting of the Company’s securities; (ii) failure of a registration statement to be filed; (iii) failure of a registration statement to become effective; and (iv) other triggering events. Other terms and conditions that are material to the Company are: (i) after a triggering event the holder of a note has the option to require the Company to pay a redemption price at the option of a note holder; (ii) a redemption in the event of a change in control at the option of a note holder, (iii) certain events of default; and (iv) the acceleration of payment of a note upon the occurrence of an event of default.

From March 20, 2006 until the first date on which there are no notes outstanding, the Company will have certain restrictions on the payment of dividends or distributions, whether in cash, stock, equity securities or property, in respect of any capital stock or split, combination or reclassification of any capital stock or issuance or authorization of the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or set any record date with respect to any of the foregoing.

In connection with this financing, closing costs of: (i) $200,000 to purchasers of the notes for legal fees relating to transaction, (ii) an investment banking fee in the amount of $1,200,000 to CK Cooper & Company, a party related to one of the Company’s former directors, Alexander G. Montano; and (iii) other expenses related to legal fees in the amount of $153,000. A total of $1,553,000 in transaction fees and expenses were paid by the Company such that the Company realized net proceeds in the amount of $18,447,000.

The following table summarizes Convertible note, discount and derivative values outstanding at September 30, 2006:

Convertible Notes at face value at March 20, 2006	$20,000,000
Notes converted into common stock	(295,723)

Convertible Notes at face value at September 30, 2006	19,704,277
Discounts on Notes:
Embedded derivatives	(8,074,383)
Warrant derivative	(2,383,334)

Net convertible notes on September 30, 2006	9,246,560
Amortization of discount from derivatives	1,861,101

Convertible notes at September 30, 2006	11,107,661
Embedded derivatives at fair value at September 30, 2006	1,217,526
Warrant derivative at fair value at September 30, 2006	405,668

Net Convertible notes, embedded derivatives and warrant derivative at September 30, 2006	$12,730,855

The Company is required to revalue the derivatives in each quarter to determine if the values of these derivatives have changed from period to period, until the notes are redeemed or converted. An increase in value of these derivatives will result in the Company having to record an expense to the Adjustment to Fair Value of Derivatives on the Statement of Operations. Conversely, a decrease in the value of these derivatives will result in

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

the Company having to record income to the Adjustment to Fair Value of Derivatives on the Statement of Operations. The following table summarizes the “Adjustments to Fair Value of Derivatives” as of September 30, 2006.

Adjustment to Fair Value of Derivatives	Balance March 20, 2006 (closing date)	Adjustment to Fair Value of Derivatives	Balance September 30, 2006
Embedded Derivatives	$8,195,564	$6,978,038	$1,217,526
Warrant Derivative	2,383,334	1,977,666	405,668

Adjustment to Fair Value of Derivatives included in other income (expense)		$8,955,704

Of the total proceeds from the issuance of the notes and warrants, $2,383,334 was allocated to the free standing warrants associated with the notes based upon the fair value of the warrants. The assumptions used in the Black-Scholes Model for determining the initial fair value of the warrants were as follows: (1) dividend yield of 0 per cent.; (2) expected volatility of 74.6 per cent., (3) risk-free interest rate of 4.595 per cent., and (4) expected life of 3 years. In accordance with FAS 133 “Accounting for Derivative Instruments and Hedging Activities”, EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock” and EITF 05-04 “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19”, the amounts allocated to the warrant represent a derivative liability that has been recorded in the accompanying balance sheet at September 30, 2006. The carrying value of warrant derivative at September 30, 2006 has been adjusted to reflect its “fair value” of $405,668 based upon a Black-Scholes Model calculation as follows: (1) dividend yield of 0 per cent.; (2) expected volatility of 77.14 per cent., (3) risk-free interest rate of 4.875 per cent., and (4) expected remaining life of 2.5 years. During the period ended September 30, 2006, a decrease in the fair value of the warrant derivative of $1,977,666 was recorded through results of operations as income to the Adjustment to Fair Value of Derivatives.

Warrant Derivative Liability	Fair Value March 20, 2006	Fair Value September 30, 2006
	(unaudited)	(unaudited)
Warrant Derivative	$2,383,334	$405,668

The agreement included other embedded derivatives that required separate valuation in accordance with the requirements of FAS 133, EITF 05-04 and related accounting literature. The following table summarizes the fair values of embedded derivatives at the transaction date of March 20, 2006 and September 30, 2006, followed by a description of the valuation methodology utilized to determine fair values:

Embedded Derivative Liability	Fair value March 20, 2006	Fair value September 30, 2006
	(unaudited)	(unaudited)
Conversion Feature	$4,568,164	$779,963
Interest Conversion Feature	3,627,400	437,563

Embedded Derivatives	$8,195,564	$1,217,526

On March 20, 2006, the fair value of the derivative for the Conversion Feature was determined to be $4,568,164 using a Black-Scholes Model with the following inputs: (1) The stock and exercise price was based on the maximum conversion price of $12.00 as follows: (1) dividend yield of 0 per cent.; (2) expected volatility of 74.6 per cent., (3) risk-free interest rate of 4.595 per cent., and (4) expected remaining life of 3.0 years. The carrying value of warrant derivative at September 30, 2006 has been adjusted to reflect its “fair value” of $779,963 based upon a Black-Scholes Model calculation as follows: (1) dividend yield of 0 per cent.; (2) expected volatility of 77.14 per cent., (3) risk-free interest rate of 4.875 per cent., and (4) expected remaining life of 2.5 years. During the period ended September 30, 2006, a decrease in the fair value of the conversion feature liability of $3,788,201 was recorded through results of operations as income to Adjustment to Fair Value of Derivatives.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

On March 20, 2006, the fair value of the derivative for the Interest Conversion Feature was determined to be $3,627,400 using a Black-Scholes Model with the following inputs: (1) The stock and exercise price was based on the a conversion price on the date of the close of $7.15 as follows: (1) dividend yield of 0 per cent.; (2) expected volatility of 74.6 per cent., (3) risk-free interest rate of 4.595 per cent., and (4) expected remaining life of 3.0 years. The carrying value of warrant derivative at September 30, 2006 has been adjusted to reflect its “fair value” of $437,563 based upon a Black-Scholes Model calculation as follows: (1) dividend yield of 0 per cent.; (2) expected volatility of 77.14 per cent., (3) risk-free interest rate of 4.875 per cent., and (4) expected remaining life of 2.5 years. During the period ended September 30, 2006, a decrease in the fair value of the interest conversion feature liability of approximately $3,189,837 was recorded through results of operations as income to Adjustment to Fair Value of Derivatives.

The Company filed an S-3 which became effective on June 12, 2006 upon which the Company could have chosen to pay the interest with 136,796 shares of stock in-lieu of cash; however, the Company has chosen to pay the interest in cash of $598,356. On October 2, 2006, the Company paid interest in cash of $616,417 for the third quarter of 2006. The interest rate for the three month period ended September 30, 2006 was 12.48 per cent.

The accounting for the notes and warrants resulted in deferred financing costs, discount for warrant derivatives and discount for embedded derivatives. These amounts, determined as of March 20, 2006, (the date of closing) will be amortized on a straight line basis into interest expense over the life of notes and warrants. The following table summaries these amounts as of September 30, 2006:

	Deferred Finance Costs	Discount for Warrant Derivative	Discount for Embedded Derivatives	Addition to Interest Expense
Balance March 20, 2006 (closing date)	$1,553,000	$2,383,334	$8,195,564
Percent change for conversion to common stock for September 30, 2006	(22,963)	—	(121,181)	(144,144)
Amortization for the period March 20, 2006 (date of closing) through September 30, 2006 charged to interest expense	(273,214)	(419,292)	(1,441,809)	(2,134,315)

Remaining deferred costs and discount to be amortized	$1,256,823	$1,964,042	$6,632,574	$(2,278,459)

Daniel C. Montano Guaranty

On March 20, 2006, Daniel C. Montano, the Company’s Chairman, Co-President and CEO, entered into a Guaranty Agreement whereby he guaranteed any and all obligations of the Company resulting from the sale on March 20, 2006 of $20,000,000 of senior secured notes and warrants, see footnote 3.

After our obligations contained in the agreements for the senior secured notes and warrants have been paid in full, if Daniel C. Montano was required to make any payments pursuant to this guaranty prior to the payment in full of our obligations, Cardio will reimburse Daniel C. Montano for any such payments plus simple interest at 7 per cent. per annum from the date of the advance by Daniel C. Montano to the date reimbursed by us.

Pre IPO Debt

The Company issued convertible debt in the years ended December 31, 2002, 2003 and 2004, payable to various individuals, as summarized below. During the year ended December 31, 2005, the Series I, Series II and Series IIa convertible promissory notes were converted into 4,228,000 shares of common stock. Four note holders of convertible notes chose not to convert their notes into common stock and these notes with a total of $30,000 were paid during the year ended December 31, 2005.

Convertible note holders were required to notify the Company regarding their intent to convert their convertible notes into common stock in the 30-day period following the completion of the Company’s IPO.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

Series I Convertible Promissory Notes

The Series I Convertible Promissory Notes were payable in one installment on the earlier of (i) thirty-six months from the date of issuance or (ii) 30 days after the successful completion of the Company’s IPO. The notes were convertible at the option of the holder into the Company’s common stock. Interest at 7 per cent. per annum, compounded annually, was payable within 30 days of when the notes payable were due or converted into shares of the Company’s common stock. The conversion price for each share equaled $2 per share, provided however, if the purchase price of shares at the completion of the IPO was less than $4 per share, the conversion price would have been adjusted to equal 50 per cent. of the IPO price.

These notes have been converted into common shares. See conversion details Note 10.

Series II Convertible Promissory Notes

The Series II Convertible Promissory Notes were payable in one installment on the earlier of (i) thirty-six months from the date of issuance or (ii) 30 days after the successful completion of the Company’s IPO. The notes were convertible at the option of the holder into the Company’s common stock. Interest at 7 per cent. per annum, compounded annually, was payable within 30 days of when the notes payable were due or converted into shares of the Company’s common stock. The conversion price for each share equaled $4 per share, provided however, if the purchase price of shares at the completion of the initial public offering was less than $8 per share, the conversion price would have been adjusted to equal 50 per cent. of the initial public offering price.

These notes have been converted into common shares.

Series IIa Convertible Promissory Notes

In July 2004, the Company sold $800,000 of convertible notes payable series IIa. The terms of the convertible notes payable series IIa are identical to the terms of the convertible notes payable series II as discussed above.

The convertible promissory notes were payable in one installment on the earlier of (i) thirty-six months from the date of issuance or (ii) 30 days after the successful completion of the Company’s initial public offering. The notes were convertible at the option of the holder into the Company’s common stock. Interest at 7 per cent. per annum, compounded annually, was payable within 30 days of when the convertible notes payable were due or converted into shares of the Company’s common stock. The conversion price for each share equaled $4 per share, provided however, if the purchase price of shares at the completion of the initial public offering was less than $8 per share, the conversion price would have been adjusted to equal 50 per cent. of the IPO price.

These notes have been converted into common shares. See conversion details Note 10.

Components of Interest Expense

During the year ended December 31, 2004, the Company issued Series II and Series IIa convertible promissory notes with an imbedded beneficial conversion feature. As such, in accordance with EITF Issue No. 98-5, “Accounting for Securities with Beneficial Conversion Feature or Contingently Adjustable Conversion Ratio” and EITF Issue No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” the difference between the conversion price and the Company’s estimated fair market value of its stock price on the commitment date of the notes was calculated to be $2,050,000. The Company’s estimate of fair market value resulting in a beneficial conversion feature was based on the “Letter of Intent” with the underwriters. This amount will be recognized in the statement of operations as interest expense during the period from the commitment date of the notes to the maturity dates of the notes.

The Company recognized interest expense resulting from the beneficial conversion feature of $710,001, $0, and $2,050,000, respectively, for the nine months ended September 30, 2005 (unaudited) and 2006 (unaudited) and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited).

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

Since the convertible promissory notes have a reset provision upon the completion of the IPO, the Company retested the convertible notes payable for the beneficial conversion feature. Where the Company has issued convertible notes payable with beneficial conversion feature, the difference between the conversion price and the fair value of the common stock, at the effective initial public offering date, will be recorded as a debt discount and will be amortized to interest expense over the redemption period of the convertible notes payable in accordance with EITF Issue No. 98-5, “Accounting for Securities with Beneficial Conversion Feature or Contingently Adjustable Conversion Ratio” and EITF Issue No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments.” No additional Beneficial Conversion feature was required to be recovered.

In connection with these convertible notes payable, the Company incurred total financing costs of $2,135,715. These costs had been capitalized and were being amortized over the term of the convertible notes payable. During the nine months ended September 30, 2005 (unaudited) and 2006 (unaudited) and the period from March 11, 1998 (inception) to September 30, 2006, (unaudited) total financing costs of $712,664, $0, and $2,135,715, respectively, were charged to interest expense.

For the nine months ended September 30, 2005 (unaudited) and 2006 (unaudited) and the period from March 11, 1998 (inception) to September 30, 2006, (unaudited) the interest expense on the Series I, II and IIa convertible notes was $166,820, $0 and $1,385,343, respectively.

For the nine months ended September 30, 2005 (unaudited) and 2006 (unaudited) and the period from March 11, 1998 (inception) to September 30, 2006, (unaudited) the senior secured convertible notes was $0, $3,588,970 and $3,588,970, respectively, of which $1,861,101 of the interest expense is the amortization of the derivative liabilities, and $273,214 is the amortization of deferred financing cost.

Note 10. STOCKHOLDERS’ EQUITY

Preferred Stock

During the year ended December 31, 2005, nine convertible preferred shareholders elected to convert 23,250 of their preferred shares into 2,325,000 shares of common stock. The 2,000,000 shares of common stock, which as of December 31, 2004 had not been issued, but were classified as committed common stock, were issued during this period. At December 31, 2005 all issued preferred stock have been converted into common stock.

Common Stock

During the period ended December 31, 2004, 11 convertible preferred shareholders elected to convert 28,100 of their convertible preferred shares into 2,810,000 shares of common stock. At December 31, 2004, 2,000,000 shares of common stock had not been issued and were classified as committed common stock and were subsequently issued in 2005.

During the year ended December 31, 2004, 72 convertible Series I, II, and IIa note holders elected to convert $4,531,200 of notes into 1,649,550 shares of common stock.

On February 11, 2005, the Company’s S-1 registration for the issuance of 1,500,000 new common shares was declared effective. On February 16, 2005, the Company’s Initial Public Offering (IPO) was closed, and the Company received gross proceeds of $15,693,000 and incurred underwriting discounts, expenses and commissions of $1,681,875 and offering expenses payable by us of $655,500, resulting in net proceeds of $13,622,500.

On March 10, 2005, the underwriter exercised its option for the over-allotment and the Company issued 225,000 common shares for proceeds to the Company of $2,030,625.

At December 31, 2005, the convertible notes payable have been converted into common stock except $30,000 for which holders elected to be repaid. All common stock to be issued resulting from the conversion has been issued.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

During the year ended December 31, 2005, nine convertible preferred shareholders elected to convert 23,250 of their preferred shares into 2,325,000 shares of common stock. In addition, six stock option holders exercised options to purchase 123,466 shares of common stock.

In December 2005, a warrant holder exercised 933,330 warrants in exchange for 848,482 shares of common stock.

In March 2006, a warrant holder exercised 100,000 warrants in exchange for 89,116 shares of common stock.

In April 2006, two option holders exercised 55,000 options in exchange for 55,000 shares of common stock.

In May 2006, 20 commemorative shares which had a fair value of $122 were issued to the founders and the executives.

In August 2006, one option holder exercised 200,000 options in exchange for 200,000 shares of common stock.

In September 2006, one option holder exercised 10,000 options in exchange for 10,000 shares of common stock.

During the quarter ended September 30, 2006, Convertible note holders elected to convert $295,723 of their notes receivable to 110,500 shares of common stock including 28,000 committed shares. During the nine month period ended September 30, 2005 and 2006 and the period from March 11, 1998 (inception) to September 30, 2006, $0, $7,576, and $7,576 of interest on senior secured convertible notes were paid with common stock.

Stock Option Transactions

The Company has the ability to issue stock options to both employees and non-employees outside of its formal stock option plans. It is management’s intent to grant all options at exercise prices not less than 85 per cent. of the fair value of the Company’s common stock, as the Board of Directors determines on the date of grant. Options typically expire ten years from the date of grant. During the period from March 11, 1998 (inception) through September 30, 2006, the Company had granted options to both employees and consultants. The Company accounts for stock option transactions in accordance with SFAS 123R as discussed in Footnote 4.

In March 2006, the company granted 51,250 options with an exercise price of $10.00 to employees and directors, from the 2004 Stock Plan. The Company estimated the fair value of the options granted to be $240,254 using the Black-Scholes Model. All options were issued for past services and therefore expensed on the date of grant except for those that are expensed as they are vested. The Black-Scholes Model assumptions were as follows: Expected life of 5 years, volatility of 76 percent and an expected dividend yield of zero.

In April 2006, the company granted 3,000 options with an exercise price of $10.00 to employees from the 2004 Stock Plan (defined below). The Company estimated the fair value of the options granted to be $13,270 using the Black-Scholes Model. All options were issued for past services and therefore expensed on the date of grant except for those that are expensed as they are vested. The Black-Scholes Model assumptions were as follows: Expected life of 5 years, volatility of 79 percent and an expected dividend yield of zero.

In July 2006, the company granted 1,000 options with an exercise price of $10.00 to employees, from the 2004 Stock Plan. The Company estimated the fair value of the options granted to be $3,140 using the Black-Schole Model. All options were issued for future services and will be expensed over the life of the options. The Black-Scholes Model assumptions were as follows: Expected life of 10 years, volatility of 77 percent and an expected dividend yield of zero.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

In August 2006, the company granted 2,800 options with an exercise price of $10.00 to employees, from the 2004 Stock Plan. The Company estimated the fair value of the options granted to be $5,992 using the Black-Schole Model. All options were issued for future services and will be expensed over the life of the options. The Black-Scholes Model assumptions were as follows: Expected life of 10 years, volatility of 77 percent and an expected dividend yield of zero.

In September 2006, the company granted 1,000 options with an exercise price of $10.00 to employees, from the 2004 Stock Plan. The Company estimated the fair value of the options granted to be $2,140 using the Black-Schole Model. All options were issued for future services and will be expensed over the life of the options. The Black-Scholes Model assumptions were as follows: Expected life of 10 years, volatility of 77 percent and an expected dividend yield of zero.

During the year ended December 31, 2005, the Company issued 550,500 options with an exercise price of $10.00 to employees and directors, from the 2004 Stock Plan, and six stock option holders executed their options to purchase 124,500 shares of common stock. Of the total 124,500 stock options exercised, 20,000 stock options were exercised cashless.

In July 2004, the Company established the Cardiovascular BioTherapeutics, Inc. 2004 Stock Plan (the “2004 Stock Plan”) permitting the awards of (a) incentive stock options within the meaning of section 422 of the Code, (b) non-qualified stock options, (c) stock appreciation rights, and (c) restricted stock to directors, officers, employees and consultants. The Company reserved 5,000,000 shares for the 2004 Stock Plan and limited the maximum number of shares to be granted to any one individual in one year to 500,000.

On March 1, 2004, the Company granted 25,000 options to non-employees. The Company estimated the fair value of the options granted to be $21,385 using the Black-Scholes Model. All options were issued for past services and therefore expensed on the date of grant. The Black-Scholes Model assumptions were as follows: Expected life of .50 years, risk free rate of interest of 1.02 percent, volatility of 76 percent and an expected dividend yield of zero.

During the year ended December 31, 2003, no options were granted to employees. However, during the year ended December 31, 2004, the Company issued 40,000 options to employees. The Company estimated the fair value of the options granted to be $57,792 using the Black-Scholes Model. All options were issued for past services and therefore expensed on the date of grant. The Black-Scholes Model assumptions were as follows: Expected life of .25 years, risk free rate of interest of 1.03 to 1.50 percent, volatility of 76 percent and an expected dividend yield of zero.

During the year ended December 31, 2002, no options were issued to non-employees. On September 1, 2003, the Company granted 90,000 options to non-employees. The Company estimated the fair value of the options granted to be $47,120 using the Black-Scholes Model. All options were issued for past services and therefore expensed on the date of grant. The Black-Scholes Model assumptions were as follows: Expected life of .75 years, risk free rate of interest of 1.39 percent, volatility of 76 percent and an expected dividend yield of zero.

The Company has the ability to issue stock options to both employees and non-employees under no formal stock option plans. It is management’s intent to grant all options at exercise prices not less than 85 per cent. of the fair value of the Company’s common stock, as the Board of Directors determines on the date of grant. Options typically expire ten years from the date of grant and generally vest immediately. During the period from March 11, 1998 (inception) through September 30, 2006, the Company had granted options to both employees and consultants.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

Except as noted above, no other compensation expense has been recognized in connection with grants of employee and non-employee stock options. Stock option activity for the years ended December 31, 2004, and 2005 and for the nine month period ended September 30, 2006 is as follows:

	Employees		Non-Employees		Total
	Shares	Exercise Price	Shares	Exercise Price	Shares	Exercise Price
Outstanding at December 31, 2004	1,040,000	$0.30 - $10.00	1,715,000	$0.30 - $ 4.00	2,755,000	$0.30 - $10.00
Granted	150,500	$10.00	400,000	$10.00	550,500	$10.00
Exercised	—	$—	124,500	$—	124,500	$0.30 - $ 2.00
Forfeitures	20,000	$10.00	—	$—	20,000	$10.00
Outstanding at December 31, 2005	1,170,500	$0.30 - $10.00	1,990,500	$0.30 - $10.00	3,161,000	$0.30 - $10.00
Granted	9,050	$10.00	50,000	$10.00	59,050	$10.00
Exercised	—	$—	(265,000)	$0.30 - $ 0.50	(265,000)	$0.30 - $ 0.50
Outstanding at September 30, 2006	1,179,550	$0.30 - $10.00	1,775,500	$0.30 - $10.00	2,955,050	$0.30 - $10.00

Weighted average exercise price of options granted and exercisable and the weighted average remaining contractual life for options outstanding as of December 31, 2005 and September 30, 2006 was as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life Years	Intrinsic Value
As of December 31, 2005
Employees—Outstanding	1,170,500	$1.70	4.56	$1,989,850
Employees—Expected to Vest	105,114	$1.70	4.56	$178,694
Employees—Exercisable	1,065,386	$1.70	4.02	$1,811,156
Non-Employees—Outstanding	1,990,500	$2.50	5.26	$4,976,250
Non-Employees—Expected to Vest	—	—	—	—
Non Employees—Exercisable	1,990,500	$2.50	5.26	$4,976,250
As of September 30, 2006
Employees—Outstanding	1,179,550	$1.76	4.09	$2,075,500
Employees—Expected to Vest	112,794	$1.76	4.09	$198,469
Employees—Exercisable	1,066,756	$1.76	4.09	$1,877,031
Non-Employees—Outstanding	1,775,500	$3.55	5.52	$6,306,484
Non-Employees—Expected to Vest	—	—	—	—
Non Employees—Exercisable	1,775,500	$3.55	5.52	$6,306,484

Warrants

The Company’s accounting policy for the issuance of warrants is discussed in Footnote 4. Warrants have only been issued to outside parties and have never been issued to employees.

In December 2000, the Company issued a warrant to purchase 933,330 shares of common stock at an exercise price of $0.40 per share to an individual in connection with assisting in closing a private placement.

The fair value of the warrant was determined using the Black-Scholes pricing model and the value of $115,475 was recorded as a reduction of the net proceeds received in the private placement. The Black-Scholes Model assumptions were as follows: Expected life of 3.5 years, risk free rate of interest of 5.02 percent, zero volatility and an expected dividend yield of zero. The warrants fully vested in December 2001 expire in December 2005. However, prior to the expiration date in December 2005 the holder of the warrants elected to exercise 933,330 warrants in exchange for 848,482 shares of common stock. The exercise of these warrants was cashless.

In January 2001, the Company issued a warrant to purchase 100,000 shares of common stock at an exercise price of $0.80 per share to an individual in connection with consulting services rendered. The warrant was deemed to have no value as determined using the Black-Scholes Model. The Black-Scholes Model assumptions

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

were as follows: Expected life of 3.5 years, risk free rate of interest of 4.89 percent, zero volatility and an expected dividend yield of zero. The warrant was fully vested on the date of grant and was exercised in March 2006.

In June 2003, the Company issued a warrant to purchase 200,000 shares of common stock at an exercise price of $2.00 per share to an individual in connection with consulting services rendered. The fair value of the warrant was determined using the Black-Scholes Model and the value of $119,744 was recorded as a compensation expense in the Statement of Operations. The Black-Scholes Model assumptions were as follows: Expected life of 3.5 years, risk free rate of interest of 0.94 percent, volatility of 76 percent and an expected dividend yield of zero. The warrant fully vested on the date of grant and expires in June 2013.

On February 16, 2005, the Company sold a warrant for 75,000 shares of common stock at 125 per cent. of the IPO price for $75.00 to the underwriter pursuant to the underwriting agreement. The warrants have a term of four six months commencing on the effective date of the IPO, February 11, 2005.

In April 2006, the Company granted 250,000 warrants with an exercise price of $10.00 to officer director. The Company estimated the fair value of the warrants granted to be $1,602,500 using the Black-Scholes Model. All warrants were issued for past services and will be expensed over a one year vesting period. The Black-Scholes Model assumptions were as follows: Expected life of 10 years, volatility of 79 percent, risk free rate of interest of 5.125 per cent. and an expected dividend yield of zero.

Warrant activity for the year ended December 31, 2005 and for the nine month period ended September 30, 2006 (unaudited) is as follows:

	Warrants Outstanding	Weighted Average Exercise Price
Outstanding at December 31, 2004	1,233,330	$0.69
Granted	—	—
Sold	75,000	0.01
Exercised	(933,330)	0.40
Forfeited	—	—

Outstanding at December 31, 2005	375,000	$0.69
Granted	250,000	10.00
Sold	705,882	8.50
Exercised	(100,000)	0.80
Forfeited	—	—

Outstanding at September 30, 2006	1,230,882	$7.06

Warrants exercisable at December 31, 2004	1,233,330	$0.69

Warrants exercisable at December 31, 2005	375,000	$0.69

Warrants exercisable at September 30, 2006	1,043,382	$7.06

The following table summarizes information about warrants outstanding at September 30, 2006:

Range of Exercise Prices	Warrants Outstanding	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Warrants Exercisable	Weighted Average Exercise Price
$0.01	75,000	2.38	$0.01	75,000	$0.01
2.00	200,000	6.73	2.00	200,000	2.00
8.50	705,882	2.47	8.50	705,882	8.50
10.00	250,000	9.54	10	62,500	10.00

Total	1,230,882			1,043,382

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

Authorized Shares

At the Company’s 2005 Annual Meeting of Stockholders, held on May 23, 2005, the shareholders approved to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 400,000,000 shares. They also authorized the board of directors at its discretion to implement a two-for-one (2:1) stock split in the Common Stock of the Company, if at all, prior to the 2006 Annual Meeting of Stockholders.

NOTE 11. RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2005 (unaudited) and 2006 (unaudited) and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited), Cardio paid Daniel C. Montano, Chairman of the Board, Co-President and Chief Executive Officer, consulting fees in the amount of $0, $0, and $200,000, respectively.

During the nine months ended September 30, 2005 (unaudited) and 2006 (unaudited) and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited), Cardio paid Daniel C. Montano, Chairman of the Board, Co-President and Chief Executive Officer, for employment services in the amount of $321,769, $369,231 and $1,705,379 respectively.

During the nine months ended September 30, 2005 (unaudited) and 2006 (unaudited), and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited), Cardio paid Vizier Management Company, Inc. controlled by Daniel C. Montano, Chairman of the Board, Co-President and Chief Executive Officer, consulting fees in the amount of $0, $0 and $116,000 respectively.

Cardio paid commissions to GHL Financial Services Ltd. (“GHL”), in which a director is a principal and owns 4.47 per cent. of the Company, for the overseas sale of the Company’s convertible notes payable and Preferred Stock. During the nine months ended September 30, 2005 (unaudited) and 2006 (unaudited) and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited), Cardio paid GHL $5,000, $20,000, and $2,205,255 respectively.

Cardio paid consulting fees to Dr. Thomas Stegmann M.D., the Company’s co-founder and Co-President and Chief Clinical Officer, to assist in the development process of its products. During the nine months ended September 30, 2005 (unaudited) and 2006 (unaudited) and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited), Cardio paid Dr. Stegmann $259,250, $375,000 and $1,364,300, respectively.

Cardio paid C.K. Capital International and C&K Capital Corporation, controlled by Alexander G. Montano, son of Daniel C. Montano, for consulting services. During the nine months ended September 30, 2005 (unaudited) and 2006 (unaudited) and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited), consulting fees Cardio incurred were $5,000, $1,218,000 and $1,763,240, respectively.

During the nine months ended September 30, 2005 (unaudited) and 2006 (unaudited) and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited), Cardio paid Dr. Wolfgang Priemer, the Company’s co-founder, to assist in the development process of its products. Cardio paid Dr. Priemer $42,000, $55,000 and $256,555, respectively.

On March 15, 2006 the Company entered into a Standard Lease Guaranty (the “Lease Guaranty”) of the Standard Industrial Net Lease between Canta Rana Ranch, L.P., a California limited partnership and Phage (the “Lease Agreement”). Pursuant to the Lease Guaranty, the Company guarantees full performance of all of Phage’s obligations under the Lease Agreement. (See note 13).

During August, 2006, the Company requested Phage conduct the pack-and-fill of the drug product for the PAD Phase I clinical trial. Phage obtained a third-party proposal as a benchmark for the pack-and-fill. The Company agreed to have Phage conduct the pack-and-fill provided Phage does not exceed the amount of the

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

third-party proposal. Phage will either perform the project in its new manufacturing facility or outsource the work. The total project cost is estimated to be $528,000. The Company has paid $396,000 to Phage for this project as of September 30, 2006.

NOTE 12. INCOME TAXES

At September 30, 2006, the Company had net operating loss carry forwards for federal and state income tax purposes of approximately $30,527,319 and $33,478,054, respectively, as compared to $25,700,000 at December 31, 2005 , which expires through 2020. The utilization of net operating loss carry forwards may be limited due to the ownership change under the provisions of Internal Revenue Code Section 382 and similar state provisions. The company also has a federal research and development credit carry forward of $172,834.

For the nine months ended September 30, 2006, the Company recognized certain tax benefits in amount of $610,000 related to temporary differences and recorded a valuation allowance against these tax benefits of an equal amount.

The net operating loss carry-forwards are the only significant deferred income tax assets of the Company. They have been offset by a valuation allowance since management does not believe the recoverability of this deferred tax assets during the next fiscal year is more likely than not. Accordingly, a deferred income tax benefit has not been recognized in these financial statements.

NOTE 13. COMMITMENTS AND CONTINGENCIES

Leases

In April 2004, the Company entered into a non-cancelable operating lease agreement for office space that requires monthly payments of $5,882 and expired in October 2005. On May 2004, the Company gave a deposit of $5,900. The Company vacated this facility in October 2005 and has obtained the return of the deposit.

In August 2004, the Company guaranteed Phage’s obligations under a non-cancelable operating lease for laboratory and office space at University of California Irvine Research Center. The lease is for 11,091 rentable square feet for the period March 1, 2004 through August 31, 2006, and provided for a monthly rent of approximately $35,500 plus shared building operating expenses. During 2004 and 2005, the Company sub-leased space from Phage for approximately $2,800 per month as part of the agreement for administrative services. The lease along with the Company’s guarantees expired during the third quarter of 2006.

In November 2005, the Company entered into a five year operating lease for its corporate headquarters commencing on March 1, 2006. The lease provides for a renewal option for an additional five years. The lease provides for increases in annual rental payments of approximately 3 per cent. Also, the agreement requires the Company to pay its share of certain common operating costs that are to be assessed annually. For the nine months ending September 30, 2005 and 2006, rent expense totaled $0 and $127,466, respectively.

Cardio entered into a Second Amendment dated September 8, 2006 (to be effective as of September 1, 2006) for the expansion space use of administrative offices in Las Vegas. The Second Amendment commences on August 29, 2006 and shall run coterminous with the term of that certain lease, dated November 1, 2005 for the space, consisting of 7,190 square feet of rentable space and expires on February 28, 2011. In total, including the annual base rent the Cardio will pay approximately $585,594 in Base Rent for the expansion Space throughout the term of the Lease.

Cardio entered into a Lease Agreement dated August 7, 2006 with Nancy Ridge LLC, a Delaware limited liability company, for the use of general office and laboratory space in San Diego, CA. The Lease commences on September 1, 2006 and expires on May 13, 2013, at which time the Company will have the option of extending the lease by five years on the same terms and conditions of the Lease. The Company has paid Nancy Ridge a fully refundable security deposit in the amount of $57,804, and further agrees to pay $15,228 per month for the term of the Lease for the use of 6,768 square feet of general office and laboratory space.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

The following is a schedule of future minimum rental payments required under the lease agreement:

Year	Amount
2006	$93,490
2007	458,722
2008	523,029
2009	541,233
2010	558,829
thereafter	596,947

Total	$2,772,250

The company bills related parties approximately $6,000 per month for use of space.

Phage Lease Guaranty

The Company entered into a Standard Lease Guaranty (the “Lease Guaranty”) dated March 15, 2006 of the Standard Industrial Net Lease dated March 15, 2006, between Canta Rana Ranch, L.P., a California limited partnership and Phage Biotechnology Corporation (“Phage”), a Delaware corporation (the “Lease Agreement”). Pursuant to the Lease Guaranty, the Company guarantees full performance of all of Phage’s obligations under the Lease Agreement.

In exchange for the Company’s guarantee of the Lease Agreement, Phage entered into an Indemnity and Reimbursement Agreement dated as of March 15, 2006. Phage will pay the Company certain fees payable on the first day of each calendar month that will be the sum of the following amounts (collectively, “Guaranty Fees”): (a) one-tenth (1/10th ) of one percent (1 per cent.) of the remaining aggregate amount of the Minimum Monthly Rent due under the Lease Agreement from the period from March 15, 2006 to the Expiration Date of the Lease Agreement; and (b) one-tenth (1/10th) of one percent (1 per cent.) of the remaining aggregate amount of Additional Rent due under the Lease Agreement following the payment of Additional Rent. Any amount of Guaranty Fees not paid by Phage on the first calendar day of each month shall accrue interest at the lesser of twelve percent (12 per cent.) per annum or the maximum rate allowable by law until paid.

For the nine month period ended September 30, 2006, the company earned $11,622 of Guaranty Fees from Phage.

Phage is an affiliated private biotechnology company that manufactures recombinant protein drugs for the Company and is the Company’s sole supplier of its drug candidates formulated with FGF.

If Phage defaults on payment of the Minimum Monthly Rent or the Additional Rent, which monthly payments aggregate approximately $20,000, the Company is obligated, pursuant to the Lease Guaranty, to pay to the lessor the rents in default. The Company’s maximum contingent liability is approximately $1,737,329 as of September 30, 2006 and will decrease by approximately $20,000 per month as Minimum Monthly Rent and the Additional Rent are paid by Phage.

Phage has indemnified the Company for any amounts required to be paid by the Company pursuant to the Lease Guaranty in the Indemnity and Reimbursement Agreement dated as of March 15, 2006.

The lease guarantee is irrevocably released when Phage provides to Canta Rana Ranch, L.P. a bank statement showing a balance of $5,000,000.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

Employment Agreements

In April 2000, the Company entered into an employment agreement with its Chief Scientific Officer, effective May 1, 2000. Under the terms of the employment agreement, the Company paid a monthly salary of $3,000. Also, Cardio provided a vehicle allowance equal to $500 per month. The agreement was for three years and expired on April 15, 2003.

In July 2004, the Company entered into an employment agreement with a non-executive employee, effective August 1, 2004, under the terms of which Cardio will pay a monthly salary of $10,000. The agreement is for three years and expires July 31, 2007.

Consulting Agreements

The Company entered into numerous consulting agreements whereby the consultants assisted the Company in the development process, regulatory affairs and financial management. For the periods ended September 30, 2005 (unaudited), 2006 (unaudited) and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited), consulting fees related to the various agreements were $390,580, $592,997 and $1,918,116 respectively.

In addition to the consulting fees, the Company issued 2,715,000 non-employee stock options, with an exercise price range of $0.30–$4.00 per share. The options vested immediately and have a contract life of 10 years. The Company also issued 300,000 warrants with an exercise price range of $0.80-$2 per share. The warrants are exercisable immediately and have a contract life of 10 years.

Service Agreements

On October 24, 2001, the Company entered into a service agreement with Hesperion, Inc. (formerly TouchStone Research, Inc., which was former “Clinical Cardiovascular Research, L.L.C.”). Hesperion is dedicated to the clinical development of investigational drugs and devices for cardiovascular indications. Hesperion assists Cardio in conducting FDA-authorized clinical trials. Service fees for the year ended September 30, 2005 (unaudited), 2006 (unaudited) and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited), were $822,307, $1,508,867, and $4,492,162, respectively. The agreement is on going as of September 30, 2006.

On October 20, 2000, the Company entered into a service agreement whereby the service provider intends to assist Cardio to develop the production method for the Company’s products. Service fees for the period ended September 30, 2005 (unaudited) and 2006 (unaudited), and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited), were $0, $0, and $370,100 respectively. The principal in this company owns 18.25 per cent. of Phage, the Company affiliated manufacturer. This agreement is now complete.

In 2001, the Company entered into a service agreement whereby Cardio will receive assistance in the drug development process. Service fees for the year ended September 30, 2005 (unaudited) and, 2006 (unaudited) and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited), were $0, $0 and $431,698, respectively. This agreement is now complete.

On August 8, 2005, the Company entered into a service agreement with bioRASI, LLC. for the purpose of assisting in our human clinical trials in Russia. bioRASI is the strategic initiative of the Russian Academy of Sciences (RAS) and is responsible for commercializing RAS’ bio-sciences and clinical resources. bioRASI is a contract research organization (CRO) providing services for its collaborative R&D clients in the areas of drug development, biological, and medical devices. Service fees for the period ended September 30, 2005 (unaudited), 2006 (unaudited), and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited), were $104,082, $668,220 and $848,279, respectively.

In June 2004, the Company entered into a contract with Catheter and Disposables Technologies, Inc. to design, develop and fabricate two different prototype catheter products that will allow the administration of its

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

drug candidate by catheter procedures. Service fees for the nine month period ended September 30, 2005 (unaudited), 2006 (unaudited) and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited), were $31,240, $18,534 and $68,126, respectively.

On May 4, 2005, the Company entered into a marketing agreement with JDM Consulting to implement a wide-ranging marketing and shareholder awareness program. Costs for the year for the nine month period ended September 30, 2005 (unaudited), 2006 (unaudited) and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited), were $1,133,000, $1,460,000 and $2,593,000, respectively.

Cardio entered into an agreement with Capital Financial Media, LLC (“Capital”) on July 6, 2006, for the purpose of preparing and distributing information about the Company. Service fees for the nine month period ended September 30, 2005 (unaudited), and 2006 (unaudited) and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited) were $0, $870,000, and $870,000, respectively.

On August 8, 2006, Cardio signed a master service agreement with Kendle (formerly Charles River Laboratories International Incorporated), a leading global clinical research organization (CRO). Kendle will support Cardio in its phase II No-Option Heart Patient clinical trial ensuring that the protocol and study adhere to FDA regulatory requirements. The total direct and indirect costs are estimated to be $3,917,810. Service fees for the nine month period ended September 30, 2005 (unaudited), and 2006 (unaudited), and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited) were $0, $772,236, and $772,236, respectively.

On August 4, 2006, Cardio entered into consulting agreement with Bruckner Group Incorporated for economic studies of Cardio’s drug candidates, and exploring the potential economic consequences of applying Cardio drug candidates to a variety of clinical scenarios and patent types. This project will take 16 to 20 weeks with approximate total cost of $475,000. Service fees for the nine month period ended September 30, 2005 (unaudited), and 2006 (unaudited), and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited) were $0, $237,500, and $237,500, respectively.

On June 6, 2006, Cardio entered in to consulting agreement with Zimmerman Adams International Limited, to audit the Company’s interim financial reports for the purpose of proposed admission document to AIM (London Stock Exchange). Cardio will pay Zimmerman 100,000 (GBP) before admission to AIM and another 50,000 (GBP) upon admission to AIM. Service fees for the nine month period ended September 30, 2005 (unaudited), and 2006 (unaudited), and the period from March 11, 1998 (inception) to September 30, 2006 (unaudited) were $0, $93,760, and $93,760, respectively.

Securities Act Compliance

Commencing in 2001 and ending in August 2004, the Company sold two series of convertible notes to investors who, with a few exceptions, were not residents or citizens of the United States. The Company made these sales in reliance on the fact that either the sales occurred outside the United States and were thus not subject to the jurisdiction of the Securities Act or were made to accredited investors pursuant to an exemption from registration provided by the Securities Act. The Company’s counsel has advised that the availability of those exemptions cannot be determined with legal certainty and that it is possible that the sale of some of the series of convertible notes may have violated the registration requirements of the Securities Act. As to most of those sales, a right of rescission may exist on which the statute of limitation has not run. For those note holders that elected to convert to common stock and who have not sold that stock, the Company may have a contingent liability arising from the original purchase of the convertible notes that such note holders converted. That liability would extend for up to six years after the date of the sale of the applicable convertible note that was converted to common stock. The notes were converted at either $2.00 per share or $4.00 per share. All of the notes have been either converted into common stock or repaid in full.

The Company is unable to accurately estimate the likelihood or amount of potential liability that, if any, may arise for this contingency.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SEPTEMBER 30, 2006

Government Regulation

Regulation by government authorities in the United States and foreign countries is a significant factor in the development, manufacture and marketing of drug products and in our ongoing research and product development activities. Drug candidates will require regulatory approval by government agencies prior to commercialization. In particular, human therapeutic products are subject to rigorous preclinical studies and clinical trials and other approval procedures of the FDA and similar regulatory authorities in foreign countries. Various federal and state statutes and regulations also govern or influence testing, manufacturing, safety, labelling, storage and record keeping related to such products and their marketing. The process of obtaining these approvals and the subsequent substantial compliance with appropriate federal and state statutes and regulations require the expenditure of substantial time and financial resources.

Preclinical studies are generally conducted in laboratory animals to evaluate the potential safety and the efficacy of a product. Drug developers submit the results of preclinical studies to the FDA as a part of an investigational new drug application, which must be approved before clinical trials in humans may begin. Typically, clinical development of a new drug candidate involves three phases of clinical trials that are costly and time consuming. These Phases include:

Phase I	Clinical trials are conducted with a small number of subjects to determine the early safety profile, maximum tolerated dose and pharmacokinetics of the product in human volunteers.
Phase II	Clinical trials are conducted with groups of patients afflicted with a specific disease in order to determine preliminary efficacy, optimal dosages and expanded evidence of safety.
Phase III	Large scale, multi-centre, comparative trials are conducted with patients afflicted with a target disease in order to provide enough data to demonstrate with substantial evidence the efficacy and safety the FDA requires.

The Company has completed treatment of all patients in its Phase I trial, including measuring clinical outcomes at different dosages of the drug in the target patient population of No-Option Heart Patients. The Company will now notify the FDA of the safety results obtained from this study and plans to commence its Phase II trials in a larger population of No-Option Heart Patients.

The Company has been authorized by the FDA that it may proceed in clinical testing of a second candidate formulated with FGF1in a second medical indication, diabetic wound healing. A Phase I study has begun which is testing the safety of this drug candidate after topical administration to diabetic ulcers and venous stasis wounds.

The FDA closely monitors the progress of clinical trials that are conducted in the United States and may, at its discretion, re-evaluate, alter, suspend or terminate the testing based upon the data accumulated to that point and the FDA’s assessment of the risk/benefit ratio to the patient.

Litigation

The Company may become involved in various legal proceedings and claims which arise in the ordinary course of its business. The Company is not involved in any litigation at this time and is unaware of any claims that may be filed against it.

PART IV

PRO FORMA FINANCIAL INFORMATION

The following pro forma financial information has been produced to illustrate the impact of the Placing by the Company as if it had occurred on September 30, 2006. The pro forma financial information is based on:

i)	the financial information relating to the Company as at September 30, 2006 as set out in Section • of Part • of the Admission Document; and

ii)	the estimated net proceeds of the Placing.

The pro forma statements have been prepared for illustrative purposes only and, because of its nature, may not give a true picture of the financial position of the Company.

Pro-Forma Balance Sheet	Unadjusted	Adjustment	Adjusted
	Net assets of the Company at 30 September 2006 $’000	The Placing (note 1) $’000	Pro forma Net assets of the Company at 30 September 2006 $’000
1 Current assets
Cash & Cash Equivalents	12,865	14,640	27,505
Investments	171		171
Due from affiliate	95		95
Prepayments and other current assets	2,000		2,000

2	12,151		15,131
3 Non-current assets
Property & Equipment	685		685
Intangible assets	1,375		1,375
Other assets	79		79

Total Assets	17,269	14,640	31,910

Current Liabilities
Accrued interest	620		620
Due to affiliates	8		8
Accounts payable	525		525
Accrued payroll and payroll taxes	102		102
Other current liabilities	79		79

	1,334		1,334
Non Current Liabilities
Convertible notes	12,731		12,731

Total Liabilities	14,065		14,065

4 Net Assets/(Liabilities)	3,205	14,640	17,845

Notes to the pro forma financial information

1	The pro forma financial information of the Company shows the impact of the Placing by the Company as if it had occurred on September 30, 2006. The pro-forma assumes that the net proceeds of the Placing, receivable by the Company will amount to $16 million (net of issue costs amounting to $1.36 million) inclusive of VAT.

2	No adjustment has been made for any trading or movement in net assets of the Company since September 30, 2006 other than that noted above.

ACCOUNTANTS’ REPORT ON THE PRO FORMA FINANCIAL INFORMATION

The following is the full text of a report on CardioVascular BioTherapeutics, Inc. from Baker Tilly, the Reporting Accountants, to the Directors of CardioVascular BioTherapeutics, Inc.

2 Bloomsbury Street London WC1B 3ST www.bakertilly.co.uk

The Directors CardioVascular BioTherapeutics, Inc. 1635 Village Center Circle Suite 250 Las Vegas NV 89134
• 2007

Dear Sirs

CARDIOVASCULAR BIOTHERAPEUTICS, Inc. (“the Company”)

We report on the pro forma financial information (the “Pro forma Financial Information”) set out in Part IV of the Admission Document dated [• 2007 (“Admission Document”) of CardioVascular BioTherapeutics, Inc., which has been prepared on the basis described in note [•], for illustrative purposes only, to provide information about how the transaction might have affected the financial information presented on the basis of the accounting policies to be adopted by the Company in preparing the financial statements for the period ending 31 December 2005.

This report has been prepared in accordance with the requirements of paragraph 20.2 of Annex I of the Prospectus Rules as if they had been applied by part (a) of Schedule Two to the AIM Rules and is given for the purpose of complying with that paragraph and for no other purpose.

Save for any responsibility that might arise under paragraph 20.2 of Annex I of the Prospectus Rules if it had been applied by part (a) of Schedule Two to the AIM Rules to any person as and to the extent there provided, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with this report or our statement, and given solely for the purposes of complying with paragraph 20.2 of Annex I of the Prospectus Rules as if it had been applied by part (a) of Schedule Two to the AIM Rules, consenting to its inclusion in the Admission Document.

Responsibilities

It is the responsibility of the directors of Company to prepare the Pro Forma Financial Information in accordance with paragraph 20.2 of Annex I of the AIM Rules.

It is our responsibility to form an opinion, as required by paragraph 7 of Annex II of the AIM Rules, as to the proper compilation of the Pro Forma Financial Information and to report that opinion to you.

In providing this opinion we are not updating or refreshing any reports or opinions previously made by us on any financial information used in the compilation of the Pro Forma Financial Information, nor do we accept responsibility for such reports or opinions beyond that owed to those to whom those reports or opinions were addressed by us at the dates of their issue.

Basis of Opinion

We conducted our work in accordance with the Standards for Investment Reporting issued by the Auditing Practices Board in the United Kingdom. The work that we performed for the purpose of making this report, which involved no independent examination of any of the underlying financial information, consisted primarily of comparing the unadjusted financial information with the source documents, considering the evidence supporting the adjustments and discussing the Pro Forma Financial Information with the directors of the Company.

We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Pro Forma Financial Information has been properly compiled on the basis stated and that such basis is consistent with the accounting policies of the Company.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in the United States of America or other jurisdictions and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices.

Opinion

In our opinion:

(a)	the Pro Forma Financial Information has been properly compiled on the basis stated; and

(b)	such basis is consistent with the accounting policies of the Company.

Declaration

We are responsible for this report as part of the Admission Document as if part (a) of Schedule Two to the AIM Rules apply and declare that we have taken all reasonable care to ensure that the information contained in this report is, to the best of our knowledge, in accordance with the facts and contains no omission likely to affect its import.

Yours faithfully

Baker Tilly

Regulated for audit work by the Institute of Chartered Accountants of Scotland

PART V

ADDITIONAL INFORMATION

1. Responsibility Statement

The Company and the Directors, whose names appear on page 8 of this document under the heading “Directors”, accept responsibility for the information contained in this document including individual and collective responsibility for compliance with AIM Rules. To the best of the knowledge of the Directors (who have taken all reasonable care to ensure that such is the case) the information contained in this document is in accordance with the facts and contains no omission likely to affect its import.

2. Incorporation and Status of the Company

2.1	The Company was incorporated in the State of Delaware, USA, with company number 2869979 on March 11, 1998 under the laws of the State of Delaware with the name CardioVascular Genetic Engineering, Inc. In February 2004, the name of the Company was changed to CardioVascular BioTherapeutics, Inc.

2.2	The registered address of the Company is at World Wide Incorporators, 1308 Delaware Avenue, Wilmington, Delaware 19806, USA and its head office is at 1635 Village Center Circle, Suite 250, Las Vegas, Nevada 89134, USA. The telephone number of the principal place of business of the Company is +1 (702) 839-7200.

2.3	The liability of the shareholders of the Company is limited to the amounts, if any, unpaid on the shares issued to them.

2.4	The principal legislation under which the Company operates is the DGCL, the federal laws of the U.S. and certain laws of the States of Nevada and California.

2.5	The Existing Common Shares are quoted for trading on the OTC Bulletin Board in the U.S.

2.6	The ISIN of the Existing Common Shares is US1416071017. The ISIN of the Placing Shares is •.

3. Investments

3.1	The Company has the following investments:

Company	Field of Activity	Place of Incorporation	Registered Office	Percentage ownership
Phage	Manufacturing Distributor	Delaware	1635 Village Center Circle, Suite 260, Las Vegas, Nevada 89134	4.3%

CPI	Manufacturing Distributor	The Bahamas	Offshore Group Chambers P.O. Box CB-12751 Nassau New Providence Bahamas	43%

3.2	Save as disclosed above, the Company has no subsidiaries.

3.3	Details of entities affiliated and/or associated with the Company are set out at page 101 of this document.

3.4	The Directors are not aware of any arrangements the operation of which may at a subsequent date result in a change of control of the Company.

4. Share Capital

4.1	Authorised Share Capital

4.1.1	The Company was incorporated on 11 March 1998 with an authorised share capital of $21,000 divided into 20,000,000 Common Shares of $0.001 each and 1,000,000 Preferred Shares of $0.001.

4.1.2	On 20 March 1998, the Board of Directors created a series of preferred stock of the Company designated as the “Non-Voting Convertible Preferred Stock” consisting of 54,040 shares with a nominal value of $0.01 per share (“Convertible Preferred Shares”). Further details of the rights and preferences of the Convertible Preferred Shares are set out in paragraph 5.1(d) of this Part V.

4.1.3	On 27 February 2004, the Company increased its authorised share capital to $210,000 divided into 200,000,000 Common Shares and 10,000,000 Preferred Shares; and converted each Common Share then issued and outstanding into 100 Common Shares. Following the conversion, each Common Share maintained its nominal value of $0.001.

4.1.4	On 23 May 2005, the Company increased its authorised share capital to $410,000 divided into 400,000,000 Common Shares and 10,000,000 Preferred Shares.

4.2	Issued Share Capital

4.2.1	At 1 January 2004, the issued share capital of the Company comprised 110,190,100 Common Shares and 51,350 Convertible Preferred Shares.

4.2.2	Between 1 January 2004 and 31 December 2006 the following changes took place to the Company’s issued share capital:

	Convertible Preferred Shares issued or (converted)	Common Shares issued
(i) 1 January 2004 – 31 December 2004
Issue on conversion of convertible loan notes		1,649,550
Conversion of convertible preferred stock	(28,100)	810,000
Year End Balance	23,250	112,649,650

(ii) 1 January 2005 – 31 December 2005
Issue of Common Stock for cash		1,725,000
Conversion of convertible notes		4,228,000
Conversion of convertible preferred stock	(23,250)	4,325,000
Exercise of options		123,466
Exercise of warrants		848,482
Year End Balance	nil	123,899,598

(iii) 1 January 2006 – 31 December 2006
Exercise of warrants		89,116
Exercise of options		265,000
Issue of stock for services		20
Conversion of convertible notes		82,500
Others		•

Year End Balance	nil	124,336,234

4.2.3	As at the date of this document and immediately following the Placing and Admission, the authorised and issued share capital of the Company is and will be as follows:

(i) CURRENT

	Authorised		Issued and fully paid
	number	amount	number	amount (all fully paid)
Common Shares	400,000,000	$400,000	124,336,234	$124,336
Preferred Shares	10,000,000	$10,000	•	•

(ii) ON ADMISSION

	Authorised		Issued and fully paid
	number	amount	number	amount (all fully paid)
Common Shares	400,000,000	$400,000	•	$	•
Preferred Shares	10,000,000	$10,000	•	$	•

4.3	Share Capital Reconciliation

	At 1 January 2006	[At 31 December 2006]
Common Shares	123,899,598	125,458,687
Preferred Shares	nil	nil

5. Summary of Certificate of Incorporation, Bylaws and Related Legal Provisions

The following is a summary description of certain provisions of the Company’s Certificate of Incorporation, Bylaws and provisions of Delaware law that apply to the Company.

5.1	Certificate of Incorporation

(a) Purpose

The Certificate of Incorporation provides that the Company’s purpose is to engage in any lawful act or activity for which corporations may be organised under the DGCL.

(b) Authorised Capital Stock

The Certificate of Incorporation authorises 400,000,000 Common Shares and 10,000,000 Preferred Shares. Increasing or decreasing the authorised capital of the Company requires an amendment to the Company’s Certificate of Incorporation, which amendment requires the approval of the shareholders. Pursuant to the Articles of Incorporation, the Board of Directors of the Company can, by resolution, designate and issue one or more classes or series of preferred stock with voting, preference, participation and other special rights.

(c) Voting Rights Attaching to Common Shares

Each holder of Common Shares is entitled to one vote per share on all matters to be voted upon by the shareholders. Shareholders may authorise another person to act as proxy.

(d) Preferred Shares

As of 31 December 2005, all of the Convertible Preferred Shares had been converted into Common Shares and no Convertible Preferred Shares remained outstanding. There are 9,945,960 Preferred Shares available for issue by the Company. The Certificate of Designations for the Convertible Preferred Shares provides that the Convertible Preferred Shares are non-voting and the holders thereof would not be entitled to dividends. In the event of a liquidation, dissolution or winding up of the Company, the Convertible Preferred Shares would rank senior to all other classes of stock of the Company, and the holders of the Convertible Preferred Shares would be entitled to a liquidation preference of $10 per Convertible Preferred Share or, in the event that the Company lacked sufficient net assets to return the $10 per share to all holders of Convertible Preferred Shares, such pro rata amount as was available, prior to any distribution being made to holders of stock ranking junior to the Convertible Preferred Shares. At the option of the holder, the Convertible Preferred Shares would be convertible (a) prior to the Company’s initial public offering (“IPO”), at a conversion price of $10 per share, or (b) after an IPO, at the lower conversion price of (i) $10 per share or (ii) 50 per cent. of the IPO price. The Convertible Preferred Shares are not transferable, except that in the event of the death of a holder, they may be transferred to a holder’s heirs or estate.

(e) Dividends

Shareholders are entitled to receive such dividends as may be lawfully declared when, as and if declared by the Board out of funds legally available for such purposes. Shareholders will share pro rata in any dividends declared upon the Common Shares. Under the DGCL, dividends may be paid by the Company either out of its surplus or, if there is no such surplus, out of net profits for the fiscal year in which dividends are declared and/or the preceding year. If the capital of the Company shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes, if any, having a preference upon the distribution of assets, the Board shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

The Board may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Dividends may be paid in cash, in property or in shares of the Company’s capital stock.

(f) Return of capital

In the event of a liquidation, dissolution or winding up of the Company, holders of Common Shares will be entitled to a pro rata share of the assets legally available for distribution to shareholders after payment of all the Company’s debts and other liabilities, subject to prior distribution rights of the holders of Preferred Shares, if any, then outstanding (including the rights, described above in paragraph • of the holders of any Convertible Preferred Shares that may be outstanding).

(g) Directors

Under the DGCL, no contract or transaction between the Company and one or more of its Directors or officers, or between the Company and any other entity in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorises the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if (a) the material facts concerning his interest in the transaction are disclosed or known to the Board and a majority of the disinterested Directors properly authorised the transaction in good faith, (b) the material facts concerning his interest in the transaction are disclosed or are known to the shareholders entitled to vote thereon and the transaction is specifically and properly approved by the shareholders, or (c) the transaction is fair to the Company at the time it is authorised, approved or ratified by the Board or the shareholders. The Board of Directors is expressly authorised to designate committees, consisting of one or more Directors, to exercise all the powers and authority of the Board in the management of the business and affairs of the Company, provided that no such committee shall have authority in respect of (a) approving, adopting or recommending to the shareholders, any matter required by the DGCL to be submitted to shareholders for approval; (b) adopting, amending or repealing any bylaw of the Company.

The Certificate of Incorporation provides a director will not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director save for liability for (a) any breach of the director’s duty of loyalty to the Company or its shareholders; (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for improper distributions for improper redemptions or repurchases of shares; or (d) for any transaction from which the director derived any improper personal benefit.

(h) Purchase by the Company of its own Shares

The Company may acquire its own shares of capital stock, subject to applicable U.S. state and federal laws. Under the DGCL, the Company may not (a) purchase or redeem its own shares of capital stock for cash or other property when the capital of the Company is impaired or when such purchase or redemption would cause any impairment of the capital of the Company, except that the Company may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock, or if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the Company reduced; (b) purchase, for more than the price at which they may then be redeemed, any of its shares which are redeemable at the option of the Company; or (c) redeem any of its shares unless their redemption is authorised by and made pursuant to the DGCL.

(i) Indemnification of Directors and Officers

Pursuant to the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his services as a director or officer of the corporation, or his service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him (“Expenses”) in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against expenses defence or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnify for such Expenses as the court deems proper. The DGCL also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorisation of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorisation of such advancement by the Board of Directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification of expenses may be entitled under any bylaw, agreement or otherwise.

(j) Amending the Certificate of Incorporation and Bylaws

The Board is expressly authorised to, by resolution, make, alter or repeal the bylaws of the Company. Shareholders are also permitted to amend the bylaws by majority vote.

5.2 Bylaws

(a) Meetings of Shareholders

The Bylaws provide that the shareholders shall meet annually at any place and time designated by the Board of Directors, and if the Board does not designate a place and time, the meeting shall be held on the third Tuesday in May in each year at 10:00 a.m. at the Company’s principal executive offices.

Special meetings may be called at any time by the Board of Directors, the chairman of the Board, the president, the chief financial officer, the secretary or the holders of a majority of the outstanding voting stock of the Company.

All notices of shareholders’ meetings shall be sent not less than ten and not more than sixty days before the date of the meeting. Subject to the rights of holders of any class or series of stock having a preference over the Common Shares as to dividends or upon liquidation, shareholders may nominate candidates for the election of Directors and propose business to be brought before any shareholders’ meeting by giving timely notice of their intent to make such nomination or propose such business. Such notice must be in the form prescribed by the Bylaws and received by the Company not less than one hundred and twenty days in advance of the date specified in the Company’s proxy statement released in respect of the previous year’s annual shareholders’ meeting.

The holders of a majority in voting power of the Company present in person or by proxy shall constitute a quorum at all meetings of shareholders. If a quorum is present at a shareholders’ meeting, the vote of a majority of the stockholders having voting power present in person or represented by proxy shall decide any question brought before such meeting with the exception of the election of Directors, unless the express provisions of the laws of the State of Delaware, the Certificate of Incorporation of the Bylaws require a different vote, in which case such express provisions shall apply. A plurality of the votes of outstanding shares of stock present in person or represented by proxy at a meeting of shareholders and entitled to vote on the election of Directors is required for the election of Directors.

Each shareholder is entitled to one vote for each Common Share and shareholders are not entitled to cumulative voting in the election of Directors or with respect to any other matter.

To determine the shareholders entitled to vote a in a shareholders’ meeting, the Board may fix, in advance, a record date, which is not more than 60 days nor less than ten days before the date of any such meeting. If the Directors do not fix a record date then the record date will be the business day preceding the day notice of the shareholders’ meeting.

(b) Proxies

Every person entitled to vote on any Company matter has the right to do so either in person or by one or more agents authorised by a written proxy signed by the person and filed with the secretary of the Company.

(c) Directors’ Powers

Subject to provisions of the DGCL and the Certificate of Incorporation, relating to actions required to be approved by the shareholders, the business and affairs of the Company shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

(d) Number of Directors

The number of Directors on the Company’s Board must consist of not less than 4 and not more than 11 Directors. The exact authorised number of members is currently set at 11. The Board of Directors or the shareholders may set the number of Directors.

(e) Election of Directors

The Directors are elected at each annual meeting of the shareholders to hold office until the next annual meeting and until their respective successors are elected and qualified.

Vacancies in the Board of Directors may be filled by a majority of the remaining Directors (even if less than a quorum), or by sole remaining director, provided that where a director has been removed by shareholder resolution or a court order such vacancy may only be filled by the affirmative vote of a majority of the shares represented and voting at duly held quorate meeting, which shares voting affirmatively also constitute a majority of the required quorum. A director elected to fill a vacancy shall hold office until the next annual meeting of the shareholders and until a successor is elected and qualified.

(f) Removal of Directors

Unless otherwise restricted by statute of the Certificate of Incorporation, any director or the entire Board may be removed, only for cause, by a majority of the shareholders.

(g) Meetings of Directors

Regular and special meetings of the Board of Directors may meet at any location designated from time to time by resolution of the Board. Special meetings of the Board may be called for any purpose by the chairman of the Board, the president, any vice president, the secretary or any two Directors. A majority of the authorised number of Directors shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. Every act or decision done or made by a majority of the Directors at a meeting of the Board where the quorum is present is regarded as an act of the Board of Directors unless a greater number is required by law or by the Certificate of Incorporation.

(h) Board Action Without a Meeting

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board individually or collectively consent in writing to such action.

(i) Loans to Officers

Subject to section 402 of the Sarbanes-Oxley Act 2002 and other applicable law, the Company may lend money to, guarantee any obligation of, or otherwise assist any officer or employee of the Company, where, in the judgement of the Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Company. The loan, guarantee or assistance may or may not bear interest and may be secured or unsecured in such manner as the Board shall approve.

(j) Officers

The officers of the Company are the chief executive officer, the chief financial officer and the secretary. At the discretion of the Board, the Company may also have a chairman, one or more presidents, or more vice presidents, one or more assistant secretaries, a treasurer and one or more assistant treasurers. Any number of offices may be held by the same person.

(k) Indemnity

The Bylaws provide that the Company will indemnify its Directors, officers, employees and other agents and as to the extent permitted by the DGCL. As noted above, the Company is also empowered by the DGCL to enter into indemnification agreements with our Directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company maintains a policy of Directors’ and officers’ liability insurance that insures the Company’s Directors and officers against the cost of defence, settlement or payment of a judgment under certain circumstances.

(l) Share Certificates

The Board may resolve that some or all of any class or series of its stock shall be uncertificated shares. Every holder of uncertificated shares shall be entitled to a certificate on request.

(m) Disclosure of significant Shareholdings

For the purposes of this paragraph (m), the expressions “significant shareholders”, “shareholder” and “relevant changes” have the meanings ascribed to them by the AIM Rules. All persons who are significant shareholders in the Company must comply with the provisions of the AIM Rules in respect of notifying relevant changes to their shareholdings in the Company. This provision applies only during such time as the shares in the Company are admitted to trading on AIM. The information referred to in this paragraph (m) must be notified to the Company without delay. The statutory requirements for disclosure of significant shareholdings which apply to the Company are different from those which apply to companies incorporated in the England and Wales and may not always ensure compliance with the requirements of the AIM Rules in relation to such disclosure.

(n) Amendment to Bylaws

The Bylaws may be amended or repealed by the shareholders entitled to vote or by the Board of Directors.

6. Warrants

6.1	As at 31 December 2006 the following warrants had been granted by the Company and remained outstanding:

Warrant Holder	Issue Date	Exercise Period	Number of Common Shares	Exercise Price ($) Per Common Share	Term	Warrants Outstanding
Mickael Flaa	23/6/2003	23/6/2003 to 22/6/2013	200,000	$2.00	10 years	200,000

First Dunbar Securities Corp.	16/2/2005	11/8/2005 to 11/2/2010	40,000	$12.50	4 years	40,000

Jezebel Management Corporation	16/2/2005	11/8/2005 to 11/2/2010	10,000	$12.50	4 years	10,000

VPC Holdings LLC	16/2/2005	11/8/2005 to 11/2/2010	10,000	$12.50	4 years	10,000

Paul Cuomo	16/2/2005	11/8/2005 to 11/2/2010	15,000	$12.50	4 years	15,000

Mickael Flaa	3/4/2006	3/3/2007 to 2/3/2016	250,000	$10.00	10 years	250,000

HFTP Investment L.L.C.(1)	20/03/2006	20/03/2006 to 19/03/2009	282,353	$8.50	3 years	282,353

Gaia Offshore Master Fund, Ltd(2)	20/03/2006	20/03/2006 to 19/03/2009	183,529	$8.50	3 years	183,529

Caerus Fund Ltd(1)	20/03/2006	20/03/2006 to 19/03/2009	7,059	$8.50	3 years	7,059

Leonardo L.P.	20/03/2006	20/03/2006 to 19/03/2009	232,941	$8.50	3 years	232,941

Total:						1,230,882

(1)	Refer to paragraph 6.5 of this Part V
(2)	On 31 December 2006 Gaia Offshore Master Fund, Ltd. Changed its name to Promethean I Master Ltd.

6.2

The warrants granted to each of First Dunbar Securities Corp. (“FD”), Jezebel Management Corporation, VPC Holding LLC and Paul Cuomo form a series of related warrants granted on 16 February 2005, issued pursuant to the Underwriting Agreement dated 11 February 2005 between FD and the Company, further details of which are described at paragraph 10.16 of this Part V. These warrants may be exercised, prior to 11 February 2010, in whole or part, either by purchase at a price of $12.50 (“Purchase Price”) per Common Share (subject to customary anti-dilution adjustment) or by a cashless conversion exercise into Common Shares. Under a cashless conversion exercise the holder may receive the number of Common Shares equal to the quotient obtained by dividing (a) aggregate current market price less the aggregate Purchase Price of the warrants that the holder elects to be converted by (b) the market price of one Common share immediately prior to conversion.

6.3	On 23 June 2003 the Company granted Mickael Flaa warrants to subscribe for 200,000 Common Shares at an exercise price of $2 per share in connection with consulting services rendered. These warrants are exercisable in whole or part at any time from 23 June 2004 until 22 June 2013. Adjustments to the number of shares covered by the warrant may be made to take account of dilution.

6.4	On 4 March 2006, the Company granted Mickael Flaa a warrant to subscribe for 250,000 Common Shares at an exercise price of $10 per share in connection with past services. These warrants are exercisable in whole or part at any time from 3 March 2007 until 2 March 2016. Adjustments to the number of shares covered by the warrant may be made to take account of dilution.

6.5	Pursuant to the Securities Purchase Agreement, further particulars of which are described in paragraph 10.4 of this Part V, initial warrants (“Initial Warrants”) were issued on 20 March 2006 to each of HFTP Investment L.L.C. (“HFTP”), Gaia Offshore Master Fund, Ltd (“Gaia”), Caerus Fund Ltd (“Caerus”) and Leonardo L.P. (“Leonardo”) (each a “Holder”) to purchase from the Company such number of Common Shares as specified in the table set out at paragraph 6.1 of this Part V. On 31 October 2006, Promethean II Master L.P. (also a “Holder”) acquired from HFTP warrants to acquire an aggregate of 100,856 Common Shares. On 31 December 2006, Caerus Partners LLC (also a “Holder”) acquired from Caerus warrants to acquire an aggregate of 7,059 Common Shares. The Holder is not entitled or required to exercise the Initial Warrant to acquire Common Shares, if to do so would cause the aggregate number of Common Shares held by the Holder to exceed 4.99 per cent. of the total outstanding Common Shares of the Company (not including Common Shares issuable under the Initial Warrant). The Initial Warrants are exercisable, in whole or part, for a period of three years from the issue date, at an exercise price of $8.50, subject to customary anti-dilutive adjustments.

6.6	Pursuant to the Senior Secured Notes, particulars of which are summarised at paragraph 7 of this Part V, repurchase warrants may become issuable by the Company as a means of redeeming the principal and interest thereon payable under the Senior Secured Notes. As at the date of this document, no such repurchase warrants have been issued by the Company.

7. Senior Secured Convertible Notes

Pursuant to the Securities Purchase Agreement, further particulars of which are set out at paragraph 10.4 of this Part V, senior secured convertible loan notes (“Senior Secured Notes”) were sold as follows:

Investor Name	Amount of Initial Senior Secured Notes ($)
HFTP	8,000,000
Gaia	5,200,000
Caerus	200,000
Leonardo	6,600,000

Total	20,000,000

On 31 October 2006, Promethean II Master L.P. acquired from HFTP Senior Secured Notes in the aggregate principal amount of $2,668,969.57.

On 31 December 2006, Caerus Partners LLC acquired from Caerus Senior Secured Notes in the aggregate principal amount of $174,663.96. Further, on 31 December 2006, Gain changed its name to Promothean I Master Ltd.

The Senior Secured Notes which mature on 20 March 2009 are convertible at the option of the holders, in aggregate, into 1,666,666 Common Shares (assuming a fixed conversion price of $12 per Common Share) subject to anti-dilutive adjustments. Conversion of the Senior Secured Notes into Common Shares at other than the fixed conversion price is limited to no more than 10 per cent. of the original $20,000,000 note balance per month. The Senior Secured Notes are convertible after five months from 20 March 2006 at 94 per cent. of the average of the preceding five days weighted average trading price, if the result is lower than $12 per share. In the event of certain acts of default by the Company, the holder is entitled to require the Company to redeem all or part of the principal at a price equal to the sum of (a) 120 per cent. of the principal plus (b) interest on the principal.

Interest at a rate of 7 per cent above the 3-month LIBOR rate is payable, in cash, on the principal amount annually and on the maturity date (each, “interest payment dates”). Alternatively, the Company may elect (provided it makes the same election in respect of all the other Senior Secured Notes) to convert the interest payable by way of a Company Conversion as defined below.

Subject to certain exceptions, the holder may not convert more than 10 per cent. of the original principal (plus interest thereon) during any calendar month. The Company is not obliged to effect any conversion if to do so would cause the aggregate number of shares beneficially owned by a holder and its affiliates to exceed 4.99 per cent. of the total outstanding Common Shares of the Company. Subject to certain restrictions, the Company may require conversion of any proportion of the principal (plus interest) or the interest payable on an interest payment date (“Company Conversion”). If the Company elects to make a Company Conversion, it must do so in respect of all holders on a pro rata basis.

Subject to various conditions, the Company also has the right to redeem some or all of the principal by paying cash to the holder (plus interest thereon) or by issuing warrants (“Repurchase Warrants”) to purchase a number of shares equal to the principal (plus interest thereon) divided by the dollar volume-weighted average price of Common Shares (in the over-the-counter market on the electronic bulletin Board) in the 10 trading days preceding the redemption. If the Company elects to make a redemption, it must do so in respect of all holders of the Senior Secured Notes on a pro rata basis.

As at 31 December 2006, Senior Secured Notes in the aggregate principal of $• has been converted into an aggregate amount of • Common Shares and a total principal amount of $• plus $• interest thereon remains outstanding.

8. Share Options

8.1	The Company has granted an option to ZAI to acquire 200,000 Common Shares at $10 per share. Further details of the terms of such option agreement are set out at paragraph 10.1 of this Part V.

8.2	Save as disclosed in this Part V, there have been no issues of shares in the Company in the period from 31 December 2006 until the date of this document and (other than pursuant to the Placing and on the exercise of the options to be issued under the Share Option Scheme and the agreement with ZAI summarised in paragraph 8.5 below) no such issues are proposed.

8.3	Under the 2004 Stock Plan the following options have been granted to employees, not Directors or Senior Management, and remain outstanding:

Name	Issue Date (Award Date)	Vest Start Date	No. Vested as at 31 December 2006	Date become fully vested	Terms	Total Options	Price	Options Exercised to Date	Balance
Amit Parekh	8/16/2005	5/16/2005	1,040	8/16/2009	5/14/2015	2,500	$10.00		2,500
Judy Luell	8/17/2005	8/17/2005	3,000	8/17/2005	8/15/2015	3,000	$10.00		3,000
Laura Wilson	2/27/2006	2/27/2006	350	2/27/2009	2/27/2016	1,000	$10.00		1,000
Judith Rebhoz	3/13/2006	3/13/2006	136	3/13/2009	3/13/2016	250	$10.00		250
Joy Marsico	4/1/2006	4/1/2006	300	4/1/2009	3/29/2016	1,000	$10.00		1,000
Andrew Frank	7/3/2006	12/19/2006	100	12/19/2009	7/3/2016	1,000	$10.00		1,000
Shahrzad Assi	8/1/2006	1/17/2006	0	1/17/2009	8/1//2016	1,800	$10.00		1,800
Kimberly Bachicha	8/1/2006	1/17/2006	0	1/17/2009	8/1/2016	1,000	$10.00		1,000
Mitzy Cooper	9/1/2006	2/7/2007	0	2/7/2010	9/1/2016	1,000	$10.00		1,000
Katherine Chen	10/2/2006	4/2/2007	0	4/2/2010	10/2/2016	3,000	$10.00		3,000
Robert Smidt	11/1/2006	4/23/2007	0	4/23/2010	11/1/2016	3,000	$10.00		3,000

Total			4,926			18,550			18,550

8.4	In addition, the following options have been granted to the following persons, not being Directors or Senior Management on terms other than those of the 2004 Stock Plan:

Name	Issue Date	Vest Start Date	No. Vested as at 31 December 2006	Date become fully vested	Terms	Total Options	Price	Options Exercised to Date	Balance
Darren Tyson	7/31/1999	8/1/1999	70,000	8/1/1999	7/29/2009	100,000	$0.30	30,000	70,000
Ralph Bradshaw	7/31/1999	8/1/1999	975,000	8/1/1999	7/29/2009	1,000,000	$0.30	25,000	975,000
Steven Disper	9/1/2003	9/1/2003	15,000	9/1/2003	8/29/2013	15,000	$2.00		15,000
Shiliang Qin	9/1/2003	9/1/2003	8,000	9/1/2003	8/29/2013	15,000	$2.00	7,000	8,000
Gabriel Eilon	9/1/2003	9/1/2003	2,500	9/1/2003	8/29/2013	15,000	$2.00	12,500	2,500
Jennifer Angel	9/1/2003	9/1/2003	15,000	9/1/2005	8/29/2013	15,000	$2.00		15,000
Yvonne Wu	9/1/2003	9/1/2003	10,000	9/1/2003	8/29/2013	15,000	$2.00	5,000	10,000
Michael Brush	9/1/2003	9/1/2003	15,000	9/1/2003	8/29/2013	15,000	$2.00		15,000
Judy Brown	5/21/2004	5/21/2000	10,000	5/21/2000	5/19/2010	10,000	$8.00		10,000
Jody Mack	8/1/2004	8/1/2004	20,000	8/1/2004	7/30/2014	20,000	$10.00		20,000
Ellen Simpson	12/1/2006	12/1/2006	420,000	12/1/2000	12/1/2016	500,000	$0.30	80,000	420,000
Allison Lipson	12/15/2006	12/15/2006	12,500	12/15/2009	12/15/2016	25,000	$10.00		25,000
Elizabeth Gordon	6/6/2000	6/15/2000	0	6/15/2000	6/13/2010	500,000	$0.50	500,000	0

Total			1,573,500			2,245,000		659,500	1,585,500

8.5	The following options have been granted to the Directors and Senior Management both under the 2004 Stock Pan and on terms other than those of the 2004 Stock Plan:

Name	Issue Date	Vest Start Date	No. Vested as at 31 December 2006	Date become fully vested	Terms	Total Options	Price	Options Exercised to Date	Balance	Not in Plan or in 2004 Plan
Jack Jacobs	1/1/2000	1/15/2000	500,000	1/15/2000	1/12/2010	500,000	$0.30		500,000	NIP
Grant Gordon	8/17/2005	8/17/2005	50,000	8/17/2005	8/15/2015	50,000	$10.00		50,000	2004
Joong Ki Baik	8/17/2005	8/17/2005	50,000	8/17/2005	8/15/2015	50,000	$10.00		50,000	2004
Mickael Flaa	8/17/2005	8/17/2005	50,000	8/17/2005	8/15/2015	50,000	$10.00		50,000	2004
Wolfgang Premier	8/17/2005	8/17/2005	50,000	8/17/2005	8/15/2015	50,000	$10.00		50,000	2004
Thomas Stegmann	2/8/2006	2/8/2006	50,000	2/8/2006	2/8/2016	50,000	$10.00		50,000	2004
Kenneth Thomas	7/26/2005	7/26/2005	100,000	7/26/2005	7/24/2015	100,000	$10.00		100,000	2004
Kenneth Thomas	3/1/2004	3/1/2004	25,000	3/1/2004	2/27/2014	25,000	$4.00		25,000	NIP
Vincent Roth	12/20/2004	12/20/2004	5,725	12/20/2008	8/16/2015	11,000	$10.00		11,000	2004
Seth Horn	11/20/2004	11/20/2004	8,113	11/20/2008	8/16/2015	15,000	$10.00		15,000	2004
Vincent Roth	8/17/2005	12/20/2004	4,000	8/17/2005	8/15/2015	4,000	$10.00		4,000	2004
Seth Horn	8/17/2005	11/20/2004	5,000	8/17/2005	8/15/2015	5,000	$10.00		5,000	2004
Michael Norris	12/1/2006	10/1/2006	100,000	10/1/2009	12/1/2016	100,000	$10.00		100,000	NIP

Total			997,838			1,010,000			1,010,000

Options awarded otherwise than in accordance with the 2004 Option Plan are awarded pursuant to individual option agreements entered into between the Company and the grantee. The terms of the option award agreements provide for the forfeiture or, as the case may be, expiry of the options granted (i) immediately upon termination for cause of the grantee’s contractual relationship with the Company; (ii) 12 months after the grantee’s death or total disability; or (iii) ten years from the award date.

8.6	An option agreement between the Company (1) and ZAI (2) dated 9 June 2006 pursuant to which the Company has granted to ZAI the right to subscribe, at a price of 150 per cent. of the placing price per Common share, 200,000 Common Shares, representing approximately 0.16 per cent. of the issued share capital of the Company immediately prior to Admission. The options granted pursuant to this agreement shall be exercisable in full or in part during the period of five years from the date of Admission.

8.7	The total number of Common Shares under option is •, which is equivalent to • per cent. of the issued share capital on •, 2007, being the last practicable date of admission.

Fully diluted enlarged capital were all options exercised and all convertible loan notes converted:
Number of Common Shares in issue following the Placing and Admission	xxx,xxx,xxx
Number of Common Shares outstanding as a result of conversion of the Convertible Loan Notes	xx,xxx,xxx
Number of Common Shares outstanding as a result of exercise of all outstanding options	xx,xxx,xxx

Fully diluted Share Capital	xxx,xxx,xxx

8.8	No Shareholder of the Company has different voting rights with respect to the Common Shares and the Common Shares rank pari passu in all respects.

8.9	Save as disclosed in this Part V:

(i)	no share or loan capital of the Company has been issued or agreed to be issued, or is now proposed to be issued fully or partly paid, for cash or any other consideration or has been purchased by the Company;

(ii)	no commissions, discounts, brokerages or other special terms have been granted by the Company in connection with the issue or sale of any such capital; and

(iii)	no share or loan capital of the Company is under option or has been agreed, conditionally or unconditionally, to be put under option.

8.10	The Existing Common Shares are in registered form and may be held in certificated form. The Existing Common Shares may be settled through CREST through the depository arrangement. Further details of the CREST settlement arrangements are set out in the section entitled “Admission, Settlement and CREST” in Part I of this document. The Placing Shares are in registered form and, due to U.S. legal restrictions shall be held in certificated form for at least the first year following Admission.

8.11	The Existing Common Shares have been created under the DGCL. The Placing Shares are being issued under the authority granted at previous annual general meetings of the Company.

8.12	The Placing Shares will rank pari passu in all respects with the Existing Common Shares.

9. DIRECTORS’ AND OTHER INTERESTS

9.1 Directors’ Interests

9.1.1	The interests (all of which are beneficial unless stated otherwise) of the Directors and of the senior management, and their immediate families and the persons connected with them (within the meaning of section 346 of the Companies Act) in the issued share capital of the Company the existence of which is known to, or could with reasonable due diligence be ascertained by any Director as at the date of this document and immediately following the Placing and Admission, are as follows:

Name	No. of Common Shares	Percentage of issued share capital	No. of Options to subscribe for Common Shares	No. of warrants to subscribe for Common Shares	Percentage of Enlarged Issued Common Share Capital
Daniel C. Montano	30,812,131	24.51%	—	—	•
Thomas Stegmann	30,057,130	23.91%	50,000	—	•
Wolfgang Priemer	15,000,001	11.93%	50,000	—	•
Joong Ki Baik	1,531,783	1.22%	50,000	—	•
Grant Gordon	5,500,001	4.37%	50,000	—	•
Thomas Ingram	620,001	0.49%	—	—	•
John Jacobs	125,001	0.10%	500,000	—	•
Robert Levin	146,001	0.10%	—	—	•
Gary Abromovitz	34,001	*	—	—	•
Mickael Flaa	1	*	50,000	450,000	•
Kenneth Thomas	1	*	125,000	—	•
Michael Norris	—	*	100,000	—	•
Vincent Roth	1	*	15,000	—	•
Seth Horn	5,001	*	20,000	—	•

* Less than 0.1%

Mr. Montano’s interests include 630,000 Common Shares held in the name of Qure Biopharmaceuticals, Inc. His interests also include 30,000,000 Common Shares held in the name of Vizier Investment Capital Ltd and 125,000 Common Shares held in the name of Viktoriya Tramlenova.

Mr. Priemer’s interests include 15,000,000 Common Shares held in the name of WoBeM BV.

Mr. Baik’s interests include 1,431,782 Common Shares held in the name of Alhambra, Inc.

Mr. Gordon’s interests include 2,500,000 Common Shares held in the name of GHL Financial Services Ltd.

Mr. Ingram’s interests include 620,000 Common Shares held in the name of Ingram Living Trust.

Mr. Levin’s interests include 100,000 Common Shares held in the name of the Robert Levin Trust.

Mr. Abromovitz interests include 2,000 Common Shares held in the name of Klanco, LLC.

9.1.2	Save as disclosed above, none of the Directors or senior management, their immediate families and persons connected with them has any interest, whether beneficial or non-beneficial, in any share or loan capital of the Company.

9.1.3	Save as disclosed in this document, there are, and have been, no outstanding loans granted or guarantees provided by any member of the Company to or for the benefit of any of the Directors.

9.1.4	Save as disclosed in Part V, no Director has, or has had (since 1 January 2004 being the earliest date covered by the accountants report on CVBT Part III of this document), any interest, whether direct or indirect, in any transaction which is or was unusual in its nature or conditions or significant to the business of the Company taken as a whole and which was effected by the Company since its incorporation and which remains in any respect outstanding or under-performed.

9.1.5	Save as disclosed in this document, no Director has, or has had (since [date] being the earliest date covered by the accountants report on CVBT Part III of this document), any interest, direct or indirect, in any assets which have been or are proposed to be acquired or disposed of by the Company, or leased to the Company, and no contract or arrangement exists in which a Director is materially interested and which is significant in relation to the business of the Company.

9.1.6	None of the Directors including their immediate families and persons connected with them is interested in any related financial product referenced to the Common Shares (being a financial product whose value is, in whole or in part, determined directly or indirectly by reference to the price of the Common Shares including a contract for difference or a fixed odds bet).

9.2	As at the date of this document and on Admission, so far as the Directors are aware, there are no persons (other than Directors and their immediate families’ interest and senior management disclosed in paragraph 9.1.1 of this Part V) have and will have interests in the issued share capital of the Company which, directly or indirectly, represent or will represent, on Admission, three per cent. or more of the Company’s issued share capital.

9.3	None of the shareholders of Common Shares have different voting rights to any other holders of Common Shares.

9.4	Controlling Stockholders’ Agreement

Daniel Montano, Thomas Stegmann, Wolfgang Priemer, Grant Gordon and Joong Ki Baik (each a “Stockholder” and together the “Stockholders”) entered into a controlling stockholders’ agreement (“Stockholders’ Agreement”) dated 30 August, 2004 and as amended on 13 April, 2006. Pursuant to the Stockholders’ Agreement, the Stockholders have agreed to use their full voting powers to: elect those persons to the Board of Directors as are nominated by the Board’s Nominating Committee; and vote on a change of control in accordance with the directions of the members of the Board elected by the stockholders. A change of control includes (1) any reorganisation, consolidation, merger, readjustment or other transaction that results in the Stockholders ceasing to have the power to elect a majority of Directors of the Board or other governing body of any entity surviving such transaction, or (2) any sale of all or substantially all of the assets of the Company to an entity with a Board which the Stockholders do not have the power to control. Any Stockholder may opt out of the Stockholders’ Agreement, either entirely or for a particular vote, at any time and for any reason by written notice to the other Stockholders.

9.5	Save as disclosed above and at paragraph 9.1.1 of this Part V, the Directors are not aware of any person or persons who, directly or indirectly, jointly or severally, at the date of this document, or immediately following Admission exercise, will exercise or could exercise control over the Company.

9.6	Related Party Transactions

The following transactions, which may be related party transactions and which are or may be material to the Company, have been entered into by the Company during the period since 1 January 2004, or earlier, and up to the date of this document:

(a)	Those transactions or contracts summarised at paragraphs 10 of this Part V;

(b)	Phage provided administrative support to the Company in its research facility and invoices the Company, in respect of actual costs incurred and the Company’s pro rata share of Phage’s overheads.

(c)	On 25 August 2004, the Company guaranteed Phage’s obligations under a lease for laboratory and office space. The Company’s obligation under this guarantee fell away when the lease expired on 31 August 2006.

(d)	During the periods ended 31 December 2004, 2005 and 2006, the Company paid Daniel Montano for employment services amounts of $286,000, $431,538 and $•, respectively.

(e)	During the periods ended 31 December 2004, 2005 and 2006, the Company paid commissions to GHL Financial Services Ltd (“GHL”) for the overseas sale of the Company’s convertible loan notes and preferred Convertible Preferred Shares amounts of $1,067,000, $980,000, $15,500, respectively. Furthermore, ZAI has appointed GHL as a sub-placing agent, whereby GHL will receive a commission of 6 per cent. on the aggregate value of Placing Shares subscribed by investors procured by GHL. Grant Gordon is the major shareholder and director.

(f)	During the periods ended 31 December 2004, 2005 and 2006 the Company paid Thomas Stegmann, to assist in the development process of its products, amounts of $258,000, $587,300 and $•, respectively.

(g)	During the periods ended 31 December 2004, 2005, and 2006, the Company paid Wolfgang Priemer, to assist in the development process of its products, amounts of $25,000, $55,500 and $•, respectively.

(h)	During the period ended 31 December 2005 and 2006 the Company paid C.K. Capital International, Inc. and C&K Capital Corporation, entities controlled by Alexander Montano, who is the son of Daniel Montano and was at the time a director of the Company, amounts of $20,000 and $•, respectively in connection with consulting services.

(i)	Pursuant to, and in connection with, the Securities Purchase Agreement, Daniel Montano, as guarantor, entered into a guarantee, dated 20 March 2006, with Promethean, as collateral agent for the Investors, to guarantee all the liabilities, obligations and indebtedness of the Company in respect of the Investment Agreements. The guarantee will remain in force until the later of 20 March 2007 and the first date on which the Company receives retail or wholesale revenue from the sale of its drug candidates.

(j)	A distribution agreement dated 16 August 2004 between (1) the Company (2) Phage (the Company and Phage, collectively the “Parties”) and (3) CPI (the “Distribution Agreement”), pursuant to which the Parties appointed CPI as the exclusive distributor of certain products manufactured and sold by the Parties throughout the world, excluding: (i) U.S. and Canada, (ii) Europe (defined as the Ural Mountains west, excluding Turkey and Cyprus), (iii) Japan, (iv) the Republic of Korea, and (v) with respect only to products manufactured by the Company, China and Taiwan. CPI is prohibited from dealing in competing products and must pay:

(a)	to Phage (i) ten per cent. of the gross sale price received for the Parties’ products, or (ii) six per cent. of the gross sale price received for products manufactured by a third party, together with an amount to that third party equal to the fee paid by the Company to that third party; and

(b)	to the Company or Phage, with respect to each company’s product sales, 50 per cent. of gross revenue received from the sale of that company’s products, respectively, less direct and indirect costs.

The Distribution Agreement is for a term of 99 years. Pursuant to the agreement, the Parties each have the right to appoint 43 per cent. of CPI’s Board of Directors. Breach by CPI of this right, entitles the Parties to terminate the Distribution Agreement immediately.

9.7	Directors’ Service Agreements and Letters of Appointment

9.7.1	The terms of the Directors’ service contracts or letters of appointment are as follows:

The following is a description of the agreements entered into between the Company and the executive Directors named below together with a summary of the terms of their appointment to the Board:

(a)	On 25 February 2007 Daniel Montano entered into an employment agreement with the Company, in accordance with which Mr. Montano is employed as Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Montano is entitled to a basic salary of $480,000 per annum. Mr. Montano’s salary and other compensation is determined annually by the Compensation Committee. Mr. Montano is also currently entitled to medical insurance coverage in respect of him and his immediate family.

(b)	On 25 February 2007 John Jacobs entered into an employment agreement with the Company, in accordance with which Mr. Jacobs is employed as Chief Scientific Officer Chief Operating Officer and Vice President of the Board. Mr. Jacobs is entitled to a basic salary of $240,000 per annum. Mr. Jacobs’s salary and other compensation is determined annually by the Compensation Committee. Mr. Jacobs is also currently entitled to medical insurance coverage in respect of him and his immediate family and a vehicle allowance.

(c)	On 25 February 2007, Mickael Flaa entered into a consultancy agreement with the Company, in accordance with which Mr. Flaa is engaged on a consultancy basis to act as Executive Director, Chief Financial Officer and Vice President of the Company. Mr. Flaa is entitled to a consultancy fee of $240,000 per annum which is determined annually by the Compensation Committee. Mr. Flaa is also currently entitled to medical insurance coverage in respect of him and his immediate family.

(d)	On 25 February 2007, Dr. Stegmann entered into a consultancy agreement with the Company, in accordance with which Dr. Stegmann is engaged on a consultancy basis to act as Executive Director, Co-President and Chief Medical Officer of the Company. Dr. Stegmann is entitled to a consultancy fee of $480,000 per annum which is determined annually by the Compensation Committee. Dr. Stegmann is also currently entitled to medical insurance coverage in respect of him and his immediate family.

Each of the agreements described at this paragraph 9.7.1 contains post-termination restrictions in relation to non-competition and non-solicitation to the extent permitted under applicable law. Each of the employment agreements provides that the relevant Executive Director is not employed for a specific term by the Company but is an at will employee who may resign at any time with or without notice. The Company may terminate the Executive Director’s employment at any time, with or without notice, and with or without reason or cause. Each of the consultancy agreements provides that either the relevant Executive Director or the Company may terminate the consultancy agreement, by giving 30 days’ notice or at any time, with or without notice, for cause.

9.7.2	Each of the Directors other than those specified at paragraph 9.7.1 of this Part V is engaged by the Company under letters of appointment in an identical format dated 25 February 2007. The Director is entitled to $5,000 for each Board meeting attended and $1,000 for each committee meeting attended. In addition, a Director is entitled to $• for acting as the chairman of a committee.

9.7.3	Each Director’s appointment to the Board, pursuant to his election at the 2006 annual meeting of shareholders, is conditional upon his re-election at subsequent annual meetings of shareholders and is terminable immediately upon his resignation. The Company may terminate a Director’s appointment by action of the shareholders in accordance with the DGCL and the Bylaws.

9.8	Additional Information on the Directors

9.8.1	In addition to the directorships in the Company, the Directors hold or have held the following Directorships or partnerships within five years immediately prior to the date of this document:

Director	Current Directorships/Partnerships	Past Directorships/Partnerships
Daniel C. Montano	Phage Biotechnology Corporation Cardio Phage International, Inc. Qure Biopharmaceuticals Inc. Vizier Investment Company Vizier Management Company	Helen of Troy Limited

Grant Gordon	Phage Biotechnology Corporation Cardio Phage International Cardio Phage Middle East GHL Financial Services Ltd Genuine Games Ltd

Thomas Stegmann	Cardio Phage International

Mickael A. Flaa	Gestalt LLC MCF LLC	Valley Bank Nevada UniCapital Corporation

Wolfgang Priemer	Glas Metall Riemer GmbH ACT + FORM GmbH Euro Analytic Bio Chem GmbH Wobema BV Biogon GmbH	AT Protec GmbH Westfalia Parking Systems

John W. Jacobs	Cardio Phage International	—

Thomas L. Ingram	—	—

Robert Levin	—	—

Gary B. Abromovitz	Helen of Troy Limited Helen of Troy Nevada Corporation HOT Nevada, Inc. Helen of Troy Limited, Barbados	—

Joong Ki Baik	Korea Biotechnology Development Co., Ltd Alhambra, Inc.	Cardio Korea, Ltd

9.8.2	In 1992, the SEC entered a cease and desist order against Daniel Montano requiring him to permanently cease and desist from continuing and causing any future materials misrepresentations and/or omitting to state material facts in the offer or sale of a security. In connection with matters that occurred in 1994, Mr. Montano agreed in 1997 to a settlement with the National Association of Securities Dealers, Inc. (“NASD”) pursuant to which he was fined $102,500 and suspended by the NASD from associating with any NASD members for a period of two years. Mr. Montano consented to the findings that he had engaged in a course of conduct that resulted in the mishandling or misuse by his firm, Montano Securities Corporation, of funds entrusted to it by applicants to the company. Montano Securities Corporation was also found to have carried out securities transactions without maintaining sufficient net capital. In May 1998, the NASD suspended Mr. Montano’s registration as a registered securities broker for an unspecified time due to his failure to pay an arbitration award. In July 1998, the SEC entered an order affirming a decision by the NASD that Mr. Montano was found to have violated certain rules of the NASD, including not accurately and sufficiently discussing the mechanism of short-selling or the risks associated with implementing the strategy using a particular stock, making improper references to prior recommendations, making exaggerated and inappropriate presentations of prior recommendations and making improper projections. None of the matters discussed above with regard to Mr. Montano involved any securities of or transactions involving the Company.

Mickael Flaa was a director of UniCapital Corporation (“UniCapital”) at a time when UniCapital was the subject of bankruptcy proceedings. Mr. Flaa was recruited to the Board of UniCapital in order to assist in the recovery of secured loans made by Bank of America to UniCapital.

9.8.3	Save as disclosed in paragraph 9.8.2 above, none of the Directors has:

(a)	any unspent convictions in relation to indictable offences; or

(b)	had any bankruptcy order made against him or entered into any individual voluntary arrangements; or

(c)	been a director of a company which has been placed in receivership, compulsory liquidation, creditors’ voluntary liquidation, administration, been subject to a company voluntary arrangement or any composition or arrangement with its creditors generally or any class of its creditors whilst he was a director of that company or within the 12 months after he ceased to be a director in that company; or

(d)	been a partner in any partnership which has been placed in compulsory liquidation, administration or been the subject of a partnership voluntary arrangement whilst he was a partner in that partnership or within the 12 months after he ceased to be a partner in that partnership; or

(e)	owned, or been a partner in a partnership which owned, any asset which while he owned that asset, or while he was a partner or within 12 months after his ceasing to be a partner in the partnership which owned that asset, entered into receivership; or

(f)	been publicly criticised by any statutory or regulatory authority (including recognised professional bodies); or

(g)	been disqualified by a court from acting as a director of any company or from acting in the management or conduct of affairs of a company.

10	Material Contracts

The following contracts, not being contracts entered into in the ordinary course of business, have been entered into by the Company within the two years immediately preceding the date of this document and are, or may be, material:

10.1

A placing agreement dated • 2007 between (1) the Company, (2) the Directors, and (3) ZAI (“Placing Agreement”), pursuant to which ZAI has agreed (conditionally, amongst other things, on Admission occurring not later than • 2007 or such later date as the Company and ZAI may agree) to use its reasonable endeavours to procure subscribers for the Placing Shares at the Placing Price. The Placing is not underwritten. Under the Placing Agreement and subject to it becoming unconditional, the Company has agreed to pay ZAI commissions aggregating 7 per cent. of the value at the Placing Price of the Placing Shares and an advisory fee of £150,000 together with any applicable VAT and to grant to ZAI an option over 200,000 Common Shares immediately following Admission exercisable by ZAI at 150 per cent. of the Placing Price per share on the terms of an option agreement between the Company and ZAI dated • 2007. The Company will pay certain other costs and expenses (including any applicable VAT) of, or incidental to, the Placing including all fees and expenses of and relating to the Placing including (but not limited to) Admission fees, expenses of the registrars, printing expenses, other legal and accounting fees, stamp and other duties and taxes. The Placing Agreement contains representations, warranties and indemnities given by the Company to ZAI as to the accuracy of the information contained in this document and other matters relating to the Company and its business and the Placing. ZAI is entitled to terminate the Placing Agreement in certain specified circumstances prior to Admission including in the event of failure by the Company to comply with any of their obligations under the Placing Agreement.

10.2	A nominated adviser and broker agreement dated 9 June 2006 and 6 June 2006 respectively between (1) the Company (2) and ZAI pursuant to which ZAI has agreed to act, conditionally upon and with effect from Admission, as the Company’s nominated adviser and broker each as required by the AIM Rules. The Company has given certain indemnities and covenants to ZAI. The Company has undertaken, inter alia, to comply with the proper and reasonable directions given by ZAI in relation to compliance with the AIM Rules. ZAI has agreed, inter alia, to provide general advice and guidance to the Company in relation to matters concerning AIM. The agreement is for an initial fixed term of one year and thereafter may be terminated by either party giving 90 days’ prior written notice.

10.3	As required by the AIM Rules, lock-in and orderly market agreements dated 25 February 2007 between the Company, ZAI and the Directors, pursuant to which each Director has agreed, subject to Admission and to certain limited exceptions, not to dispose of any Common Shares in which he will have an interest on Admission or any Common Shares which are transferred, distributed or allotted to him or any shares into which such shares are subdivided or converted (excluding any shares acquired by him through trading on AIM from any person after Admission) for a period of 12 months after Admission.

10.4	A securities purchase agreement dated 20 March 2006 entered into between (1) the Company, (2) HFTP Investment L.L.C. (“HFTP”), (3) Gaia Offshore Master Fund, Ltd (“Gaia”), (4) Caerus Fund Ltd (“Caerus”) and (5) Leonardo L.P. (“Leonardo”) (HFTP, Gaia, Caerus and Leonardo, collectively, the “Investors”) (the “Securities Purchase Agreement”). Under the Securities Purchase Agreement, the Investors agreed to purchase senior secured promissory loan notes in the aggregate principal sum of $20,000,000 and warrants to acquire 705,882 Common Shares.

In connection with the Securities Purchase Agreement the Company also entered into the documents listed in paragraphs 10.5 to 10.8 of paragraph 10 of this Part V (collectively with the Securities Purchase Agreement, the “Investment Agreements”).

10.5	A security agreement, dated 20 March 2006, entered into between the Company and Promethean Asset Management L.L.C. (“Promethean”) (the “Security Agreement”), in its capacity as collateral agent for the Investors. Under the Security Agreement, the Company agreed to pledge and grant a security interest over the property and assets of the Company as security for its liabilities under the Investment Agreements. The Security Agreement will terminate upon the termination of the Securities Purchase Agreement, the Senior Secured Notes and any liabilities or indebtedness under the Investment Agreements.

10.6	A patent security agreement, dated 20 March 2006, entered into between the Company and Promethean, in its capacity as collateral agent for the Investors (the “Patent Security Agreement”), in terms of which the Company reaffirmed its prior grant of security under the Security Agreement of a continuing security interest in the Company’s entire right title and interest in and to the Company’s patents. The Patent Security Agreement incorporates the terms of the Senior Secured Notes, the Securities Purchase Agreement and the Security Agreement, hence it will terminate upon termination of the Securities Purchase Agreement, the Senior Secured Notes and any liabilities or indebtedness under the Investment Agreements.

10.7	A pledge agreement, dated 20 March 2006, entered into between the Company and Promethean as collateral agent for the Investors, (the “Pledge Agreement”) in terms of which the Company agreed to pledge to the Investors all of the capital stock and other equity interests and securities of any subsidiary entity whether owned at the date of the Pledge Agreement or acquired by the Company thereafter.

10.8	A registration rights agreement, dated 20 March 2006, entered into between the Company and the Investors pursuant to the Securities Purchase Agreement in terms of which the Company agreed to provide certain registration rights under the U.S. Securities Act 1933 in respect of Common Shares issued pursuant to the Senior Secured Notes, the Initial Warrants and/or the Repurchase Warrants issued pursuant to the SPA, and in the case of Repurchase Warrants, issued pursuant to the Senior Secured Notes.

10.9

A letter of engagement, dated 2 March 2006, entered between the Company and C. K. Cooper & Company, Inc. (“CKCC”) (the “CKCC Agreement”). CKCC was engaged to act as lead placement agent in the offering, issue and sale of the Company’s common stock, preferred stock, convertible debentures, debt or any other securities by the Company. The Company agreed to pay CKCC fees for its services as to a transaction fee of 6 per cent. of the aggregate gross proceeds received or to be received by the Company from the sale of any of its securities in any transaction and a warrant exercise fee of two per cent. of any proceeds received by the Company as a result of the exercise of warrants issued as part of any transaction during the term of the term of the CKCC Agreement. The CKCC Agreement terminated, in accordance with its terms on 30 April 2006. Alexander Montano is the president of and owns and controls CKCC, is the son of Daniel Montano, and was, at the time of the CKCC Agreement, a member of the Company’s Board of Directors. CKCC was paid a total of $• in connection with the loan notes sold pursuant to the Securities Purchase Agreement.

10.10	An amended and restated joint patent ownership and license agreement dated 23 May 2006 between (1) the Company and (2) Phage (together the “Parties”) (the “Amended Agreement”), amending and restating an agreement entered on 16 August 2004 and previously amended on 16 March 2006. Under the Amended Agreement:

(a)	Phage assigned the Company a 50 per cent. ownership interest in patents and patent applications currently held by Phage in the field of angiogenic or wound healing compositions (the “Field”);

(b)	all future patents and patent applications relating to the Field, developed jointly or individually, will be owned jointly and equally by the Parties; (patents referred to in (i) and (ii), collectively, the “Patents”);

(c)	the Parties licensed from one another exclusive rights to develop and commercialise products covered by the Patents with sublicense rights for the Company within the Field and for Phage outside the Field;

(d)	Phage will charge the Company in respect of technical development services for the development of Fibroblast Growth Factor (“FGF”), including commercial production if requested;

(e)	the Company will purchase FGF from Phage for 10 per cent. of the Company’s net sales price or pay Phage 6 per cent. on the net sales price if the Company elects to produce FGF from a third party;

(f)	termination shall occur on the expiration of the last to expire Patents;

(g)	the Parties indemnify each other in respect of negligence or omission, but neither provides warranties of any kind; and

(h)	the Company’s rights and obligations are subject to an agreement between (1) the Company and (2) Korea Biotechnology Development Co., Ltd (“KBDC”) (the “KBDC Agreement”), granting exclusive rights to the manufacture and marketing of certain products within the Field in the territories of Korea, China and Taiwan.

The KBDC Agreement referred to in 10.10(h), dated 15 December 2000, creates a technology and business right transfer of all the Company’s biotechnology products to KBDC for development and commercialisation through manufacture and marketing for a period of 99 years in respect of the territory of Korea, China and Taiwan. KBDC is prohibited from distributing products utilising the Company’s technology outside of the defined territories. KBDC shall own the Company’s technology, for the first 20 years of the KBDC Agreement, the Phage bio-manufacturing process will be entirely under the operational and management control of the Company or Phage. The KBDC Agreement may be terminated by the Company if such control is interfered with by anyone or any entity. In consideration KBDC agreed (a) to arrange the investment of $3,500,000 in the Company in 2000; (b) to pay a royalty of 10 per cent. of net revenues for the life of the KBDC Agreement and to pay all costs of regulatory approval in Korea for any products of the Company’s technology presented by the USA partner.

10.11	A lease dated 1 November 2005 between (1) the Company and (2) Howard Hughes Properties Limited Partnership (“HH”) (the “HH Lease”) pursuant to which the Company leased 7,190 square feet of office space from HH at 1635 Village Center Circle, Las Vegas, Nevada 89134 for a period of five years with an option to renew for an additional five years. The Company paid a deposit of $16,896.50 and the annual rent, payable monthly, is: (i) $202,758.00 in year 1 (ii) $208,869.50 in year 2 (iii) $215,124.80 in year 3 (iv) $221,595.80 in year 4 and (v) $228,210.60 in year 5, together with a proportion of operating expenses. The expiration date was extended to 28 February 2011 and the office space increased by 3,911 square feet, with a proportionate rent adjustment, following amendments dated 11 January 2006 and 29 August 2006, respectively. The Company must obtain contents and general liability insurance for a de minimis amount of $2 million and may assign or sublet its rights with HH’s consent.

10.12

A sublease agreement of November 2005 between (1) the Company and (2) Phage (the “Sublease”) pursuant to which the Company sublet 3,000 square feet of office space leased under the HH Lease to Phage, with Phage having an option to renew. The Company can terminate the Sublease on 30 days notice and rent payable by Phage represents a pro rata amount of the rent payable by the Company to HH, plus all operating expenses. Phage must obtain liability insurance for at least $2 million and must obtain the Company’s consent for any assignment or sublease.

10.13	A lease dated 7 August 2006, and amended on 1 September 2006, between (1) the Company and (2) BMR-628 Nancy Ridge Drive LLC (“BMR”), under which the Company leased 6,768 square feet of office space from BMR at 6828 Nancy Ridge Drive, San Diego, California from 1 September 2006 until 31 May 2013 with an option to extend for an additional five years. The Company paid a deposit of $57,804.84 and rent for the first year was $182,736.00, plus a proportion of operating expenses and a property management fee, payable monthly and subject to a four per cent. annual increase. Rent is not payable for six specified months of the term. The Company must obtain public liability insurance of at least $2 million and may only assign or sublet with BMR’s consent.

10.14	A lease guarantee dated 15 March 2006 between (1) the Company and (2) Phage (the “Guarantee”) pursuant to which the Company guaranteed full performance of Phage’s obligations under a lease dated 15 March 2006 between (1) Canta Rana Ranch LP (“Canta Rana”) (as Landlord), and (2) Phage (as tenant) in respect of premises at 6868 Nancy Ridge Drive, Suite 100, San Diego, California 92121 (the “Lease”). The Company has waived the defence of any statute of limitations affecting its liability under the Guarantee or the liability of Phage or an assignee of Phage’s interest under the Lease to the extent permitted by applicable law.

The Lease is for a period of seven years with an option to renew for a further five years. The monthly rent is $16,665.00, plus a proportion of operating expenses, subject to a four per cent. annual increase. The Guarantee may be terminated by the Company if Phage can produce a bank financial statement showing at least $5 million cash and provide an additional $72,000.00 as security in cash or a letter of credit issued by a bank acceptable to Canta Rana. Phage must obtain insurance covering all risks of physical loss, together with comprehensive or commercial general liability.

10.15

An indemnity and reimbursement agreement dated 15 March 2006 between (1) the Company and (2) Phage pursuant to which Phage agrees to indemnify and reimburse the Company in connection with the Guarantee and pay the Company a monthly fee representing 1/10th of one per cent. of the remaining aggregate amount of the minimum monthly rent payable under the Lease from 1 May 2006 to the expiration of the Lease.

10.16	An underwriting agreement dated 11 February 2005 entered into between (1) the Company and (2) First Dunbar Securities Corporation (“First Dunbar”) pursuant to which the Company agreed to issue to First Dunbar 1,500,000 shares of its Common Shares, an option to purchase up to an additional 225,000 Common Shares at a price of $9.30 per share and warrants to purchase 75,000 Common Shares for a purchase price of $0.001 per warrant. First Dunbar agreed to purchase the Common Shares at a price of $9.30 per Common Share and to offer them, together with Common Shares issued upon exercise of the option, for sale to the public. The Company and First Dunbar gave certain indemnities to each other in relation to statements made by each of them. In addition, the Company has given standard warranties relating to general compliance with applicable regulations and the Company’s affairs.

Upon the Company’s initial public offering on 11 February 2005, 1,725,000 Common Shares were sold at $10 per Common Share by First Dunbar pursuant to the underwriting agreement.

10.17	Relationship agreements dated 1 March 2007 with each of Dr. Stegmann and Daniel Montano, pursuant to which, conditionally on Admission, Dr Stegmann and Daniel Montano (each a “Significant Shareholder”) have each undertaken to exercise their respective powers to ensure that the Company will be capable of carrying on its business independently of the Significant Shareholders; and all transactions and relationships between the Company and the Significant Shareholders and/or parties related to the Significant Shareholders are at arm’s length and on a normal commercial basis.

10.18	An amendment agreement dated 15 February 2007 entered into between the Company and Dr. Stegmann amending the agreement entered into between the same parties, dated 16 August 2004 pursuant to which Dr. Stegmann granted to the Company an irrevocable exclusive perpetual right to use, incorporate, modify, add to, practice, and sell the results of clinical trials performed by Dr. Stegmann in the mid-1990s, as well as all proprietary intellectual property developed during the clinical trials in return for a royalty of one per cent of the Company’s net revenues from commercial sales of CardioVascu. Under the amendment agreement, Dr. Stegmann affirms that he has been under an obligation to assign all of his inventions relating to growth factors since at least 1 January 1999.

10.19	A license agreement dated 25 February 2007 entered into between the Company and Korea Biotechnology Development Company, Limited (“KBDC”). The License Agreement superseded an earlier agreement of December 15, 2000 between KBDC and the Company. At the time the Company entered in to the earlier agreement, Joong Ki Baik was a director of KBDC. Under the License Agreement, the Company has granted an exclusive license to two pending Korean patent applications and related trademarks, as well as to know-how and trade secrets related to the license field. The license grant is territorially limited to all of Korea, China, and Taiwan. The license is also limited to the field of any angiogenic or wound healing compositions and methods of use for which the Company has received marketing approval in the United States, Europe or Japan (including in particular, but without limitation, all FGF species, fragments, derivatives, and analogs thereof), and methods of making the approved angiogenic or wound healing compositions. The License Agreement further provides that any improvements, in the form of modifications to methods, processes, compositions or products within the license field, are the property of the Company, but shall be included within the license grant. KBDC will pay to the Company a royalty of ten per cent of the net selling price of the products developed and sold pursuant to the licence grant until the expiration or abandonment of the last of the licensed patents and thereafter a royalty of nine per cent.

11. Share Option Scheme

In July 2004 the Company adopted the CardioVascular BioTherapeutics, Inc Stock Option Plan (“Plan”, or the “2004 Stock Plan”). At the date of this document, options to employees and Directors over • Common Shares have been granted and remain outstanding under the 2004 Stock Plan, which represent • per cent. of the issued share capital of the company on Admission.

A summary of the terms of the Share Option Scheme is set out below:

Pursuant to the 2004 Stock Plan the Company is entitled to make awards of (a) incentive stock options (b) non-qualified stock options, (c) stock appreciation rights, and (d) restricted stock (“Restricted Stock”) to Directors, officers, employees of, or consultants and advisers to, the Company or any subsidiary or affiliate thereof (each a “Participant”).

The aggregate number of shares of Common Stock for which awards may be issued under the Plan is limited to 5,000,000. The aggregate number of Common Shares for which Restricted Stock may be issued is limited to 500,000. The total number of shares in respect of which an award may be made to any one participant in any calendar year was limited to 500,000 shares, in the case of employees, and 50,000 shares, in the case of non-employee Directors. The Plan is administered by the Board. Each award granted under the Plan is to be evidenced by an individual agreement.

Non-Qualified Stock Options (“NSOs”)

NSOs may be granted to any Participant and will expire on the earliest of (i) the date of forfeiture determined in the agreement; (ii) 10 years from the date of the award; (iii) three months after termination of employment (or retirement in the case of a non-employee director) other than for cause, death or disability, or immediately upon termination for cause; (iv) in the case of an employee-director, three months after the date the participant ceases to perform services; (v) 12 months following the Participant’s death or disability; or (vi) any other date specified upon grant of the NSO. The option price of each NSO will be not less than the fair market value of the Common Shares as at the award date. “Fair market value” is defined as the closing price for the Common Shares on that date or the next trading day on which actual sales occurred (as reported by NASDAQ or any securities exchange or automated quotation system of a registered securities association on which the Common Shares are then traded or quoted).

Incentive Stock Options (“ISOs”)

In accordance with the Plan, ISOs may be awarded to any employees and will expire on the earliest of (i) the date of forfeiture determined in the award agreement; (ii) 10 years from the date of the award; (iii) 3 months after termination of employment (other than for cause, death or disability, or immediately upon termination for cause); (iv) 12 months following the Participant’s death or disability; or (v) any other date specified upon grant of the ISO. The option price of each ISO, will be not less than the fair market value of the Common Shares as at the award date. In the event that an ISO is granted to a participant who immediately prior to the grant of the ISO beneficially owns 10 per cent. of the voting rights in the Company, the option price shall be not less than 110 per cent. of the fair market value as at the award date and the exercise period of such ISO shall not exceed 5 years from the award date.

Restricted Stock Awards (“RSAs”)

RSAs may be awarded to any Participant. Shares of Restricted Stock may not be transferred, pledged or otherwise encumbered prior to their vesting; and Certificates issued in respect of RSAs must bear a legend until such shares have vested.

Stock Appreciation Rights (“SARs”)

SARs may be awarded to any Participant. A SAR may relate to a NSO or ISO issued under the Plan. A SAR entitles the grantee the right to surrender the SAR, or an exercisable portion thereof, and receive from the Company in exchange such number of shares of Common Stock having an aggregate fair market value on the date of surrender equal to the product of (a) the fair market value of Common Shares on surrender over the fair market value of Common Stock on the date of award, and (b) the number of Common Stock subject to the SAR. The Company may be entitled to settle its obligation arising out of the exercise of a SAR by payment of cash equal to the fair market value of the Common Shares which the Participant would have been entitled to receive.

Vesting of Stock Options

Vesting of NSOs and ISOs made under the Plan takes place in accordance with the individual award agreements and, unless otherwise provided for in such agreements, any options that are not yet vested, or which became vested within the 6 month period ending on the date of termination of employment with or service to the Company, subsidiary or affiliate, are immediately and automatically terminated and forfeited.

Vesting of Restricted Stock and Stock Appreciation Rights made under the Plan is to be specified in the individual award agreement. Where the SAR or RSA is associated with an ISO or NSO, then the vesting provisions of the ISO or NSO shall apply to that SAR or RSA.

Effect of Change of Control

If within the 12 months following a change of control (that is (a) an acquisition of 50 per cent. of the voting rights in the Company or substantially all the assets of the Company; (b) a tender offer, and (c) the Board’s nominees for election as Directors immediately prior to a stockholders’ meeting for the purposes of a contest for election of Directors not constituting a majority of the Board following the election) a Participant is terminated without cause or the Participant resigns for good reason (meaning) (a) diminution in the Participant’s title, authority or duties; (b) reduction of compensation; and (c) relocation to a site more than 50 miles from location prior to change of control) then any award (other than a RSA) shall become fully vested and exercisable for 90 days following the Participant’s termination.

If a change of control results from a merger or asset sale where the Company is not the surviving entity and where the assumption or substitution of existing options is not provided for, the Participant will have the right to exercise all options for a period of 15 days from the date of a notice issued by the Committee notifying the proposed change of control transaction.

Amendment to 2004 Stock Plan

By unanimous written consent of the Board of Directors dated 28 February 2005, an amendment to the 2004 Stock Plan was approved and adopted with effect from 28 June 2005 containing provisions, inter alia, to the following effect:

(a)	That the option price in respect of NSOs shall not be less than 110 per cent. of the fair market value for owners of more than 10 per cent. of total voting power;

(b)	In respect of RSAs: the purchase price is to be determined by the Committee and must be no less than 85 per cent. (100 per cent. for those who beneficially own stock representing 10 per cent. or more of the voting rights in the Company) of the fair market value at the time of the purchase; and

(c)	The right to exercise an option shall vest at the rate of at least 20 per cent. per annum over 5 years from the date that the option is granted.

12. Taxation

United Kingdom Taxation

This section provides a general guide to the UK taxation treatment for certain categories of shareholder under current UK tax legislation and what is understood to be the practice of the UK Revenue Authorities at the date of this Document. It relates to certain limited aspects of the UK taxation position of shareholders who are the absolute beneficial owners of their Common Shares and who hold their Common Shares as an investment. This section does not deal with the position of certain classes of shareholder, including personal representatives, trustees, insurance companies, collective investment schemes, dealers in securities and persons connected with depository arrangements or clearance services. This section does not refer to taxation treatment in countries other than the UK.

Bearing in mind that the levels and basis of taxation can change and the value of a relief from taxation is dependent upon the circumstances of the taxpayer, such a general guide should not be construed as constituting taxation advice. Shareholders should consult a professional tax adviser in relation to UK taxation, or taxation in any jurisdiction other than the UK that may be relevant to them.

Enterprise Investment Scheme (EIS) Tax Reliefs

There will be no EIS or VCT tax reliefs applicable in respect of an investment in the Company.

Taxation of Dividends

UK taxation of UK resident or ordinarily resident shareholders

Individual shareholders

Individuals who are resident or ordinarily resident and domiciled in the UK for taxation purposes and who receive a dividend paid by the Company will be assessable on the dividend in the UK. The dividend will be included in such individual’s income when establishing their marginal rate of tax. If the individual is assessable to tax at the basic or lower rate of income tax, the dividend will be subject to tax at the rate of dividend income of 10 per cent. If the individual is assessable to tax at the higher rate of income tax, the dividend will be subject to tax at the rate of dividend income of 32.5 per cent. If the dividend income would take the individual over the basic rate threshold, the dividend will be taxable partly at 10 per cent. and the balance at 32.5 per cent.

If the individual is resident or ordinarily resident but not domiciled in the UK, the above tax treatment will only apply to dividends remitted to the UK.

Corporate shareholders

Corporate shareholders that are UK resident or ordinarily resident for taxation purposes and receive a dividend paid by the Company will be liable to UK corporation tax on the dividend. UK corporate shareholders may be entitled to claim a credit against the UK corporation tax payable on the dividend, for any withholding tax deducted at source. Additionally, dependent upon the size of their shareholding and their UK tax position, such corporate shareholders may be entitled to claim a credit for underlying tax paid by the Company.

Taxation of chargeable gains

UK Taxation on chargeable gains for UK resident or ordinarily resident shareholders

Shareholders who are resident or ordinarily resident in the UK for taxation purposes may be subject to UK taxation on chargeable gains with individuals and trustees liable to capital gains tax (“CGT”) and companies to corporation tax on the disposal of the Company’s shares. Liability to UK CGT will depend on, among other things, the individual circumstances of the shareholder (including, whether domiciled in the UK, the availability of exemptions, taper relief and allowable losses), the period of time for which the shareholder has held the shares and the form of consideration received.

For individuals and trustees, taper relief may be available to reduce the amount of a chargeable gain according to how long the asset has been held. This may, for example, reduce the rate of CGT for an individual who is a higher rate taxpayer who has held the shares for two complete years and those shares qualify as “business assets” to a rate of ten per cent. Companies and other corporate bodies are not entitled to taper relief.

Individuals and certain trusts have an overall annual exemption for capital gains tax for the first £8,500 of chargeable gains in the current tax year. Most settlements have an equivalent exemption of £4,250 in the current tax year.

If the individual is resident or ordinarily resident but not domiciled in the UK, the above tax treatment will only apply to capital gains remitted to the UK.

Indexation allowance, which increases the acquisition cost of an asset in line with the rise in the retail price index, is only available for corporate shareholders during the period of ownership of the shares.

Generally, losses realised on the disposal of assets may be set against other gains made during the tax year or carried forward and set against gains in future tax years.

Different tax treatment applies to persons who trade in securities.

Capital duty and stamp duty

UK stamp duty and stamp duty reserve tax

No UK stamp duty or stamp duty reserve tax is payable on the issue of shares by the Company or on the subsequent transfer of such shares.

United States Taxation

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of Ordinary Shares by a U.S. Holder (as defined below). The discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial and administrative interpretations thereof, and the Convention Between the Government of the United States and the Government of the United Kingdom of Great Britain and Northern Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital Gains (the “Treaty”), all as in effect on the date hereof. Each of the above are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The discussion is not a full discussion of all tax considerations that may be relevant to a U.S. Holder’s decision to purchase Ordinary Shares, and does not address state, local, foreign or other tax laws. Further, this summary does not address the U.S. federal estate, gift or alternative minimum tax consequences of the purchase, ownership and disposition of Ordinary Shares.

The discussion addresses only U.S. Holders that (i) are initial purchasers of Ordinary Shares pursuant to the Placing, (ii) will hold Ordinary Shares as capital assets within the meaning of Section 1221 of the Code and (iii) use the U.S. dollar as their functional currency. The discussion does not address the tax treatment of investors subject to special rules such as banks, broker-dealers, traders in securities that elect to mark-to-market, insurance companies, regulated investment companies, tax exempt entities, dual-resident taxpayers, non-U.S. Holders (as defined below), investors that own directly, indirectly or by attribution 10 per cent. or more of the Company’s voting shares, investors holding Ordinary Shares in connection with a permanent establishment in the United Kingdom, and investors holding Ordinary Shares as part of a hedging, straddle, conversion, constructive sale or similar transaction.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, U.S. HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS OFFERING MEMORANDUM IS NOT INTENDED OR WRITTEN BY US TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY U.S. HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON U.S. HOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE ISSUER AND THE UNDERWRITERS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) U.S. HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISER.

Prospective investors are urged to consult their tax advisers regarding the U.S. federal, state, local and foreign tax consequences to them of an investment in Ordinary Shares.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of Ordinary Shares that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation organised in or under the laws of the United States or a state thereof (including the District of Columbia), (iii) a trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person, or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source. If a partnership, or any other entity treated as a partnership for U.S. federal income tax purposes, holds Ordinary

Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding Ordinary Shares should consult its own tax advisers. A “non-U.S. Holder” is any person who is not a partnership and who is not a U.S. Holder.

(a)	Dividends

Subject to the discussion below under “Passive Foreign Investment Company Considerations”, the gross amount of distributions paid to U.S. Holders of Ordinary Shares will be treated as taxable dividend income to such U.S. Holders to the extent paid out of current or accumulated earnings and profits of the Company, as determined under U.S. federal income tax principles. Dividend income will be includable in the gross income of the U.S. Holder as ordinary income on the day actually or constructively received by the U.S. Holder and will not be eligible for the dividends-received deduction generally allowed to U.S. corporations.

To the extent that the amount of any distribution exceeds the Company’s current and accumulated earnings and profits for a taxable year (as so determined), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the Ordinary Shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognised by the U.S. Holder on a subsequent disposition of the Ordinary Shares) and the balance in excess of adjusted basis will be taxed as capital gain recognised on a deemed sale or exchange of the Ordinary Shares. The Company does not maintain calculations of its earnings and profits under U.S. federal income tax principles, and therefore U.S. Holders will generally be required to treat such distributions as taxable dividends.

“Qualified dividend income” received by individual U.S. Holders (as well as certain trusts and estates) before 2011 generally will be taxed at a preferential U.S. federal income tax rate (a maximum rate of 15 per cent.) provided certain conditions are met, including a minimum holding period requirement. For this purpose, dividends paid by the Company will be “qualified dividend income” provided that the Company is eligible with respect to substantially all of its income for the benefits of the Treaty (such eligibility being dependent among other things, on the aggregate number of the Company’s shares traded during the twelve month period ending on the day before the beginning of the relevant taxable year) and the Company is not considered during the year the dividend is paid, or in the preceding year, a “passive foreign investment company”, as described below. U.S. Holders are urged to consult their tax advisers regarding the availability of the preferential rate in their particular circumstances.

Dividends paid to U.S. Holders with respect to Ordinary Shares will be treated as foreign source passive income, or, in the case of certain U.S. Holders, “financial services income”, which may be relevant to U.S. Holders in calculating their foreign tax credit limitation. However, for taxable years beginning after December 31, 2006 dividends distributed by the Company to U.S. Holders would generally constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income”.

The amount of any dividend paid in sterling will equal the U.S. dollar value of the sterling received calculated by reference to the exchange rate in effect on the date the dividend is actually or constructively received by a U.S. Holder, regardless of whether the sterling is converted into U.S. dollars. If the sterling received as a dividend is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the sterling equal to its U.S. dollar value on the date of actual or constructive receipt. Any gain or loss realised by a U.S. Holder on a subsequent conversion or other disposition of the sterling will be treated as ordinary income or loss and generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

(b)	Sale or other Dispositions

Subject to the discussion below under “Passive Foreign Investment Company Considerations”, a U.S. Holder generally will recognise capital gain or loss on the sale or other disposition of the Ordinary Shares in an amount equal to the difference between the amount realised in such sale or disposition and the U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder has held (under U.S. federal income tax principles) the Ordinary Shares for more than one year and generally will be U.S. source income or loss for foreign tax credit purposes. If a U.S. Holder is an individual, long term capital gain from the sale, exchange or other disposition of Ordinary Shares is eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations.

A U.S. Holder that receives foreign currency upon the sale or other disposition of the Ordinary Shares generally will realise an amount equal to the U.S. dollar value of the foreign currency on the date of sale (or, if the shares are traded on an established securities market, in the case of cash basis taxpayers and electing accrual basis taxpayers, the settlement date). A U.S. Holder will have a tax basis in the foreign currency received equal to the U.S. dollar amount realised. Any gain or loss realised by a U.S. Holder on a subsequent conversion or other disposition of foreign currency will be ordinary income or loss and will generally be U.S. source income or loss for foreign tax credit purposes.

(c)	Passive Foreign Investment Company Considerations

The Company will be considered a passive foreign investment company (a “PFIC”) for any taxable year in which, after applying certain look-through rules, either at least 75 per cent. of its gross income is passive income, or at least 50 per cent. of the average value of all of its gross assets for the taxable year produce or are held for the production of passive income. For this purpose, passive income includes dividends, interest, royalties, rents, annuities and the excess of gain over losses from the disposition of assets which produce passive income. In determining whether the Company is a PFIC, the Company must take into account a pro rata portion of the income and assets of each corporation in which the Company owns, directly or indirectly, at least a 25 per cent. equity interest.

Based on current income, assets and activities, the Company believes that it is not currently a PFIC and it does not expect to become a PFIC as a result of the receipt or application of the proceeds of the Global Offer. However, the determination of whether the Company is or will be a PFIC must be made annually as of the close of each taxable year. There can be no assurances that the Company will not be considered to be a PFIC for any future taxable year. Whether the Company will be considered a PFIC will depend upon the source of its income and the relative value of its passive assets such as cash and its non-passive assets, including goodwill. The Company has substantial passive assets in the form of cash and will receive substantial proceeds from this offering. Furthermore, since the goodwill of a publicly traded corporation, such as the Company, is largely a function of the trading price of the shares, the valuation of that goodwill is subject to significant change throughout each year. Accordingly, it is possible that the Company may qualify as a PFIC in the future due to the amount of cash it retains after the offering, changes in the nature of its income or other assets, or as a result of a decrease in the trading price of its shares.

If the Company were treated as a PFIC for any year during which a U.S. Holder owns Ordinary Shares, the U.S. Holder would be subject to additional tax on any “excess distributions” received on the Ordinary Shares or gains realised on the disposition of the Ordinary Shares (regardless of whether the Company continued to be a PFIC). A U.S. Holder would have an excess distribution to the extent that distributions received on the Ordinary Shares during a taxable year exceed 125 per cent. of the average amount received during the three preceding taxable years (or, if shorter, the U.S. Holder’s holding period). A U.S. Holder may realise gain for this purpose not only through a sale or other disposition, but also by pledging the Ordinary Shares as security for a loan or entering into certain constructive disposition transactions. To compute the tax on an excess distribution or any gain,

(i)	the excess distribution or gain is allocated rateably over the U.S. Holder’s holding period,

(ii)	the amount allocated to the current taxable year and any year before the Company became a PFIC is taxed as ordinary income in the current year and

(iii)	the amount allocated to each previous taxable year for which the Company was a PFIC is taxed at the highest applicable marginal rate in effect for that year and an interest charge is imposed to recover the deemed benefit from the deferred payment of the tax attributable to each year.

These rules effectively prevent a U.S. Holder from treating gain on the Ordinary Shares as capital gain. Furthermore, in such case dividends paid by the Company would not be “qualified dividend income” and would be taxed at the higher rates applicable to other items of ordinary income received by individuals.

If the Company were treated as a PFIC, a U.S. Holder of Ordinary Shares could avoid certain of the adverse tax consequences just described (not including the ineligibility of dividends as qualified dividend income) by electing to treat the Company as a qualified electing fund (“QEF”). A U.S. Holder that makes a QEF election must include in income currently its pro rata portion of the Company’s income regardless of whether such income is distributed as dividends. However, the Company does not expect to provide U.S. Holders of its Ordinary Shares with the information needed to make a QEF election.

If the Company were treated as a PFIC, a U.S. Holder of Ordinary Shares also could avoid certain of the adverse tax consequences just described (not including the ineligibility of dividends as qualified dividend income) by electing to mark the shares to market annually. If a “mark-to-market” election were made, any gain from marking Ordinary Shares to market or from disposing of them would be ordinary income. A U.S.

Holder would recognise loss from marking Ordinary Shares to market, but only to the extent of its unreversed mark-to-market income. Loss from marking Ordinary Shares to market would be ordinary, but loss on disposing of them would be capital loss except to the extent of unreversed mark-to-market income. A U.S. Holder’s adjusted tax basis in its Ordinary Shares will be adjusted annually to reflect the amounts included or deducted with respect to the mark-to-market election. The Company believes that a mark-to-market election will be available provided the Ordinary Shares are regularly traded, but each U.S. Holder should ask its own tax adviser whether a mark-to-market election is available or desirable. A valid mark-to-market election cannot be revoked without the consent of the U.S. Internal Revenue Service (the “IRS”) unless the shares cease to be marketable.

U.S. Holders are urged to consult their personal tax adviser regarding the possibility of the Company being classified as a PFIC, the potential tax consequences arising from the ownership and disposition (directly or indirectly) of an interest in a PFIC and the availability of the mark-to- market election in respect of their Ordinary Shares in the Company.

(d)	Backup withholding and information reporting

Dividend payments made with respect to Ordinary Shares and proceeds received in connection with the sale or other disposition of Ordinary Shares may be subject to information reporting to the IRS and backup withholding. Backup withholding will not apply, however, if a U.S. Holder

(i)	is a corporation or comes within certain other exempt categories and, when required, demonstrates such fact or

(ii)	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable backup withholding rules.

Persons required to establish their exempt status generally must provide such certification on IRS Form W-9 or W-8 (as applicable). Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

13. Effects of U.S. Domicile

The Company is incorporated in the State of Delaware. There are a number of differences between the corporate structure of the Company and that of a public limited company incorporated in England under the Act. Whilst the Directors consider that it is appropriate to retain the majority of the usual features of a U.S. corporation, they intend to take certain actions, whenever practicable, to meet UK standard practice adopted by companies incorporated under English law and admitted to AIM. Set out below is a description of the principal differences and, where appropriate, the actions the Board intends to take.

13.1	Pre-emptive rights

Shareholders do not have pre-emption rights under Delaware or U.S. law over further issues of shares of the Company and the Company shall have no obligation to provide any pre-emptive rights to its Shareholders. Where circumstances permit, the Directors intend to consult with ZAI (for so long as it remains nominated adviser to the Company) each time the Company proposes to offer new shares of the Company for cash as to whether its Shareholders should be provided with the opportunity to participate in such offering on a pro rata basis (and where it would be customary for a company incorporated under English law and admitted to AIM to provide such a right).

13.2	Inapplicability of the City Code and Anti-Takeover Effects of the Certificate of Incorporation and Bylaws and Other Relevant Law

The Company is not subject to the City Code on Takeovers and Mergers (“City Code”) because its registered office and its place of central management is outside the UK, the Channel Islands and the Isle of Man. As a result, the protections which are afforded to shareholders under the City Code, for example in relation to a takeover of a company or certain stakeholding activities by shareholders, do not apply to the Company.

Furthermore, some provisions of the DGCL and the Certificate of Incorporation and Bylaws could make the following more difficult:

•	acquisition of the Company by means of a tender offer;

•	acquisition of the Company by means of a proxy contest or otherwise; or

•	removal of the Company’s incumbent officers and Directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Company’s Board. The Company believes that these provisions give its Board the flexibility to exercise its fiduciary duties in a manner consistent with the interests of the Company’s Shareholders.

•	Shareholder Meetings. Under the Bylaws, the Board of Directors, the chairman of the Board, the president, the chief financial officer, or the secretary may call special meetings of Shareholders. Only Shareholders owning a majority of the Company’s outstanding capital stock may request the secretary to call a special meeting.

•	Requirements for Advance Notification of Shareholder Nominations and Proposals. The Bylaws establish advance notice procedures with respect to Shareholder proposals and the nomination of candidates for election as Directors.

•	Delaware Law. The Company is subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested Shareholder” for a period of three years following the date the person became an interested Shareholder, unless the “business combination” or the transaction in which the person became an interested Shareholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested Shareholder. Generally, an “interested Shareholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested Shareholder status did own, 15 per cent. or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by Shareholders.

•	No Cumulative Voting. The Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of Directors.

•	Undesignated Preferred Stock. The authorisation of undesignated preferred stock makes it possible for the Board of Directors to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company.

The U.S. federal securities laws also regulate certain types of takeover activity, in particular, tender offers. Whether a formal tender offer has been commenced or not, certain provisions of the U.S. Williams Act require a person or a group of persons in the process of acquiring a substantial block of equity securities in a company to notify the SEC and the target company that they have made such acquisitions and to disclose, among other things, their intentions to control the target company. Under these provisions, one person (or a group) acquiring outstanding shares of a class of equity securities registered under the U.S. Exchange Act who thereby become the owner of five per cent. or more of the outstanding shares, must file a Schedule 13D giving details of this acquisition with the SEC and transmit a copy to the target company within 10 days of triggering the purchase.

In general, prior to commencement of a tender offer subject to Section 14(d) of the U.S. Williams Act, the bidder (tender offeror) must file a Schedule TO with the SEC, which must identify the bidder and set forth other information, such as the source of the bidder’s funds, the bidder’s purpose (including future plans) in making the tender offer and any securities of the target company previously acquired by the bidder. This information must also be disclosed to the target company’s shareholders. The rules permit a tender offer to be made without any prior announcement or notice.

The preceding discussion is qualified in its entirety by Section 14(d) of the U.S. Williams Act and the rules and regulations promulgated thereunder which prescribe specific filing and disclosure requirements and exceptions and exemptions therefrom. This is a complex area of the law with numerous requirements and exclusions depending upon the nature of tender offer and the facts and circumstances involved. Additionally, depending on the size of the tender offer transaction and nature of the parties involved, U.S. federal anti-trust statutes known as Hart-Scott-Rodino Antitrust Improvements Act of 1976 could be implicated.

14. Working Capital

The Directors are of the opinion that, having made due and careful enquiry, the working capital available to the Company will, taking into account the net proceeds from the Placing, be sufficient for its present requirements, that is, for at least the next twelve months from the date of Admission.

15. Litigation and Arbitration Proceedings

There have been no governmental, legal or arbitration proceedings in the 12 months prior to the date of this document (including any such proceedings which are pending or threatened or being brought by or against the Company of which the Company is aware) which are having, may have or have had in the recent past significant effects on the Company’s financial position or profitability.

16. General

16.1	ZAI has given and not withdrawn its written consent to the issue of this document including references to its name in the form and context in which they appear.

16.2	Baker Tilly have given and not withdrawn their written consent to the inclusion in this document of their reports in Parts III and IV of this document and to the references to them in the form and context in which they appear.

16.3	Save as disclosed in this document, there has been no significant change in the financial or trading position of the Company since 31 December 2006.

16.4	The Company is not aware of any environmental issues that may affect utilisation of the Company’s tangible fixed assets.

16.5	The estimated amount of the expenses of the Placing and Admission which are payable by the Company (including registration and London Stock Exchange fees, printing, advertising and distribution costs, professional fees and expenses and commissions) are estimated to be approximately £• (excluding VAT). After expenses, the Placing is expected to raise £1.09 million.

16.6	Save as disclosed in paragraphs 10 and 9.6 of this Part V, no person (excluding professional advisers otherwise disclosed in this document and trade suppliers and Knobbe Martens Olson & Bear LLP in respect of patent advice,) has:

16.6.1	received, directly or indirectly, from the Company within 12 months preceding the Company’s application for Admission; or

16.6.2	entered into contractual arrangements (not otherwise disclosed in this document) to receive, directly or indirectly, from the Company on or after Admission any of the following:

(a)	fees totalling £10,000 or more; or

(b)	securities in the Company with a value of £10,000 or more at the Placing Price; or

(c)	any other benefit with a value of £10,000 or more at the date of Admission.

16.7	The Company’s accounting reference date is 31 December.

16.8	The auditors of the Company for the period covered by the historical financial information contained in Part III of this document were Singer, Lewak Greenbaum & Goldstein, LLP whose address is at 10960 Wilshire Blvd., Suite 1100, Los Angeles, California 90024. Singer, Lewak Greenbaum & Goldstein, LLP are a member of the American Institute of Certified Public Accountants. They have not resigned, been removed or not been reappointed during the period covered by the financial information contained in Part III of this document.

17. Availability of Admission Document

Copies of this document will be available free of charge to the public at the offices of Zimmerman Adams International Limited at New Broad Street House, 35 New Broad Street, London EC2M 1NH, from the date of this document for a period of one month after Admission.

Dated [•] 2007

Printed by RR Donnelley, 33076